Exhibit 99.01

ACM Research (Shanghai), Inc.

(Building 4, No.1690 Cailun Road, China (Shanghai) Pilot Free Trade Zone)

Verification Report
in Response to Media Challenges Concerning the Initial Public Offering and Listing of Shares on the STAR Market
Sponsor (Lead Underwriter)
(No.689 Guangdong Road, Shanghai)

Shanghai Stock Exchange:
Having noted the short-sell report released on October 8, 2020 by J Capital Research USA LLC (“JCAP”) against ACM Research, Inc. (“ACMR”) as the controlling shareholder of ACM Research (Shanghai), Inc. (“ACMSH,” the “Company” or the “Issuer”), the Issuer has conducted self-inspection on the relevant challenges one by one, which has been verified by Haitong Securities Co., Ltd. (the “Sponsor”) accordingly. The Verification Report is hereby issued as follows for your kind review.
Unless otherwise stated, the abbreviations or terms used herein have the same meanings as those in the Prospectus of ACM Research (Shanghai), Inc. for an Initial Public Offering and Listing of Shares on the STAR Market (2020 Semi-annual Report Update Version).
8-4-1-1

Table of Contents
Preface - Background Analysis	3

Part A - Core Challenges in the Short-sell Report and the Responses thereto	14
1. Core Challenge 1: About Equipment Price	14
2. Core Challenge 2: About Gross Profit Margin	16
3. Core Challenge 3: About Agent	21
4. Core Challenge 4: About LIDA	32
5. Core Challenge 5: About NINEBELL	38

Part B - Other Challenges in the Short-sell Report and the Responses thereto	45
1. Other Challenge 1: About Fixed Assets	45
2. Other Challenge 2: About Guarantee and Bank Loan	50
3. Other Challenge 3: About Inventory	57
4. Other Challenge 4: About Deposits Received	61
5. Other Challenge 5: About Liabilities	66
6. Other Challenge 6: About Hanwool	69
7. Other Challenge 7: About Sales Differences	72
8. Other Challenge 8: About R&D Expenses	76
9. Other Challenge 9: About VAT	82
10. Other Challenge 10: About the False Declaration of Goods Imported through Pudong Airport	85
11. Other Challenge 11: About Overseas Procurement	87
12. Other Challenge 12: About Sales Quantity of Electroplating Equipment	89
13. Other Challenge 13: About Supplier	92
14. Other Challenge 14: About Machines Bearing the Ultra Trademark on Premises at NINEBELL	94
15. Other Challenge 15: About Warranty Fee	96
16. Other Challenge 16: About ACMR’s Information Disclosure on Agent	98
17. Other Challenge 17: About Other Challenges	101
18. Other Comments in the Short-sell Report	105

Part C – General Opinion of the Sponsor	112

8-4-1-2

Preface - Background Analysis

I. Basic Information on the Short Selling Event

On October 8, 2020, short-seller JCAP released a report entitled “Dirty business” (“Short-sell Report”) on ACMR through its website involving challenges against the gross profit margin, revenue and agents, etc., of ACMSH. Although no unusual change was reflected in the price of shares of ACMR, HUI WANG, the chairman of ACMR, responded to the Short-sell Report through relevant media reports in short order to clarify the relevant facts, and protect the interests of minority investors.

Meanwhile, ACMR promptly organized an intermediary team to inspect each of the challenges in the Short-sell Report, and analyzed the arguments and logic thereof comprehensively.

After inspection, ACMSH holds that:

1. There are many misstatements of facts and some contradictory opinions in the Short-sell Report that could mislead investors in ACMR;

2. The Company reserves the right to hold JCAP liable according to law through legal channels to safeguard the interests of the Company and its shareholders;

3. ACMR will provide clarity on the disinformation in the Short-sell Report through relevant media.

The shares of ACMR closed at USD84.40 as of November 13, 2020, and at USD70.79 on October 8, 2020, the date of the Short-sell Report, during which the share price of ACMR was stable.

The Short-sell Report has apparently had no adverse effect on the share price of ACMR. We believe the performance of ACMR’s stock reflects the investors’ support for ACMR, and their attitude, with practical actions, against the misinformation in the Short-sell Report.

In addition, Nomura Securities, a well-known international investment bank, issued a research report on October 15, 2020 pointing out that many of JCAP’s challenges may be incorrect or have no evidence, taking the view that the Short-sell Report could mislead investors, while maintaining a “Buy” rating on ACMR shares. Stifel Financial Corp., a research institution, also believes that technology differentiation can affect gross margins, and that ACMR’s cleaning technology is more competitive with the likes of Lam Research Corporation (“Lam”), Tokyo Electron Ltd. (“TEL”), Applied Materials, Inc. (“Applied Materials”), and Hitachi, strongly noting their support for ACMR with a “Buy” rating. None of the 9 global brokerage firms that published research reports on ACMR suggested in their reports that they believed ACMR had conducted illegal activities or misrepresented financial data.

Generally speaking, most of the institutions appear optimistic about the future market valuation of ACMR, whether from its own leading technical advantages or the context of the industry development.

8-4-1-3

II. There are many misstatements and misleading information in the Short-sell Report as to the facts.

1. Factual misstatement 1: Mistakenly taking the return on sales of TEL’s semiconductor equipment department as its gross profit margin, and comparing it with the gross profit margin of the Issuer to conclude that the gross profit margin of ACMR is at a higher level, thus misleading investors.

2. Factual misstatement 2: Mistakenly using the annual revenue of KINGSEMI in 2016 to conclude that “KINGSEMI derives just 1% of revenue from cleaning equipment” as to the description of KINGSEMI’s product structure, while according to KINGSEMI’s prospectus, its revenue on cleaning equipment from January to June in 2019 has reached 30.98%, thus misleading investors.

3. Factual misstatement 3: Mistakenly taking the packaging and delivery workshop of NINEBELL (supplier) as its product assembly workshop to determine that its production has no technical content, thus misleading investors.

The photograph below, which the Short-sell Report describes as depicting NINEBELL’s product assembly workshop, actually shows NINEBELL’s packaging and delivery workshop.	The photograph below shows NINEBELL’S actual product assembly workshop.

4. Factual misstatement 4: Mistakenly taking the linear motor purchased by NINEBELL (supplier) from Yaskawa as the main component robotic arm of the Issuer to conclude that NINEBELL never produced robotic arms, thus misleading investors.

8-4-1-4

JCAP uses this photograph to support its allegation that NINEBELL directly procures robotic arms from Yaskawa.

The readily apparent name “Linear Sigma Series” on the box demonstrates, however, that the box contains a linear motor, not a robotic arm, from Yaskawa. The linear motor is a component of the robotic arm produced by NINEBELL.

III. There are contradictions in the Short-sell Report.

The Short-sell Report on one hand alleges that the Company falsely increased its revenue and profit (e.g. Core Challenge 1: About Equipment Price and Core Challenge 2: About Gross Profit Margin), but on the other hand alleges the Company transferred or concealed revenue and profit (e.g. Core Challenge 3: About Agent and Other Challenge 12: About Sales Volume of Electroplating Equipment), with inherent contradictions between each other.

IV. JCAP, the party releasing the Short-sell Report, makes no warranty as to the information of the Short-sell Report, nor does it make any representation on the accuracy, timeliness or completeness of the information therein.

It is specified in the section under the heading “Term of Service” in the Short-sell Report that “as of the publication date of our reports and research, J Capital Research USA LLC may benefit from short positions a client has in all stocks (and/or options, swaps, and other derivatives related to the stock) and bonds covered herein, and therefore stands to realize significant gains in the event that the price of either declines....Such information is presented “as is,” without warranty of any kind, whether express or implied. J Capital Research USA LLC makes no representation, express or implied, as to the accuracy, timeliness, or completeness of any such information or with regard to the results to be obtained from its use.”

V. Overview of the Short Seller JCAP

The following is from JCAP’s website: “J Capital Research is an American company that publishes highly scrutinized public company research reports based on in-depth and field preliminary researches. The founders are Anne Stevenson Yang and Tim Murray. Anne has lived in China for 25 years and Tim has lived in China for 18 years, mainly engaged in media, science and technology. They founded J Capital in 2010. ”

According to the article entitled “Corruption is incentive plus stupidity,” published in August 2020 by Global Capital, “J Capital’s expertise lies in particular in uncovering details via primary research of Chinese companies listed in North America or Europe, or alternatively international companies that are growing rapidly in China.” The above article quotes the view of JCAP founder Anne Stevenson-Yang: “I would challenge anybody to name a company, whether Chinese domiciled or foreign domiciled, that gets more than 30% of its revenue from China that does not have some level of corruption.”

8-4-1-5

Based on information obtained from JCAP’s website, since 2017 JCAP has issued comprehensive negative reports on the following 16 listed companies with specific information as below:

Company	Stock Code	Whether it is operated in China	Date of JCAP’s report	Stock price on the report date	Stock reaction after the report	Stock price on Nov. 20, 2020
Northern Dynasty Minerals Ltd.	NAK	No	Sep. 9, 2020	USD1.06	7.07%	USD0.90
STAAR Surgical Company	STAA	Yes	Aug. 11, 2020	USD48.25	-6.16%	USD82.14
Ideanomics, Inc.	IDEX	Yes	Jun. 25, 2020	USD2.44	-21.04%	USD1.53
NOVAGOLD RESOURCES INC.	NG	No	May 28, 2020	USD9.71	-8.83%	USD10.54
GDS Holdings Limited	GDS	Yes	Mar. 26, 2019	USD56.09	-1.67%	USD87.83
Enphase Energy, Inc.	ENPH	No	Oct. 25, 2019	USD24.55	5.77%	USD131.22
WiseTech Global Ltd.	WTC.AX	Yes	Oct. 16, 2019	AUD30.00	-10.18%	AUD30.63
BeiGene, Ltd.	BGNE	Yes	Sep. 5, 2019	USD131.03	-6.78%	USD284.46
A.O. Smith Corporation	AOS	Yes	May 16, 2019	USD45.12	-6.27%	USD55.91
Uxin Limited	UXIN	Yes	Apr. 16, 2019	USD1.95	-36.07%	USD1.22
Fanhua Inc.	FANH	Yes	Jan. 17, 2019	USD20.10	-12.42%	USD14.43
China Customer Relations Centers, Inc.	CCRC	Yes	Jan. 14, 2018	USD12.39	4.29%	USD4.98
Sorrento Therapeutics, Inc.	SRNE	Yes	Mar. 27, 2018	USD4.60	-26.98%	USD7.73
Remark Holdings, Inc.	MARK	Yes	Feb. 6, 2018	USD6.95	-24.86%	USD1.18
IP Group plc	IPO	Yes	Dec. 14, 2017	GBP145.00	-0.17%	GBP83.60
Harvey Norman Holdings Limited	HVN	No	Apr. 4, 2017	USD4.27	-1.77%	4.61

Source: JCAP and Yahoo Finance

Up to now, to our knowledge, none of the above-mentioned 16 companies has formally been accused of illegal activities, or has been asked to restate their financial position.

Among the 16 companies mentioned above, NOVAGOLD RESOURCES INC. filed a lawsuit on July 7, 2020, accusing JCAP of defamation. In such lawsuit it is pointed out that on May 28, 2020, JCAP released a “report” on NOVAGOLD RESOURCES INC. containing false and misleading statements, which was considered by NOVAGOLD RESOURCES, INC. as a “short sale and distortion” attack. At present, the lawsuit is still in its early stage, the judgment of which, according to U.S. legal counsel, is expected to take at least 9 months before it can be made. ACMR is monitoring the progress of the lawsuit and may consider protecting its legitimate rights and interests through legal channels.

8-4-1-6

Index of Verification in Response to the Short-sell Report

No.	Challenge	Short- sell Report Page Number	Response to the Challenge
1	ACMR is borrowing at high rates of interest, and the company is pushing to IPO substantially all the company assets in Shanghai in order to raise cash. This will significantly dilute U.S. investors.	2	Other Challenge 17: About Other Challenges
2
The team around ACMR is better known for stock promotion than for management. The former ACMR CFO, Xu Min, who left soon after the IPO to join China Online Education Group, was previously CFO of well-known fraud UTStarcom.1 Before that, Xu was a research analyst at Roth covering cleantech. Lisa Yilu Feng, CFO of the China subsidiary, formerly worked at Lumenis, an Israeli company at which two top executives were charged with revenue accounting fraud to inflate sales.

The company’s auditor is Daniel Ho of BDO Shu Lun Pan. He has audited other companies widely regarded as frauds such as Orient Paper, now a penny stock trading as IT Tech, and Origin Agritech (SEED).
		3-4	Other Challenge 17: About Other Challenges
3
Hyped

We think ACMR overstates the price of many of its machines by about 20%. The actual costs, revenue, and profit are hidden when the company diverts revenue from over 90% of sales to five on-paper-only companies. The company reports an average price of $3.6 mln for its single-wafer cleaning machines, while we estimate $2.8 mln per machine. One of the very few customers that did not go through a sales agency in 20194 told us within a narrow range what the company had paid for two wafer-cleaning machines purchased in 2019. ACMR disclosures show prices 15-22% higher than this customer reported to us.
		4	Core Challenge 1: About Equipment Price
4
Grossly overstated margins

Not only is revenue overstated, but we have a mountain of evidence showing inflated profits.

We believe that Screen Holdings, which commands roughly 40% of the world market for wafer-cleaning equipment, is the company most directly comparable to ACMR. Screen owns more technology and more manufacturing equipment. Screen reports gross margins of 23.7%.

Screen (DNS) is 26x the size of ACMR and has more equipment and technology. It also has 40% of the world market in the same product category. So why are ACMR’s gross margins double?
		4-5	Core Challenge 2: About Gross Profit Margin

8-4-1-7

5
Building stuff without equipment

The true nature of ACMR’s business is readily available for investors to see in the company’s disclosures. ACMR has virtually no capital equipment. So-called “manufacturing equipment” at cost on the balance sheet in Q2 2020 amounted to $3.9 mln. This equipment was actually reduced in 2019 when production was supposed to “ramp.” The value of office equipment added since the start of 2019 greatly exceeds the value of added manufacturing equipment. The company opened a new factory in 2018, yet the amount spent on construction in progress during 2017 and 2018 is negligible, and the depreciated PPE machinery values clearly show older machinery, not brand new and still barely depreciated capital assets. By far the most valuable piece of equipment in the factory is for testing, not production.

How do you build high-tech machines with $3.9 mln in manufacturing equipment at cost?

ACMR is building a new, 1 mln square foot production and R&D base in the Lingang park in Shanghai. Only 11% of the roughly $127 mln being invested is for “equipment and software investment,” while a staggering 31%, or $40.9 mln, is for “raw materials for trial production.”7 We question why the company needs to capitalize such large amounts of otherwise inventory costs for “trial” production when it already has an apparently established production process.

ACMR is spending nearly 3x as much on “materials for trial production” in the new facility as on manufacturing equipment and software.
		5-8	Other Challenge 1: About Fixed Assets
6	Wafer-cleaning technology is a mature and low-margin area, and ACMR has opted to be a provider of complete equipment sets rather than a technological innovator. Single-wafer cleaning technology: “is actually the simplest part of the industry and the equipment is so simple,” an industry expert told us in a phone call. “And so low tech that Applied, Lam, Tokyo Electron don’t bother with it because it’s low tech. The technology really hasn’t changed a hell of a lot in 40 years.”	8	Other Comments in the Short-sell Report
7
We find this puzzling: why does ACMR require a guarantee from its CEO for some $25 mln in loans, when the company in Q2 had $86.4 mln in cash? If ACMR prefers not to use its cash, why not collateralize offshore dollars for Renminbi? Moreover, these loans are clearly labelled as lines of credit, not long-term loans for past capital expenditure, for example. With all that cash in the bank, why does the company need “lines of credit”, 13 of them?

Cash is missing in the STAR IPO company accounts vs the U.S. GAAP accounts.

That gap may be explained by cash in the Caymans company that belongs to the U.S.-listed entity. But we question why the cash is there when the company is taking out large short-term lines of credit on mainland China and whether the balance can be properly audited in the Caymans.
		8-11	Other Challenge 2: About Guarantee and Bank Loan

8-4-1-8

We suspect that a chunk of cash may be missing from the STAR IPO group.

We suspect that a chunk of cash may be missing from the STAR IPO group. The IPO group includes in its account cash deposited overseas:

The Shanghai company has most of the sales and COGS. The Hong Kong company exists as a convenience for processing payments in U.S. dollars; its net income should be moved promptly to the Shanghai accounts. But the Shanghai company shows negative operating cash flows, while the consolidated STAR IPO group shows big positive operating cash flows. That difference indicates that a lot of cash is circulating offshore with very little apparent COGS. If the cash is really there at all.

8
Inventory

There is a large mismatch between what clients have told us and what ACMR reports. ACMR claims nearly $20 mln in inventory of delivered machines—meaning completed machines that have not been paid for and are sitting on customer premises. This is an astonishing 45% of total inventory.

But most clients say they pay for 90% of their orders by the time of delivery and the balance within 30 days of receiving the machine. ACMR employees tell us they ship machines as soon as they are assembled. There is no room for inventory of completed goods. We believe that the $19.6 mln in finished-goods inventory reported by the company is an invention.
		12	Other Challenge 3: About Inventory
9	Warranty We estimate the gap between cash outflow for parts and inflow under “other” income at roughly $11 mln. This may be under-reported warranty or out-of-warranty service repair expense.	13	Other Challenge 15: About Warranty Fee
10
Unreported customer deposits

We have found disparities between the company's disclosures and our interview evidence of customer deposits. Only one customer, SK Hynix, reported the same terms as the company reported. All small customers reported paying 30-40% on ordering.

According to the company, some of these machines are “demo” models, also customized which reduces the potential for resale. But every customer we spoke with except one reported the same payment terms: 30% downpayment on placing the order, 60% when the order is shipped, and 10% when the client tests and accepts the equipment.

Advances from customers were $8.42 mln at end 2018 when full year revenue was $74.64 mln. By end Q2 2020, advances from customers were $8.78 mln, yet annualized Q2 2020 revenue was $156.2 mln (4 x $39.05 mln).

Revenue has basically doubled, while advances from customers have stayed flat. Customer deposits should at least match the momentum in business activity
		13-15	Other Challenge 4: About Deposits Received

8-4-1-9

11
Magically appearing liability

In Q2 2020, ACMR reported a financial liability of $15.1 mln, which essentially appeared out of nowhere. Creating a new liability helps the company work off fake assets.

The liability had arisen out of a complicated series of back-and-forth transactions between AMCR in the U.S. and ACMR Shanghai. The Shanghai company had received $2.98 mln for warrants issued to an employee owned company—and had lent that company the money to buy the warrants. ACMR Shanghai passed the obligation to U.S. shareholders then upvalued it to $15.1 mln. Presto, U.S. shareholders lose $15.1 mln in assets.
		15	Other Challenge 5: About Liabilities
12
We went back to procurement managers at the largest customers, and three agreed to detailed interviews. None of the three had heard of the agents that ACMR reported were responsible for their sales. The customers we spoke with are some of the largest and together represent the majority of disclosed sales.
		15-17	Core Challenge 3: About Agent
13	At least three of these agents are related parties whose relationship has not been disclosed to U.S. investors. Lida is responsible for 41% of ACMR 2019 sales and is owned by an undisclosed related party. The ¥15.26 mln commission that ACMR reported paying to Lida in 2019 represented 45% of Lida’s income.10 These facts are disclosed to the Chinese regulator in response to questions about the draft registration document. But the English-language 8K fails to mention these things.	18	Other Challenge 16: About ACMR’s Information Disclosure on Agent
14
ACMR makes the ridiculous claim that Wang’s company, Shengyi Semiconductor Technology (Wuxi) Co., Ltd., sells them filters—a commodity product that is super abundant in China—for 62% less than competitors.

Lida is currently a Hong Kong-registered company. Prior to 2018, the company was registered in the U.K. Wang Beiyi owned one-thirds of the equity, and the other third belonged to someone with the same name as ACMR’s sales director, Liu Zheng.

We think Lida Technology is skimming money from ACMR by booking some of the sales on its own account instead of giving the revenue to ACMR.

We interviewed several people involved with building and selling ACMR’s electroplating devices, which are all sold by Lida. The interviewees gave us a clear count of how many the company had produced in 2015-2019.
		18-21	Core Challenge 4: About LIDA

8-4-1-10

15	ACMR reported making far fewer electroplating machines indicated in interviews with two former executives with direct knowledge of the electroplating operation.	21	Other Challenge 12: About Sales Quantity of Electroplating Equipment
16	“Hanwool, which ACMR claims is “not dependent” on the company.”	22	Other Challenge 6: About Hanwool
17	Related party B: Hanwool The head of Hanwool Scientific, agent for sales to SK Hynix, has simultaneously headed ACM Korea since 2017, according to his LinkedIn profile. ACMR discloses that its Korean subsidiary has hired all the Hanwool staff—but the Hanwool account remain separate. On page 8-1-118 of its “first response” to the Chinese regulator, on August 11, 2020, the company says: “Currently, the Hanwool Scientific Co. Ltd. team has already joined ACM Korea.” Hanwool is always paired in the company’s sales disclosures with TJM Partners Ltd., which we think is also a related party.	22	Other Challenge 6: About Hanwool
18	We have interviewed several current and former executives of SK Hynix. They told us that the company inventory lists three more machines than ACMR has disclosed selling.	23	Other Challenge 7: About Sales Differences
19	ACMR’s key supplier in Korea, NINEBELL Co. Ltd. stores finished inventory for ACMR. When our investigator visited NINEBELL, on premises were ACMR machines bearing the Ultra trademark. NINEBELL is disclosed as a supplier to ACMR, not a sales agent; the fact that machines are on premises at NINEBELL indicates that they are being sold by a third party.	23	Other Challenge 14: About Machines Bearing the Ultra Trademark on Premises at NINEBELL
20	Customer-Reported Sales vs Company-Reported Sales	24	Other Challenge 7: About Sales Differences
21	TJM PARTNERS LTD.：A Korean company established in 2004 by Mok Jung Lai, who is also a principal of HJS Eng, a co-patent holder for many of the ACMR and Nomura patents. The company always works with Hanwool and does not appear to have separate operations.	26	Other Challenge 6: About Hanwool
22	Acting as own “agent” Yangtze Memory and Huahong were both customers and end customers. In other words, Yangtze Memory and Huahong were collecting hefty commissions on selling to themselves.	27	Other Challenge 7: About Sales Differences

8-4-1-11

23	Gap between sales to customers and to the same “final” customers (mln USD)	27	Other Challenge 7: About Sales Differences
24	We think most of the $12.9 mln spent on R&D is actually a cost of goods sold. Our interviews indicate that a big chunk of R&D activity consists of customizing and building machines for sale.	29	Other Challenge 8: About R&D Expenses
25	In the itemized tax-payable table of ACMR’s disclosures, there is no disclosed Value-Added Tax (VAT) payable: this is highly unusual and in fact almost impossible for an equipment maker. We think the company improperly claims tax exemptions by reporting that parts are imported as part of its capital investment and for R&D when really these are raw materials for operational production.	30	Other Challenge 9: About VAT
26
We think the company improperly claims tax exemptions by reporting that parts are imported as part of its capital investment and for R&D when really these are raw materials for operational production. A supplier told us he believes the CEO, David Wang, may hand-carry some of the components to China. This would seem too petty a means for evading taxes, but there is evidence from the disclosures that it is true. ACMR had to pay a fine on October 9, 2019 for a false declaration at the Shanghai Pudong International Airport, where ACMR staff apparently carried parts “used for power of silicon chip cleaning machine.”17 Procuring inventory via staff air luggage is not sustainable for a publicly listed company that claims to be expanding operations.”
		30-31	Other Challenge 10: About the False Declaration of Goods Imported through Pudong Airport
27	A former longtime R&D employee of ACMR told us that when he joined the company, “I felt there was no technological content in their product. A components supplier who has known ACMR for a decade told us: “They don’t have much in way of R&D, a lab, manufacturing. It’s an assembly operation.	32	Other Comments in the Short-sell Report
28	We have spoken with a half dozen production workers at ACMR’s Shanghai plant, with more than a dozen suppliers, and with customers. We have concluded that ACMR purchases valuable parts from third parties and performs a low-value assembly operation that principally entails connecting tubes (the machine “plumbing”) and electrical circuits and then testing the machines. That is contrary to the bull case on ACMR: company presentations constantly stress “differentiated megasonic technology” and “proprietary technology.”	32	Other Comments in the Short-sell Report
29
A longtime ACMR sales executive told us customers identify products by searching images online. The company does not have a Chinese-language website, and a he told us that to find products, we should search Baidu. “That’s what I do. I search with the term ‘ACM Research semiconductor.’” Clients provide ACMR with specifications, and ACMR builds the machine to order, with assembly taking about two weeks and testing taking another two weeks.

By speaking with the suppliers, we learned that most of them sell to small factories that pre-assemble portions of the machines. The ACMR staff then connect up the plumbing and electrical circuits at the company’s factory in Shanghai and on customer premises.
		33	Other Comments in the Short-sell Report

8-4-1-12

30	ACMR in California is the company’s largest supplier, purchasing “valves, contacts, etc.” in the United States and shipping them to China. This channel is rife with opportunity for hiding costs. Before 2019, ACMR was both a supplier and a “customer” for ACMR in China. That simply obscures the transaction chain for auditors.	33	Other Comments in the Short-sell Report
31
We visited the ACMR office in California. The company reports five staff there. No one was on premises between 3:30 and 5 in the afternoon on a Wednesday. The company reports it pays $3,600 per month for the space; neighbors with similar spaces told us they paid from $1,400-$1,700. The amount, if overstated, is immaterial. But over months of looking at this company, we have come to feel that every number it publishes is inflated.
		33-34	Other Challenge 17: About Other Challenges
32
We have evidence that NINEBELL is buying the robotic arms it sells to ACMR from a Japanese supplier. Curiously, with $8.9 mln in purchases, ACMR could not have obtained even half of its robotic arm assemblies from NINEBELL. We learned in a lengthy interview that the assemblies cost about $650,000. At this price, the 2019 value of procurement would have paid for 14 robotic arms at most, while the company used at least 32.

But our investigator visited Ninebell in the Seongnam suburb of Seoul and found that the company was buying robotic arms from the Japanese company Yaskawa.
		35-37	Core Challenge 5: About NINEBELL
33	ACMR discloses that the U.S. company purchases parts and ships them to China. However, U.S. bills of lading show no exports by ACMR. Because the volume of manufacturing is small—about 25 machines per year—and the most valuable parts relatively small, the parts could be carried into China, thus avoiding import tariffs.	38	Other Challenge 11: About Overseas Procurement
34	Our interviews with suppliers show a disparity with company representations.	38-39	Other Challenge 13: About Supplier
35	The company is pushing to IPO substantially all the company assets in Shanghai in order to raise cash	41	Other Challenge 17: About Other Challenges
36
Customers on the U.S. blacklist

On September 8, shares of ACMR fell by 30% based on a rumor that the U.S. Department of Commerce would blacklist a key customer, Semiconductor Manufacturing International (SMIC). Shares in SMIC had closed down 23% in Hong Kong on September 4, following reports that the U.S. might blacklist the company.21 Being added to the U.S. “entity list” would mean that U.S. companies would need a special license to do business with SMIC. SMIC is currently on a S&P BBB- rating, just above junk bond level. Shares have come back, but we believe based on conversations with U.S. government sources that SMIC will ultimately be blacklisted. We think there is a possibility that all of ACMR’s Chinese customers—about 80% of sales, if SK Hynix is reclassified as Korean—will come under U.S. sanctions. Selling low-quality equipment for discount prices, ACMR is able to penetrate independent Chinese fabs that earn government subsidies for buying “domestic.” But ACMR will not penetrate companies like Intel and TSMC, which require reliability and a track record. That means that the ACMR market is much more vulnerable to U.S. sanctions than are peers.
		42	Other Comments in the Short-sell Report

8-4-1-13

Part A - Core Challenges in the Short-sell Report and the Responses thereto

1. Core Challenge 1: About Equipment Price ( Index of Verification in Response to the Short-sell Report, No.3)

Challenge in the Short-sell Report (Short-sell Report, p.4):

“Hyped. We think ACMR overstates the price of many of its machines by about 20%. The actual costs, revenue, and profit are hidden when the company diverts revenue from over 90% of sales to five on-paper-only companies. The company reports an average price of $3.6 mln for its single-wafer cleaning equipment, while we estimate $2.8 mln per machine. One of the very few customers that did not go through a sales agency in 2019 told us within a narrow range what the company had paid for two wafer-cleaning machines purchased in 2019. ACMR disclosures show prices 15-22% higher than this customer reported to us.”

Response:

I. Clarification by the Issuer

The Company’s product sales price was accurately disclosed. The details of equipment sales within the Reporting Period has been disclosed in “Q14.3” of the Reply to the Letter of First Round Review-related Inquiries, and the average price of products has been disclosed in “Section VI. III. (I) Output and Sales of Main Products” in the Prospectus by the Company. During the Reporting Period, the Issuer recognized revenue according to the amount of sales orders entered into with its customers in accordance with its revenue recognition policy and the relevant requirements of China’s accounting standards for business enterprises.

In 2019, the sales of the single-wafer cleaning equipment of the Issuer were as follows:

Item	Revenue (RMB10,000)	Quantity (Set)	Average Price (RMB10,000)	Average Price (USD10,000)
Single-wafer cleaning equipment	55,099.52	22	2,504.52	362.97
Including: 4 chambers	3,173.31	3	1,057.77	153.30
8 chambers	13,451.24	6	2,241.87	324.91
12 chambers	32,304.78	11	2,936.80	425.62
8-chamber back cleaning equipment	6,170.19	2	3,085.10	447.12

The semiconductor equipment sold by the Issuer needs to be customized according to the specific requirements of customers. Due to large differences in equipment specifications, configuration, applicable technical nodes and customers’ bargaining power, the unit price of the equipment varies greatly. For example: the single-wafer cleaning equipment can adopt SAPS or TEBO technology or back cleaning technology to match different wafer types; the number of its process chambers can be 4, 8, 12, etc., up to 18, and the number of wafers that can be concurrently cleaned by a single cleaner is quite different; the process nodes applicable to the equipment can be 45nm, 28nm or less; and the unit price of single-wafer cleaning equipment varies widely.

8-4-1-14

The Short-sell Report states that the unit price of the single-wafer cleaning equipment sold by the Issuer in 2019 was USD2.8 million. The Short-sell Report does not disclose the source of the statement, but the Company suspects the referenced unit price may refer to equipment sold by the Issuer to Semiconductor Manufacturing South China Corporation (“SMSC”). Following negotiation between the Issuer and SMSC as to the selling price, SMSC intended to procure two sets of single-wafer cleaning equipment, totaling USD6 million, as detailed below:

Type	Equipment Model	Quantity (Set)	Contract Price (USD10,000)	Arrival Date
Single-wafer cleaning equipment	Ultra C378 (8-Chamber)	1	280.00	Apr. 25, 2019
Single-wafer cleaning equipment	Ultra C348 (8-Chamber)	1	320.00	Jul. 1, 2020

Note: The above two sets of equipment have a different price given their different configuration.

During the Reporting Period, the unit price of single-wafer cleaning equipment sold by the Issuer ranged from USD1.1 million to USD6.4 million, and the price of the 2 sets of equipment for SMSC, which we suspect but cannot be certain is the customer mentioned in the Short sell Report, falls within such range.

It obviously would not be correct for the Short-sell Report to suggest the average price of all single-wafer cleaning equipment based on the lower price of only 2 sets of equipment to a single customer.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Checking the Issuer’s revenue recognition policy and key internal control, and testing the operational effectiveness of relevant internal control;

2. Obtaining the income statements and main sales contracts during the Reporting Period;

3. Seeking confirmations from customers on information of the equipment sold and the goods on delivery; and

4. Interviewing customers to understand the sales of the Issuer’s products.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s product sales price in 2019:

1. Obtaining the sales details of the Company in 2019 and checking whether there are two wafer cleaners whose average price is USD2.8 million to a single customer;

2. Analyzing the unit price range of single-wafer cleaning equipment in 2019, and recalculating the average price of single-wafer cleaning equipment in 2019; and

3. Rechecking the calculation process of the average selling unit price of the Company’s products.

8-4-1-15

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

During the Reporting Period, the amount of sales revenue and the average price of products of the Issuer were accurate and properly disclosed; the Short-sell Report refers to a sales price for a single customer as the average price, which is not the average price of all equipment, so it is not comparable.

2. Core Challenge 2: About Gross Profit Margin (Index of Verification in Response to the Short-sell Report, No.4)

Challenge in the Short-sell Report (Short-sell Report, pp.4-5):

“Grossly overstated margins. Not only is revenue overstated, but we have a mountain of evidence showing inflated profits. We believe that Screen Holdings, which commands roughly 40% of the world market for wafer-cleaning equipment, is the company most directly comparable to ACMR. Screen owns more technology and more manufacturing equipment. Screen reports gross margins of 23.7%. Screen (DNS) is 26x the size of ACMR and has more equipment and technology. It also has 40% of the world market in the same product category. So why are ACMR’s gross margins double?”

Response:

I. Clarification by the Issuer

The Company’s gross profit margin was accurately disclosed. The gross profit margins of the Company and listed companies in the same industry have been disclosed by the Company in “Section VIII. XI. (IV) Gross Margin Analysis) of the Prospectus.

(i) The gross profit margin of the Issuer’s main business is relatively high and maintains stable.

During the Reporting Period, the Company’s gross profit margin concerning its main business by product type is shown as below:

Item	Jan. - Jun. 2020		2019		2018		2017
	Gross Profit Margin	Revenue Share	Gross Profit Margin	Revenue Share	Gross Profit Margin	Revenue Share	Gross Profit Margin	Revenue Share
Semiconductor cleaning equipment	45.10%	85.87%	45.34%	84.10%	44.50%	92.91%	44.94%	86.27%
Semiconductor electroplating equipment	-	-	39.25%	10.57%	16.68%	2.21%	-	-
Advanced packaging wet process equipment	39.69%	14.13%	44.73%	5.33%	42.73%	4.88%	41.42%	13.73%
Total	44.33%	100.00%	44.67%	100.00%	43.80%	100.00%	44.46%	100.00%

8-4-1-16

During the Reporting Period, the gross profit margin of the Company’s main business was respectively 44.46%, 43.80%, 44.67% and 44.33%, which was relatively stable. The gross profit margin of semiconductor cleaning equipment, the revenue from which accounted for more than 80% of the Company’s total revenue, was 44.94%, 44.50%, 45.34% and 45.10%, respectively, which was relatively stable and remained at a relatively high level. The primary reasons are: 1) the semiconductor cleaning equipment is a mature product of the Company, having a relatively stable gross profit margin; 2) the Company’s semiconductor cleaning equipment is highly customized to meet downstream customers’ high requirements for specifications, product standards, technical parameters and so on and is “hi-tech, refined and professional” high-end equipment with high barriers to market and customer verification in the industry, all of which product and industry characteristics support a relatively high gross profit margin level; 3) the Company has strong competitive advantages in the semiconductor cleaning equipment market of Mainland China with a relatively limited number of competitors and is the leading enterprise in China’s current semiconductor cleaning equipment industry; 4) the Company also is highly competitive in the global semiconductor cleaning equipment market, with semiconductor cleaning equipment successfully used in the production line of, and continuing to be sold to, Hynix, one of the top ten semiconductor companies in the world; and 5) the Company has patent protection for its core technologies and has formed technology barriers to effectively protect the competitiveness of its products and technologies.

The Company has selected NAURA and KINGSEMI, A-share listed companies that have direct or potential competitive relationships in the subdivided fields with the Company, as well as AMEC and HZCCTECH, A-share listed companies that are in the same semiconductor special equipment field in China with the Company, as comparable companies. During the Reporting Period, the comparison between the gross profit margin of the Company’s main business and that of comparable listed companies in the same industry is as follows:

Company Name	Jan.-Jun. 2020	2019	2018	2017
NAURA	36.32%	40.53%	38.38%	36.59%
AMEC	33.92%	34.93%	35.50%	38.59%
KINGSEMI	44%	46.62%	46.49%	41.68%
HZCCTECH	49.65%	51.15%	55.60%	57.10%
Average	40.97%	43.31%	43.99%	43.49%
Company	44.33%	44.67%	43.80%	44.46%

Note: The above indicators are calculated based on the data publicly disclosed by the comparable listed companies.

During the Reporting Period, the gross profit margin of the Company is close to the average level of the comparable listed companies in the same industry.

8-4-1-17

(ii) The gross profit margin of the Issuer is close to that of the domestic listed companies in the same industry.

The Company principally engages in the R&D, production and sales of semiconductor special equipment, with the main products including semiconductor cleaning equipment, semiconductor electroplating equipment and advanced packaging wet process equipment. NAURA, KINGSEMI and PNC System, A-share listed companies with direct, or potentially, competitive relationship with the Company in the subdivided fields, as well as AMEC and HZCCTECH, A-share listed companies in the same field of semiconductor special equipment in China as the Company, which have been selected by the Company as comparable companies. Taking the gross profit margin of each such company by product in 2019 as an example, the comparison is as follows:

Company Name	Product Name	Gross Profit Margin in 2019
NAURA	Electronic process equipment, mainly including semiconductor equipment such as cleaning and etching equipment, vacuum equipment and lithium battery equipment	35.23%
AMEC	Special equipment, mainly including etching equipment, MOCVD equipment, etc.	34.93%
KINGSEMI	Single-wafer wet equipment, mainly including cleaning equipment, degumming equipment and wet etching equipment	51.90%
HZCCTECH	Integrated circuit electronic industry special equipment, mainly including testing equipment, sorting equipment, etc.	51.15%
PNC System	Semiconductor equipment, mainly including wet etching equipment, cleaning equipment, etc.	32.08%
Average Gross Profit Margin		41.06%
Issuer	Semiconductor equipment, mainly including semiconductor cleaning equipment, semiconductor electroplating equipment and advanced packaging wet process equipment	44.67%

Note: The gross profit margins of the above-mentioned products in 2019 are calculated based on data publicly disclosed by the comparable listed companies.

In addition, according to the prospectus of KINGSEMI, which has a similar product structure with the Issuer, the gross profit margin of KINGSEMI’s single-wafer wet process equipment was 46.61%, 50.05% and 55.52% respectively in 2017, 2018 and the six months ended June 30, 2019, which were all higher than the gross profit margin levels of the Issuer.

In sum, the gross profit margin of the Company is in the middle range among listed companies in the same industry, which is close to the average level of comparable listed companies in the same industry.

(iii) It is not appropriate to compare the composite gross profit margin of Screen Holdings (DNS) with the gross profit margin of the Issuer.

Screen Holdings (DNS), founded in 1943, is a Japanese company engaged in semiconductor special equipment and LCD production equipment, with customers throughout Japan, South Korea and Taiwan. The main products of Screen Holdings (DNS) are cleaning equipment, etching equipment, gluing/developing equipment and other semiconductor equipment, among which the cleaning equipment has a high market share in the semiconductor industry, accounting for more than 40% of the global semiconductor cleaning equipment market.

8-4-1-18

According to the annual report of Screen Holdings (DNS) for the fiscal year of 2019, the revenues of it by product are as follows:

Product Category	Revenue Amount in FY2019 (JPY 100 million)	Revenue Share
Semiconductor equipment	2,525	69.3%
Panel equipment	482	13.2%
Display manufacturing device and film forming equipment	492	13.5%
PCB-related equipment	123	3.4%
Other	19	0.6%
Total	3,642	100.0%

The composite gross profit margin of Screen Holdings (DNS) was 32.27% and 27.61% in the 2018 fiscal year and the 2019 fiscal year, respectively.

According to the “New Star of International Semiconductor Cleaning Equipment - the Growth Path of ACMSH” released by BOC International, in addition to cleaning equipment, the semiconductor equipment of Screen Holdings (DNS) also includes developing equipment, degumming equipment, spinners and measuring equipment, and it was estimated that among the semiconductor equipment of Screen Holdings (DNS), cleaning equipment accounted for two-thirds of revenue and the remaining equipment accounted for one-third of revenue.

In the product composition of Screen Holdings (DNS), semiconductor equipment accounted for about 70%, while the revenue from cleaning equipment among the semiconductor equipment accounted for less than 50% of operating income, and the gross profit margin of products other than semiconductor equipment was relatively low1. The cleaning equipment of Screen Holdings (DNS) included single wafer cleaning equipment and wet bench cleaning equipment, of which the wet bench cleaning equipment generally had lower gross profit margin than that of the single wafer cleaning equipment. The cleaning equipment sold by the Issuer during the Reporting Period was principally single wafer cleaning equipment. Additionally, Screen Holdings (DNS) had relatively high labor cost given its locality in Japan, which in turn would have increased its costs and reduced its gross profit margin.

1 Data Source: “ACM Research - Perceived inaccuracies in JCAP’s report” released by Nomura Securities
8-4-1-19

In addition, according to the annual reports published by international semiconductor equipment enterprises Lam, TEL and Applied Materials in the 2019 fiscal year, their gross profit margins were as follows:

Company Name	Gross Profit Margin in FY2019
Lam	45.15%
TEL	41.16%
Applied Materials	43.72%
Screen Holdings (DNS）	27.61%
Issuer	44.67%

As shown in the table above, the gross profit margin of Screen Holdings (DNS) in the 2019 fiscal year is lower than that of other international semiconductor equipment enterprises; the difference on the gross profit margin in the 2019 fiscal year between the Issuer and the international semiconductor equipment enterprises such as Lam, TEL and Applied Materials is small, because the products of the Issuer are mainly front-end single wafer cleaning equipment with core independent intellectual property rights.

In sum, the gross profit margin of the Issuer is similar to that of domestic listed companies in the same industry and international semiconductor equipment enterprises such as Lam, TEL and Applied Materials. With respect to Screen Holdings (DNS), the composite gross profit margin of all its products (including non-semiconductor special equipment) cannot accurately reflect the gross profit margin level of its cleaning equipment. Due to the influence of differences on product structure, customer composition, and labor cost in various countries or regions, among other factors, it is unreasonable for the Short-sell Report to use the composite gross profit margin of a single company i.e. Screen Holdings (DNS) for a single fiscal year to compare with the gross profit margin of the Issuer.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the audit reports of the Issuer and interviewing the general manager of the Issuer to understand the gross profit margins of its products, and analyzing the reasons for the changes in gross profit margins of the products;

2. Reviewing the public disclosure documents of major companies in the semiconductor special equipment industry to understand their product structures and gross profit margins;

3. Reviewing research reports of the semiconductor special equipment industry to understand the competition pattern in the industry.

8-4-1-20

After the release of the Short-sell Report, the Sponsor performed the following additional procedures with respect to the comparison between the Company’s composite gross profit margins in 2019 and the gross profit margins of other listed companies in the semiconductor special equipment industry:

1. Having access to the official website of Screen Holdings (DNS) and further reviewing its reports of the 2019 fiscal year to understand its product composition and the gross profit margins;

2. Further reviewing the New Star of International Semiconductor Cleaning Equipment - the Growth Path of ACMSH published by BOC International, and the ACM Research - Perceived inaccuracies in JCAP’s report issued by Nomura Securities;

3. Reexamining the calculation process concerning gross profit margins of companies in the semiconductor special equipment industry.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The gross profit margin of the Issuer is similar to that of domestic listed companies such as NAURA, AMEC, KINGSEMI, HZCCTECH and PNC System in the same industry and international semiconductor equipment enterprises such as Lam, TEL and Applied Materials;

2. The composite gross profit margin concerning all products of Screen Holdings (DNS) for a single fiscal year cannot accurately reflect the gross profit margin level of its cleaning equipment;

3. Given the influence of differences on product structure, customer composition, and labor cost of various countries or regions, among other factors, it is unreasonable for the Short-sell Report to use the composite gross profit margin of Screen Holdings (DNS) for a single fiscal year alone to compare with the gross profit margin of the Issuer.

3. Core Challenge 3: About Agent (Index of Verification in Response to the Short-sell Report, No.12)

Challenge in the Short-sell Report (Short-sell Report, pp.15-17):

“Agent. We went back to procurement managers at the largest customers, and three agreed to detailed interviews. None of the three had heard of the agents that ACMR reported were responsible for their sales. The customers we spoke with are some of the largest and together represent the majority of disclosed sales.”

Response:

I. Clarification by the Issuer

The Company’s agents play an important role in building business relations with customers. The Company has made disclosure and clarification in “Section VI.I.(II) Main Operation Model” in the Prospectus, “Q4” in the Reply to the Listing Committee’s Inquiries and “Q14.1” in the Reply to the Letter of First Round Review-related Inquiries, as detailed below:

8-4-1-21

“The sales cycle of semiconductor special equipment industry is long and there is a lot of uncertainty. In the early stage of the development, the Company’s business scale is too small to cover many potential customers. The Company mainly develops the market through agents. With the continuous expansion of the Company’s business scale, the Company also begins to expand its sales team. In case of agent promotion, the Company signs a product sales agency agreement with the agent, under which the agent shall be responsible for the marketing of related products in a specific region, while the Company will directly sign sales contracts with relevant customers, directly send the products to the customers and pay the commission charges to the agent corresponding to the types of the products sold at such a rate as agreed in advance.”

During the reporting period, the Company’s sales revenue realized with the assistance of agents was as follows:
 Unit: RMB10,000
Item	January to June 2020	2019	2018	2017
Sales revenue realized through agents	31,995.15	69,002.21	50,364.93	24,088.24
Operating income	35,555.41	75,673.30	55,026.91	25,358.73
Proportion	89.99%	91.18%	91.53%	94.99%

During the Reporting Period, the amounts of the Company’s sales revenue realized with the assistance of agents were RMB240.8824 million, RMB503.6493 million, RMB690.0221 million and RMB319.9515 million, respectively, accounting for 94.99%, 91.53%, 91.18% and 89.99% of the current operating income respectively.

During the Reporting Period, the Company had five sales agents and their commission rates were as follows:

Agent	Commission rate
TJM Partners Ltd.	3%, 5%
Lida Technology Co., Limited	2.5%, 4%, 5%
Motion Electronics Co., Ltd	3%
Zain Technology Co., Ltd	3%
Hanwool Scientific Co., Ltd.	0.5%, 3%, 3.5%

(i) Agents play a significant role in market development activities of the Issuer

It is a common practice in the semiconductor industry to develop business through agents. Considering that the semiconductor equipment industry has specificity, that the downstream chip manufacturing industry has a considerable investment scale, that various types of equipment is needed in production, and that efficiency, reliability, etc. of single equipment directly affect work efficiency of a whole production line and yield of chip products, downstream customers are less willing to purchase or use new equipment except when such new equipment is equivalent to or superior than existing equipment in technical advancement and equipment reliability.

8-4-1-22

In the early development stage of semiconductor equipment enterprises, the enterprises, given their small scale and insufficient credibility in respects of technology and performance ability, etc., need to have their technology and credibility supported with the help of agents, so as to establish the trust and business relationship with semiconductor manufacturers. The Company's agents undertake the obligations and duties to introduce the Company’s products and related technical capabilities to specific customers, and assess whether the Company’s products can meet the needs of specific customers in terms of technical indicators, so as to realize the aim of introducing the Company’s products to customers. International semiconductor equipment enterprises basically adopted the agent role in their early market development. For example, TEL has been cooperating with HERMES as its agent for 30 years with respect to its business in Taiwan. With the further expansion of the share in the semiconductor equipment market in Mainland China and the expansion of the sales volume of the Issuer, the Issuer will strengthen its sales team and reduce agents gradually. However, in terms of new market development, the Issuer will still most probably use the agent role.

(ii) Selection criteria and continuity management of agents

Selection criteria of agents principally include industry performance, agents’ degree of familiarity with target agent customers and industries, trust relationship between agents and customers, and industry recommendation. At the initial stage of product introduction, generally as an agency relationship is started, both parties set up a sales target in a signed agency agreement. If an agent fails to realize the sales target and to introduce products to target customers within 1 to 2 years, the Company may consider whether to continue to use the agent or to replace the agent.

After its products are successfully introduced with the help of agents, the Issuer, according to trade practice, may continue to cooperate with the agents to let the agents continue to be responsible for the agency business for the customers and therefore may continue to pay the commissions for the equipment that the Issuer sells to the customers. On the one hand, due to the significant challenges and lengthy period required in the initial stage of a product introduction, a successful customer introduction by an agent can contribute substantially to the Issuer’s success. On the other hand, since there will still be a long way to go from initial introduction to mass production and repeated orders, the further efforts of agents can contribute materially to a successful product roll-out. In accordance with semiconductor equipment industry sales conventions, this process likely will continue for several years or even longer, with the actual period required determined by whether the agents play a key role in subsequent sales and by the growth and development of the internal sales team. For instance, the Issuer hired HANWOOL SCIENTIFIC CO., LTD as its first agent in South Korea, a relationship that, after twenty-four months of testing, resulted in an initial order from Hynix. With no repeat orders during the next two years, the Issuer hired a second agent, TJM PARTNERS LTD. The Company seeks to use the agent role to gain the best sales performance at the most reasonable selling expense, and the extent to which that objective is accomplished accordingly determines whether the Issuer continues to rely upon an agent or to replace or supplement that agent with a new agent. In the Reporting Period, the comparison of ratios of expenses to sales between the Company and listed companies in the same industry was as follows:
8-4-1-23

 Unit: RMB10,000

Company	January to June 2020		2019		2018		2017
	Operating revenue	Ratios of expenses to sales	Operating revenue	Operating revenue	Operating revenue	Operating revenue	Operating revenue	Operating revenue
NAURA	217,699.68	5.61%	405,831.29	5.87%	332,385.1	5.08%	222,281.9	5.63%
AMEC	97,840.43	10.18%	194,694.93	10.12%	163,928.8	13.21%	97,192.1	16.66%
KINGSEMI	6,245.58	21.91%	21,315.67	9.67%	20,999.05	8.24%	18,988.5	10.56%
HZCCTECH	31,828.90	13.18%	39,883.41	13.59%	21,612.15	14.40%	17,979.5	10.25%
Mean value	88,403.65	12.7%	165,431.32	9.81%	134,731.3	10.23%	89,110.5	10.77%
ACMSH	35,555.41	11.96%	75,673.30	11.20%	55,026.91	10.91%	25,358.7	17.15%

Remark: The above information for the third-party listed companies is based on publicly disclosed data of those companies.

It can be seen from the above table that the Company principally adopts the agent role and that its ratio of expenses to sales is comparable to those of other medium- and small-sized companies in the semiconductor equipment industry that similarly adopt self-established agent teams, confirming the reasonableness of the Company’s expense-to-sales ratio.

(iii) Business nature, authenticity, service contents and service effect of services provided by agents and internal control flow of agents in sales revenue process

1. Business nature and service contents of agents

In terms of the nature of business services provided by agents, the agents provide intermediate service to establish the trust and business relationship between the Company and semiconductor manufacturers. In the early stage of market development, the agents mainly communicate with technical, equipment and engineering departments of customers in order to help customers accept the Company’s products at the technical level, to win opportunities for an initial product of the Company to be tested on a production line, and to complete the authentication of the Company’s products in a cooperative manner. Unlike dealers, the agents generally do not participate in negotiation with customers on pricing, delivery terms or other specific purchasing terms or assume responsibility for negotiating with purchasing departments of customers. Those purchasing departments instead negotiate pricing and other terms directly with sales personnel of the Company.

8-4-1-24

After introducing products to customers successfully, the agents have principal obligations, work contents and constraints as follows:

(1) to identify future market demands of customers, as well as new features and key deciders of major competing companies;

(2) to judge the authenticity of customer demands, and to verify that customers are fully funded in production expansion;

(3) to assist in solving any problems appearing in the communication process;

(4) to assist the Company in completing an annual sales plan;

(5) not to sign any agency or subrepresentative agreement without the prior written permission of the Issuer;

(6) not to carry out sales or other marketing activities for other related products in areas that are not agreed upon in sales agency agreements;

(7) not to use any trademark or trade name of the Issuer, or to attempt to acquire any right thereto, without the prior written permission of the Issuer;

(8) not to directly or indirectly sell or distribute any equipment that, in the view of the Issuer, competes with the related agency sales products, or to hold any positions such as shareholders, senior managers, directors, personnel, agents or partners for the manufacturer of any such equipment;

(9) not to disclose, provide or use any exclusive information for any other purpose expect for selling related agency sales products, no matter whether sales agency agreements on related contents are terminated or expired, and to take reasonable security measures to prevent unauthorized people from taking any proprietary information of the Issuer;

(10) not to manufacture or to assist in designing, developing or manufacturing any equipment similar to or the same as related agency sales products within the valid period of related sales agency agreements and within a certain period after termination of the related sales agency agreements, whether directly or through related parties or in cooperation with others and whether for the purpose of benefiting themselves or others;

(11) to comply with all applicable laws and regulations that shall be complied with during sales of related agency sales products, to frequently inform the Issuer of the sales terms of the related agency sales products in written form;

(12) to inform third parties of the limitation of the authorization of the agents under the related sales agency agreements; and

(13) not to carry out businesses of any product directly competing with related agency sales products for agents directly or for third parties during the period of related sales agency agreements.

2. Service effect and authenticity of agents

Agents have made significant contributions to the Company’s success. Since the Company started to work with agents in 2009, the Company’s products have successively entered a series of domestic and foreign well-known semiconductor enterprise customers such as Hynix, SMIC, Yangtze Memory and JCET under the condition that there were 1 to 2 marketing and sales personnel in the Company. (There were only 10 personnel in the sales and marketing team of the Company as of June 30, 2020.) In the Reporting Period, agents made efforts to continuously establish new customers for the Company. In 2020 the Company has started to work with agents in Taiwan 2020 to develop new customers such as Taiwan Semiconductor Manufacturing Company and thereby accelerate its development in the Taiwan market. Furthermore, there are a variety of the Company’s products other than semiconductor cleaning equipment that agents can assist in selling to existing customers; for instance, JCET purchased the Company’s new product stress-free polishing equipment for use for equipment other than semiconductor electroplating equipment, and Huahong Group purchased the Company’s new product vertical furnace tube equipment for use outside of semiconductor cleaning equipment.

8-4-1-25

Since 2011, the Company has paid commissions at rates specified in the agency agreements entered into with the agents. From 2017 to 2019, the Company recorded commissions of RMB12.4999 million, RMB19.3114 million and RMB27.6173 million, respectively, to the agents. Provisions for the sales commissions, which are in line with order amounts and sales quantities, have been appropriately made by the Issuer.

With respect to service authenticity of agents of the Company, the Sponsor confirmed the agents’ effects on technical coordination and market development process following interviews of the Head of the Wet Process and Grinding Equipment Department of Huahong Group (a major customer of the Company) and the Head of the Padfoot Equipment Processing Department of JCET (a major customer of the Company).

3. Internal control flow of agents in sales revenue process

(1) Stage of product promotion

An agent will, after entering into an agency agreement with the Company, carry out the work under the obligations, work contents and constraints stipulated in the agreement. The Company’s sales personnel maintain continuous communication with the agent to understand the differentiated needs of existing or potential customers in real time, in order to understand the development process of equipment. In doing so, the Company can acquire knowledge of the business ability of the agent and whether the agent has worked as agreed, as well as supervise and support the work of the agent.

(2) Stage of payment for agent commissions

The Company commences the process of paying agent commissions after receiving the fees for shipment or acceptance from its customers according to the agency agreement. The payment request is initiated by the sales department of the Company, after which the Company’s financial department will, in the light of the receipt of payment under the corresponding orders, calculate the amount of agent commission to be paid (by, as per the agency agreement, using the equipment price as the calculation base, with the deduction of the relevant ex-factory transportation, packaging, insurance and other expenses contractually stipulated, multiplied by the commission rate), and send the commission calculation table to the agent for confirmation and issuance of invoice. Upon confirmation by the agent, receipt by the Company of the invoice and approval of the payment request, the Company pays the commission to the agent through bank transfer.

As mentioned above, agents have played a critical role for the Company with respect to the sales process of the Company’s products. The commissions paid have been confirmed by the agents, and the services provided by them are monitored by the Company to be consistent with agency agreements.

8-4-1-26

(iv) The reasonableness of the circumstances where the Company’s customers were mainly in Mainland China, but the agents were all overseas companies, and the agents’ incomes were mainly from the Issuer

1. The reasonableness of the circumstance where the Company’s customers were mainly in Mainland China, but the agents were all overseas companies

The countries and regions in which the Company’s agents are located are set forth as below:

Agent	Country or region of Registration	Year of establishment
TJM PARTNERS LTD.	Korea	2014
LIDA TECHNOLOGY CO.,LIMITED	Hong Kong, UK	2013
MOTION ELECTRONICS CO.,LTD	Hong Kong	2010
ZAIN TECHNOLOGY CO.,LTD	Taiwan	2008
HANWOOL SCIENTIFIC CO.,LTD.	Korea	2006

The agents were registered principally in countries or regions with developed semiconductor industry and active semiconductor trade, which was conducive to the exchange of information and communication with technicians, equipment and process personnel of semiconductor manufacturers in China and abroad. For example, Hong Kong has long been the main channel for semiconductor manufacturers in Mainland China to purchase foreign equipment, and agents in the semiconductor industry often choose to register their companies in Hong Kong. At present, the equipment procurement of Chinese semiconductor manufacturers is undergoing a long process from import to localization. The communication between these agents and the technicians and other equipment and process personnel of Chinese semiconductor manufacturers in the early stages, and the trust relationships established with the senior managers of those manufacturers, have created opportunities for the introduction of the Company’s products.

As one example, with the help of the agent HANWOOL SCIENTIFIC CO., LTD., the Company developed SK Hynix as a customer and has gradually sold its products to SK Hynix Semiconductor (Wuxi) Co., Ltd., a domestic customer in China. YONG YOU KIM, the president, legal representative and shareholder of HANWOOL SCIENTIFIC CO., LTD., worked at Hynix from 1984 to 1991. In 2006, YONG YOU KIM founded HANWOOL SCIENTIFIC CO., LTD. and began to provide sales services for semiconductor equipment and remote control system for Hynix, LG Group and Samsung Group. In 2008, the Company established contact with the Korean agent HANWOOL SCIENTIFIC CO., LTD, through referral by a Korean acquaintance of Issuer management. In 2009, the Company’s alpha-version single wafer SAPS megasonic cleaning prototype was successfully placed with SK Hynix Semiconductor (Wuxi) Co., Ltd. for preliminary testing. In 2011, after 24 months of testing, the two-step cleaning process proved that the product yield can be increased by 1.5%, and an order from Hynix for the first equipment was obtained. After continued development, the Company has had recurring orders from Hynix.

8-4-1-27

2. It is reasonable that the agents’ income mainly came from the Issuer, and the agents did not depend heavily on the Issuer.
The main business and income structures of the agents are as follows:

Agent	Main business	Income structure
TJM PARTNERS LTD.	Management consultant and trade, with its market area in Korea	From 2017 to 2019, the income from the Company accounted for 50%, 44% and 50.5%, respectively
LIDA TECHNOLOGY CO.,LIMITED
Sales of semiconductor equipment, components and raw materials as agent. In addition to the Company, it has also signed agency agreements with Shanghai Xipu Hanxin Electronic Technology Co., Ltd., Shanghai Hongfeng Industrial Co., Ltd., Taiwan KINIK Company and other Japanese companies
The main source of income was from agency. From 2017 to 2019, the income from the Company accounted for 33%, 35% and 45%, respectively, maintaining a steady increase
MOTION ELECTRONICS CO.,LTD
Import and export agency, mainly providing import and export agency services for semiconductor companies Yangtze Memory, Wuhan Xinxin Semiconductor Manufacturing Co., Ltd., Shanghai Huali Microelectronics Corporation, Cryptom Inc., Germany LEYBOLD, etc. Due to the overlap of some customers and the Company, and the establishment of good relations with many semiconductor enterprises in the early stage, it provided sales agency services for the Company.
The income was mainly from import agency business, not semiconductor equipment agency sales business
ZAIN TECHNOLOGY CO.,LTD	Sales and maintenance agency of patent products. The main products are quartz components, etc., and the main customers include Lianhua Electronics Co., Ltd. and TSMC.	The income mainly came from the sales of its products, with the agency income accounting for a relatively low proportion
HANWOOL SCIENTIFIC CO.,LTD.	Rendering sales services on semiconductor equipment, remote control system, and acting as sales agents	The income was mainly from the Company

Thanks to the rapid development of the semiconductor industry and its continuous transfer to Mainland China, the demand of downstream semiconductor enterprises for the Company’s semiconductor special equipment is increasing, and the Company’s revenue keeps growing at a high speed. Within the validity period of the agency agreement, the Company needed to keep paying its agents after obtaining the income from the agents’ clients, so it is reasonable for the continuous increase in the agents’ incomes from the Company.

8-4-1-28

During the Reporting Period, the proportions of the agent commissions obtained by the Company’s agents from the Issuer to their agency incomes/operating incomes in the current year, and whether they had significant dependence on the Issuer, are as follows:

Agent	Agency period	Proportion to the agency income/ operating income in the current year	Whether there was significant dependence or not
TJM PARTNERS LTD.	2017, 2018, 2019	50%, 44%, 50.5%	No
LIDA TECHNOLOGY CO.,LIMITED	2017, 2018, 2019	33%, 35%, 45%, 42%	No
MOTION ELECTRONICS CO., LTD	From January to June 2020	45%, 58%, 15%	No
ZAIN TECHNOLOGY CO., LTD	2019	12.38%	No
HANWOOL SCIENTIFIC CO., LTD.	From 2017 to June 2019	100%, 100%, 100%	Stopped sales through the agent

Note: Because TJM PARTNERS LTD. and ZAI TECHNOLOGY CO., LTD have not made available the data of their agency incomes, their operating incomes are used instead.

During the Reporting Period, except HANWOOL SCIENTIFIC CO., LTD., whose income was mainly from the Issuer, other agents had no significant dependence on the Issuer. In 2006, YONG YOU KIM founded HANWOOL SCIENTIFIC CO., LTD., and began to provide sales services on semiconductor equipment and remote control system for Hynix, LG Group and Samsung Group. The Company commenced the cooperation with HANWOOL SCIENTIFIC CO., LTD. in 2008, and did not start to pay agent commissions until obtaining the order of Hynix with such agent’s help in 2011. Subsequently, with the growth of the Company’s business scale, the proportion of the Company’s income from HANWOOL SCIENTIFIC CO., LTD. continued to increase. Since July 2019, the Company has no longer sold products through this agent.

(v) Differences between agent role and sales commission proportion with comparable companies, and reasons therefor

During the reporting periods, the sales revenue realized by the Company through its agents was RMB240.8824 million, RMB503.6493 million, RMB690.0221 million and RMB319.9515 million, accounting for 94.99%, 91.53%, 91.18% and 89.99% of operating income, respectively. Among the comparable listed companies in the same industry, AMEC, NAURA and HZCCTECH did not disclose relevant data; KINGSEMI adopted the sales mode of “first direct selling and second indirect selling,” with its proportion of sales realized through agents in 2017, 2018 and January to June 2019 accounting for 0%, 1.04% and 0%, respectively.

The proportion of the Company’s sales revenue realized through agents to its current operating income was higher than that of its comparable listed companies in the same industry. The main reason lies in that the Company, based on the development stage of its own products and technologies, has chosen the mode of market development mainly through agents, and paid the agent commissions at corresponding rates according to the agency agreements. The Company’s overall sales expense rate was controlled, and its rapid growth of performance in the past demonstrates that the agent-based model has achieved good market development effect. The Company’s sales expense rate was similar to that of AMEC, which mainly focuses on self-built teams, and was at a reasonable level for the semiconductor equipment industry.

8-4-1-29

During the Reporting Period, the commission rates were determined between the Company and its agents through commercial negotiation, taking into account, among other factors, the difficulty of customer development and maintenance, whether a new customer or new product is involved, the contribution of the agent in the sales process, the number of products being offered, and the overall level of agency fees in the semiconductor industry.

Such listed companies in the semiconductor industry as AMEC, KINGSEMI, NSIG and MONTAGE TECHNOLOGY have disclosed the form of their agency sales and commission rates. During the Reporting Period, the sales commission rates of the Company and listed companies in the semiconductor industry that have disclosed their commission rate data were as follows:

Company	Commission rate
AMEC	-
KINGSEMI	5%-15%
NSIG	1.5%-5%
MONTAGE TECHNOLOGY	0.31%-4.14%
Company	0.5%-5%

Data source: announcements or replies to inquiries of listed companies.

Note: AMEC has sold certain products through agents, but has not disclosed the commission rate.

The commission rate of listed companies in the semiconductor industry ranged from 0.31% to 15%. During the Reporting Period, the commission rate of the Company was between 0.5% and 5%, which is in line with the business practice of the semiconductor industry, without significant difference compared with the listed companies in the same industry.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the sales agency contracts and other relevant materials, checking the main contractual obligations and rights, and reexamining the standards for making provisions of agency fees;

2. Having access to the details of commission fees and reexamining the accuracy of sales commission provisions in each reporting period;

8-4-1-30

3. Reviewing the relevant information on the main agents; obtaining the list of the principal shareholders, directors, supervisors and senior executives of the main agents, and comparing/verifying the same with the Issuer’s register of employees, directors, supervisors and senior executives to check whether the agents have any related-party relationship with the Issuer and its controlling shareholders, de facto controllers, employees and former employees;

4. Interviewing the agents to understand the services rendered to the Company, the settlement methods, whether there are commercial bribes, tunneling and related-party relationship, and to confirm the reasons for paying sales commissions and the fairness of pricing;

5. Having access to the financial statements or related statements of the agents;

6. Seeking confirmation from the agents on the accuracy of sales commissions;

7. Reviewing the announcements of listed companies in the semiconductor industry to understand their agency sales;

8. Interviewing the agents to confirm their role in helping the Company establish business relations with customers;

9. Interviewing the Company and acquiring its clarification to confirm the role of the agents in business relations;

10. Reviewing the Company’s accounts to understand the Company’s initial commissions payment, and conducting comparative analysis with the interviews with relevant agents;

11. Reviewing the Company’s process of selecting agents and interviewing the general manager of the Company to understand the management of agents; and

12. Reviewing the reconciliation information between the Company and its agents.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the agents of the Company:

1. Interviewing the Head of the Wet Process and Grinding Equipment Department of Huahong Group, and the Head of the Padfoot Equipment Process Department of JCET, both of which are key customers of the Company, to understand the role played by agents in the Company’s market development process;

2. Interviewing some agents again to further confirm their relationship with the Company and its customers;

3. Reexamining the calculation process of the Company’s sales commission; and

4. Further reviewing the information on process of communication between the Company and its agents.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The Company’s agents played an important role in the Company’s market development and building business relations with customers;

2. The provisions for agency service fees have been accurately made by the Issuer in each reporting period, which are in line with the order amount; and

8-4-1-31

3. The pricing of agency services between the Company and the agents is reasonable, in line with the industry practice without tunneling.

4. Core Challenge 4: About LIDA (Index of Verification in Response to the Short-sell Report, No.14)

Challenge in the Short-sell Report (Short-sell Report, pp.18-21):

“1. Lida Technology. Lida is currently a Hong Kong-registered company. Prior to 2018, the company was registered in the U.K. Wang Beiyi owned one-thirds of the equity, and the other third belonged to someone with the same name as ACMR’s sales director, Liu Zheng.

2. We think Lida Technology is skimming money from ACMR by booking some of the sales on its own account instead of giving the revenue to ACMR. We interviewed several people involved with building and selling ACMR’s electroplating devices, which are all sold by Lida. The interviewees gave us a clear count of how many the company had produced in 2015-2019.

3. ACMR makes the ridiculous claim that Wang’s company, Shengyi Semiconductor Technology (Wuxi) Co., Ltd., sells them filters—a commodity product that is super abundant in China—for 62% less than competitors.”

Response:

I. Clarification by the Issuer

The Company has disclosed in detail about LIDA TECHNOLOGY CO., LIMITED and the business relationship with Shengyi Technology, as can be seen in “Q14.1” of the Reply to the Letter of First Round Review-related Inquiries and “Q7” of the Reply to the Letter of Second Round Review-related Inquiries.

(i) Background of cooperation between the Company and LIDA TECHNOLOGY CO., LIMITED

In 2007, the Company began to develop single wafer cleaning equipment, and meanwhile began market research and development by relying on its internal sales team, with the aim of seeking a customer in Mainland China as the first user of the alpha-version single wafer SAPS megasonic cleaning prototype. However, at that time it was difficult for the Company to find such a customer in Mainland China as the Company’s products were still in the prototype R&D stage.

In 2008, the Company established contact with the Korean agent HANWOOL SCIENTIFIC CO., LTD through referral by a Korean acquaintance of the Company’s management. After the continuous promotion of the Company’s technology by HANWOOL SCIENTIFIC CO., LTD, in 2009, the Company’s first alpha-version single wafer SAPS megasonic cleaning prototype was successfully placed with Hynix for preliminary test. In 2011, after 24 months of testing, the two-step cleaning process proved that the product yield can be increased by 1.5%, and an order of Hynix for the first equipment was obtained. From the successful experience in the Korean market, it can be seen that even though the Company has mastered the globally differentiated and competitive technologies such as the SAPS megasonic technology, it is still very difficult for the Company to engage new customers due to the lack of their understanding and trust of the Company and its products. As such, the agents play a particularly important role.

8-4-1-32

With the development of China’s semiconductor industry, potential customers in Mainland China are also emerging. Since 2014, to speed up opening up the market in Mainland China, the Company, following the successful experience in the Korean market, had been looking for Mainland China’s equipment agents with strong technical background and industry connections, before finally establishing an agent-principal relationship with LIDA TECHNOLOGY CO., LIMITED. With the help of LIDA, the Company successfully gained multiple customers in China.

(ii) Overview of LIDA TECHNOLOGY CO., LIMITED

Overview of LIDA TECHNOLOGY CO., LIMITED:

LIDA TECHNOLOGY CO.,LIMITED
Incorporated in	January 2018
Registered Capital	HK$1.0 million
Registered Address	Hong Kong
Legal Representative	BEIYI WANG
Main Business	Sales agent of semiconductor materials, semiconductor equipment and semiconductor parts
Shareholder Name/Shareholding	BEIYI WANG/100%

LIDA TECHNOLOGY CO., LIMITED (“LIDA HK”) was incorporated in the Hong Kong Special Administrative Region in January 2018. Its business predecessor was LIDA TECHNOLOGY CO., LTD (“LIDA UK”), which was incorporated in the U.K. in June 2013, and was dissolved in August 2018, at which time its agency sales business with the Issuer was undertaken by LIDA HK. The details are as follows:

1. Equity of LIDA UK

From its establishment in 2013 to its dissolution in 2018, LIDA UK had 80,000 shares of stock capital in total. Since its establishment to May 2017, it had three shareholders, with BEIYI WANG holding 26,672 shares and ZHENG LIU and MEIXIN XU each holding 26,664 shares. There was a change of equity in May 2017. After the change, BEIYI WANG held 40,000 shares and MEIXIN XU held 40,000 shares. There were no equity changes other than the one mentioned in LIDA UK.

BEIYI WANG has no related-party relationship with the Issuer, its controlling shareholder, de facto controller, existing employees and former employees. However, BEIYI WANG holds 85% of the equity in Shengyi Technology, of whom the Issuer is a non-controlling shareholder, 14.56% of the property in Xinwei Consulting, a shareholder of the Issuer, and 2.32% of the partnership share in Shengxin Shanghai, a former shareholder of ACMR.

8-4-1-33

2. ZHENG LIU has never worked for ACMR or its subsidiaries

ZHENG LIU and MEIXIN XU have never worked for ACMR, and no employee of ACMR has the same name as ZHENG LIU or MEIXIN XU. During the Reporting Period, the Company’s sales director was FUPING CHEN.

3. There is no related-party relationship or business relationship between ZHENG LIU and the Company’s customers or suppliers. ZHENG LIU and MEIXIN XU have no kinship, related-party relationship, concerted action or other special relationship with BEIYI WANG, nor do they have any related-party relationship, business contact and potential interest arrangement with the customers and suppliers of the Issuer.

4. BEIYI WANG and ZHENG LIU have no related-party relationship with MEIXIN XU.

BEIYI WANG, ZHENG LIU and MEIXIN XU have no related-party relationship, business contact and potential interest arrangement with the Issuer, its related parties, employees or former employees.

(iii) LIDA TECHNOLOGY CO., LIMITED has not skimmed money from the Company

As per the agency agreement with LIDA TECHNOLOGY CO., LIMITED, the Company paid agent commissions according to the type of products sold by the agent and the sales commission proportion as agreed, without excess or short payment. The Company has no capital transactions with LIDA TECHNOLOGY CO., LIMITED except for the commission paid to the latter.

For the products sold by the Company through LIDA TECHNOLOGY CO., LIMITED, the sales agreements were signed directly between the Company and the customers rather than between the agent and the customers, and the payments were made by the customers to the Company without any third-party payment collection.

In addition, through interviews with LIDA TECHNOLOGY CO., LIMITED, it was confirmed that there was no tunneling, commercial bribes and unfair competition, etc., on the part of LIDA in the past business cooperation with the Company.

Huahong Group and JCET were the key customers of the Company for the semiconductor electroplating equipment, and LIDA TECHNOLOGY CO., LIMITED was the agent for sales of semiconductor electroplating equipment, which has been disclosed by the Company in “Q14.3” of the Reply to the Letter of First Round Review-related Inquiries. The output and sales of semiconductor electroplating equipment disclosed by the Company are true and accurate. For relevant analysis, please refer to “Other Challenge 12: About Sales Quantity of Electroplating Equipment” herein.

In sum, LIDA TECHNOLOGY CO., LIMITED has never skimmed money from the Company or booked part of the sales into its own account.

(iv) Transactions between the Company and Shengyi Technology

In order to improve the industrial chain supporting, reduce product costs and enhance product competitiveness, the Company has followed the international industry practice by seeking to cooperate with some suppliers of parts in Mainland China. Shengyi Technology is the first parts supplier in Mainland China of whom the Company took shares. Cooperation between semiconductor equipment manufacturers and local supporting suppliers is not uncommon within the industry. International well-known equipment enterprises such as ASML, Applied Materials and TEL have also cooperated with a series of supporting parts suppliers in the United States, Japan, Korea and Europe. In the future, the Issuer will continue to cooperate with international and local suppliers to create higher value for customers.

8-4-1-34

The allegation in the Short-sell Report that “ACMR makes the ridiculous claim that Wang (BEIYI WANG)’s company, Shengyi Semiconductor Technology (Wuxi) Co., Ltd., sells them filters - a commodity product that is super abundant in China - for 62% less than competitors” is inconsistent with the facts. The filters sold by Shengyi Technology are produced in Mainland China, competing against those produced by foreign suppliers. JCAP apparently misread the contents and replies to the Company’s Prospectus in Chinese, and mistakenly concluded that the filters sold by Shengyi Technology were purchased from abroad, rather than produced in Mainland China.

The information about transactions between the Company and Shengyi Technology has been disclosed in “Q7” of the Reply to the Letter of Second Round Review-related Inquiries. The details are as follows:

During 2019 and the period from January to June in 2020, the Issuer purchased raw materials such as filters from Shengyi Technology as follows:

 Unit: RMB10,000

Jan-Jun. 2020
Type of raw materials	From Shengyi Technology		From other suppliers	Average unit price difference
	Quantity	Average unit price	Average unit price
Filter	125.00	0.95	1.91	-50.26%
Cooler	3.00	81.00	160.94	-49.67%
2019
Type pf raw materials	From Shengyi Technology		From other suppliers	Average unit price difference
	Quantity	Average unit price	Average unit price
Filter	51.00	1.28	3.35	-61.79%
Wafer handling platform	8.00	33.52	41.78	-19.77%
Cooler	3.00	83.00	160.94	-48.43%
CO2 hybrid generator	1.00	10.80	14.78	-26.93%

8-4-1-35

If all raw materials purchased by the Company from Shengyi Technology were sourced from other overseas suppliers, the impact on the Company’s operating cost, total profit and net profit would be insignificant, as detailed below:

Unit: RMB10,000

Jan.-Jun. 2020
Item	Actual amount	Analog amount	Discrepancy amount	Discrepancy rate
Operating cost	19,483.72	19,843.73	360.02	1.85%
Total profit	4,272.93	3,912.91	-360.02	-8.43%
Net profit	3,754.95	3,448.94	-306.01	-8.15%
2019
Item	Actual amount	Analog amount	Discrepancy amount	Discrepancy rate
Operating cost	41,515.84	41,925.29	409.45	0.99%
Total profit	15,311.91	14,902.46	-409.45	-2.67%
Net profit	13,488.73	13,140.70	-348.03	-2.58%

As shown above, for the same type of raw materials, the Company’s purchase price from Shengyi Technology is relatively lower than that from other suppliers, principally because: (1) the raw materials purchased by the Company from other suppliers are produced in developed countries and regions such as the United States, Europe, Japan and Korea, with higher costs in respect to labor, transportation and customs declaration; (2) the air filters, wafer handling platforms and coolers produced by Shengyi Technology have not been localized, with only a few domestic enterprises (including Shengyi Technology) in China capable of producing such products, and the overseas raw material suppliers have strong pricing power; and (3) a small number of liquid filters and CO2 hybrid generators, originating from Mainland China or Taiwan, were sold indirectly by Shengyi Technology, with cost and pricing lower than those of similar products in developed countries and regions.

Since its establishment, Shengyi Technology has been committed to the localization of key parts of semiconductor equipment, focusing on developing the parts that have not yet been industrialized by domestic enterprises. Before the actual development of products, Shengyi Technology will conduct market research and evaluation thereon, so as to ensure: (1) the products have not been produced by domestic enterprises, with the necessity and market space for localization; and (2) Shengyi Technology can produce similar products at a price at least 30% lower than that of overseas enterprises with reasonable cost and gross profit margin to realize localization of parts through certain price superiority. Therefore, it is understandable that for similar products, Shengyi Technology’s pricing is lower than that of overseas suppliers.

8-4-1-36

By investing in Shengyi Technology, the Company also hopes to jointly develop high-quality, high-standard and cost-effective spare parts products with domestic enterprises to gradually realize the localization of some parts, and then bring the localized high-quality parts to the international market.

In 2019, Shengyi Technology did not sell products with identical specifications to other third parties, so there was no comparable data. From January to June in 2020, Shengyi Technology sold coolers of the same specification to the Company and other third-party customers, the price comparison for which is as follows:

Product	Corresponding customer	Price index
Cooler	Other third-party customer 1	105.00
	Other third-party customer 2	105.00
	Company	100.00

Note: It is assumed that the price of products sold by Shengyi Technology to the Company is 100, based on which the prices to other third parties are calculated.

There is insignificant price difference between the products of the same specification sold by Shengyi Technology to other third-party customers and those to the Company. The price of raw materials purchased by the Company from Shengyi Technology is reasonable.

In 2019, when Shengyi Technology initiated its operations, its operating income from the Issuer accounted for 63.15% of its total operating income. From January to June 2020, with the expansion of Shengyi Technology’s business scale, the proportion of its operating income from the Issuer has gradually decreased.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the incorporation documents and register of shareholders of LIDA UK to check the equity structure, shareholders information and equity change of LIDA UK;

2. Interviewing BEIYI WANG to understand the operation and management of LIDA UK;

3. Checking the registers of employees of the Issuer and ACMR to determine whether BEIYI WANG had ever worked in the Issuer and ACMR;

4. Reviewing the sales agency contracts and other relevant materials, checking the main obligations and rights thereunder, and reexamining the standards of making provisions for agency fees;

5. Having access to the breakdown of commissions to check the accuracy of provisions made for sales commissions in the Reporting Period;

6. Checking the sales contracts between the Company and its customers and the payment collection situation;

8-4-1-37

7. Interviewing the Company’s key customers to understand their purchases of the Company’s products and payments therefor;

8. Having access to the purchase details of the Issuer from Shengyi Technology, comparing the unit price of raw materials purchased from Shengyi Technology with that from other suppliers for analysis, and reexamining the fairness of the purchase price; checking the price level of products with the same specification sold by Shengyi Technology to other third parties to reexamine the fairness of the sales price; and

9. Having access to the financial statements of Shengyi Technology in 2019 to analyze the composition and sales prices of its key customers generating its operating incomes; checking the sales situation and key customers composition of Shengyi Technology from January to June 2020.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s agent LIDA:

1. Interviewing BEIYI WANG again to see whether there is any kinship, related-party relationship, concerted action or other special relationship between ZHENG LIU and MEIXIN XU, shareholders of LIDA UK, and BEIYI WANG;

2. Rechecking the registers of employees of ACMR and the Issuer to see whether there is a person named ZHENG LIU who holds or has ever held a position in ACMR or the Issuer; and

3. Interviewing FUPING CHEN, sales director of the Company, to understand the sales staff of ACMR and whether LIDA TECHNOLOGY CO., LIMITED had skimmed money from the Company and booked some of the sales into its own account.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. ZHENG LIU, a shareholder of LIDA UK, has not held or ever held any position in ACMR or the Issuer;

2. LIDA TECHNOLOGY CO., LIMITED has never skimmed money from the Company or recorded any of the sales into its own account; and

3. The transactions between the Company and Shengyi Technology were in line with the Company’s development strategy with fair transaction price.

5. Core Challenge 5: About NINEBELL (Index of Verification in Response to the Short-sell Report, No. 32)

Challenge in the Short-sell Report (Short-sell Report, pp. 35-37):

“NINEBELL. We have evidence that NINEBELL is buying the robotic arms it sells to ACMR from a Japanese supplier. Curiously, with $8.9 mln in purchases, ACMR could not have obtained even half of its robotic arm assemblies from NINEBELL. We learned in a lengthy interview that the assemblies cost about $650,000. At this price, the 2019 value of procurement would have paid for 14 robotic arms at most, while the company used at least 32. But our investigator visited Ninebell in the Seongnam suburb of Seoul and found that the company was buying robotic arms from the Japanese company Yaskawa.”

8-4-1-38

Response:

I. Clarification by the Issuer

The transaction between the Company and NINEBELL is valid and the purchase price is accurate. The Company has made disclosure and clarification in “Section VI. IV. (I) Issuer’s Procurement” and “Section VII.X.(I) Recurrent Related-party Transactions” of the Prospectus and “Q15.2” of the Reply to the Letter of First Round Review-related Inquiries. The transactions with NINEBELL are disclosed as follows:

“During the Reporting Period, the Company purchased raw materials such as robotic arms from NINEBELL. The amount of products purchased by the Company from NINEBELL increased with the increase of the Company’s sales amount, which was RMB25.045 million, RMB52.012 million, RMB59.553 million and RMB39.1493 million respectively. NINEBELL is a company focusing on the production of robotic arms with a high level of technology. The Company has been cooperating with NINEBELL given the robotic arms of NINEBELL have a good match with the Company’s products. In September 2017, with a view to further deepening the business cooperation between both parties, ACMR made more investment in NINEBELL and acquired 20% equity of NINEBELL; meanwhile, HUI WANG became a director of the company. ”

(i) Background of Cooperation between the Issuer and NINEBELL

The robotic arms used in the stress free polishing copper equipment early developed by ACMR, the controlling shareholder of the Issuer, in Silicon Valley are produced by GENMARK. Since the early development stage of cleaning equipment, the Issuer has realized that robotic arms are the core subsystems of such equipment. Considering the distance between Silicon Valley in which GENMARK was located and Shanghai, the Issuer began to look for robotic arm manufacturers in Asia. In Japan, there were very mature suppliers of robotic arms for wet process equipment, but such suppliers were jointly developing robotic arms with Japanese equipment enterprises, blocking the way for the Company to make purchases from them.

Therefore, the Company could only find a limited number of suppliers with a satisfactory technical basis to carry out R&D cooperation. In 2009, the Company began to cooperate with NINEBELL, a company in Korea, and since then NINEBELL has developed robotic arms for the Company according to the special technical requirements of single wafer cleaning equipment put forward by the Issuer, in the course of which NINEBELL was not allowed to sell similar products to the Company’s competitors without the Company’s permission. After ten years of cooperation, NINEBELL has become the Company’s main supplier of robotic arms for cleaning equipment, and the Company has gradually become the key customer of NINEBELL. In 2017, in order to strengthen the long-term partnership between both parties, ACMR made investment and acquired 20% equity in NINEBELL. At the present stage, the robotic arms supplier YASKAWA mentioned in the Short-sell Report have not provided any robotic arm for special wet process equipment with technical specifications required by the Issuer, and the allegation in the report that NINEBELL purchased the robotic arms from YASKAWA at a high price and sold them to the Issuer at a lower price is against fact.

8-4-1-39

(ii) YASKAWA , Supplier of NINEBELL

NINEBELL purchased some motors and drivers which are components of robotic arm from YASKAWA, a Japanese supplier. The main functions of robotic arms include, among others, main control platform systems, transmission device and systems, as well as robot arm and systems. The motor supplied by YASKAWA is only one of the partial components of a robotic arm providing power drive function. The supporting photo of the packaging box of YASKAWA product in the Short-sell Report also clearly states “Linear Sigma Series” to show it is linear motor rather than robot arm that was supplied. Therefore, it is incorrect for the Short-sell Report to say that “NINEBELL is buying the robotic arms it sells to ACMR from a Japanese supplier.”

(iii) Price and Quantity of Robotic Arms Purchased from NINEBELL

1. Price of Robotic Arms from NINEBELL

(1) Average Unit Price of Robotic Arms from NINEBELL

In 2019, the raw materials such as robotic arms purchased by the Issuer from NINEBELL amounted to RMB59.553 million. According to the details of purchase orders between the Issuer and NINEBELL, the robotic arms that the Issuer purchased from NINEBELL in 2019 had an average unit price of USD270,000, totaling 32 pieces (sets) in quantity.

(2) Pricing method for Robotic Arms from NINEBELL

The robotic arms used in the Company’s cleaning equipment are mainly provided by NINEBELL, and other suppliers do not provide similar products; meanwhile, NINEBELL cannot provide similar products to the Company’s competitors under its agreement with the Company, so there is no price available from NINEBELL for selling such products to other customers. NINEBELL makes its own business decisions independently, without material effect from the Company or its controlling shareholder. All transactions between NINEBELL and the Company have been subject to contracts or orders mutually executed, with the price being determined by negotiation between both parties based on the cost plus a certain profit fixed by NINEBELL, which is in line with commercial practices.

Around the time when ACMR became a shareholder of NINEBELL, the prices of the main types of robotic arms purchased by the Issuer from NINEBELL were as follows:

Unit: USD

Product Model	Average purchase price before becoming a shareholder	Average purchase price after becoming a shareholder	Discrepancy rate	Reasons for discrepancy
Robotic Arm (8-chamber)	256,460.00	246,050.00	-4.06%	The unit purchase price decreased with the increase of purchased quantity.
Robotic Arm (12-chamber)	350,000.00	335,250.00	-4.21%

8-4-1-40

Note: The average purchase price before becoming a shareholder refers to the quotient of purchase amount divided by purchase quantity concerning products with the same specification before ACMR became a shareholder of NINEBELL in 2017; the average purchase price after becoming a shareholder refers to the quotient of purchase amount divided by purchase quantity concerning products with the same specification in 2018.

Around the time when ACMR became a shareholder of NINEBELL, the price of robotic arms purchased from NINEBELL by the Issuer remained basically stable.

The price of robotic arms purchased from NINEBELL is market-oriented, and there is no evidence of unfair price driven by related-party transactions.

(3) NINEBELL’s Profitability

According to the management financial statements of NINEBELL in 2017, 2018 and 2019, its profitability was as follows:

Item	2019	2018	2017
Gross profit margin	22.74%	18.92%	27.42%
Including: Gross profit margin of robotic arms	23.13%	19.12%	27.40%
Gross profit margin of other business	17.16%	17.92%	27.61%
Net profit margin	9.74%	8.00%	10.01%

As shown above, NINEBELL is engaged in the production and sales of robotic arms, and its gross profit margin and net profit margin are both positive.

NINEBELL mainly engages in the production and sales of robotic arms and wafer processing systems, having ACMSH, Shanghai Kingstone Semiconductor Corp. and AIBT, among others, as its main customers. Its robotic arms were sold to the Company, the income from which took up a comparatively higher proportion in the operating income of NINEBELL, accounting for 93.47%, 92.43% and 83.21% respectively in the past three calendar years; and the wafer processing systems were sold to other companies.

8-4-1-41

The gross profit margin and the operating profit margin on robotic arms of NINEBELL are in line with the industry practice, which are slightly different from those of the world-famous robotic arm manufacturers, mainly because of the difference in product models and robot uses, as detailed below:

Company Name	Item	2019	2018	2017
YASKAWA	Gross profit margin	30.29%	32.94%	34.37%
	Operating profit margin on robots	3.70%	10.10%	10.90%
Brooks	Gross profit margin	40.06%	40.23%	38.72%
	Operating profit margin on robots and modules	15.66%	14.37%	11.28%
Nidec	Gross profit margin	23.96%	22.76%	21.76%
	Operating profit margin	7.10%	8.80%	11.40%
RORZE	Gross profit margin	35.80%	33.63%	17.69%
	Operating profit margin	20.87%	18.53%	8.11%
NINEBELL	Gross profit margin	22.74%	18.92%	27.42%
	Operating profit margin	9.68%	7.37%	10.90%

Notes: 1. The overall operating profit margins of Nidec and RORZE are used to replace their operating profit margins on robots as the latter has not been provided in their statements. 2. For NINEBELL, its operating profit margin is used to replace its operating profit margin on robotic arms due to the high proportion of income from the robotic arms. 3. Data was sourced from the financial reports disclosed by the companies.

Profiles of the relevant comparable companies are as follows:

S/N	Profile of Comparable Company
1
YASKAWA Electric Corporation (OTCMKT: YASKY, TYO: 6506) is a manufacturer of servo systems, motion controllers, AC motor drivers and industrial robots, including, among others, welding, assembly, painting and handling robots. In 2019, its industrial robots accounted for 37% of its revenue.

2
Brooks Automation, Inc. (NASDAQ: BRKS) is a manufacturer in the field of automation and vacuum equipment and instrument solutions. It provides atmospheric and vacuum robots, robot modules and tool automation systems, etc.

3
Nidec Corporation (TYO: 6594), as the “world’s leading comprehensive motor manufacturer,” provides precise micro-motor to super large-motor products as well as peripheral application equipment and services for information and communication equipment, office automation equipment, household appliances, automobile, commercial and industrial equipment, environmental energy and other industries.

4
RORZE CORPORATION (TYO: 6323) is a well-known manufacturer of wafer conveying systems, with robot products including, among others, ROBOT conveying screening machines for semiconductor wafers and LCD substrates and industrial robots.

The gross profit margin and the operating profit margin on robotic arms of NINEBELL are in line with the industry practice, without significant difference from those of other companies in the same industry.

The Short-sell Report alleged “we learned in a lengthy interview that the assemblies cost about USD650,000,” but failed to provide data sources. If NINEBELL had purchased robotic arms for a long time at a price of USD650,000 and then sold them to the Company at the average price disclosed by the Company, NINEBELL would have suffered serious losses from 2017 to 2019, which is inconsistent with the fact that, during such periods, NINEBELL had profits of KRW534,197,749, KRW835,115,264 and KRW1,039,281,601, respectively.

8-4-1-42

2. Quantity of Robotic Arms from NINEBELL

In 2019, the Company’s output and sales (including the robotic arms from NINEBELL and other suppliers) were as follows:

Unit: Set

Product Type	Item	2019
Semiconductor cleaning equipment	Output	28
	Sales	26
	Sales-output ratio	92.86%
Semiconductor electroplating equipment	Output	4
	Sales	4
	Sales-output ratio	100.00%
Advanced packaging wet process equipment	Output	9
	Sales	7
	Sales-output ratio	77.78%

Among them, production refers to equipment produced in 2019, including equipment that started production in 2018 and was completed and delivered in 2019, and equipment that started production in 2019 and was completed and delivered in 2019. Therefore, the volume of production in 2019 does not equal the number of robotic arms purchased in 2019.

Due to the differences in design specifications and functions of different semiconductor cleaning equipment, the Issuer purchased robotic arms from third parties other than NINEBELL for the production of some types of equipment. In 2019, the current consumption of robotic arms from NINEBELL has the following cross checking relationship with the quantity in production at the beginning of the period, the new production quantity in the current period, the current output and the quantity in production at the end of the period concerning the equipment using such arms as raw materials for production:

Unit: Piece, Set

Item	Current consumption of robotic arms from NINEBELL	Purchase-sell-stock information of equipment corresponding to robotic arms from NINEBELL				Discrepancy
		Quantity in production at the beginning of the period	New production quantity in the current period	Current output	Quantity in production at the end of the period
Formula	①	②	③	④	⑤=②+③-④	⑥=①-③
2019	32	3	31	32	2	1

Note: The current output in the above table refers to the production of equipment with robotic arms from NINEBELL.

8-4-1-43

The reason for the discrepancy of 1 set in 2019 between the Company’s current consumption of robotic arms (8-chamber) and the new production quantity of 8-chamber equipment using such arms as raw materials for production in the current period is that the robotic arm of 1 set of 8-chamber equipment delivered by the Company to PSI was damaged during the unloading operation by the customer. The loss from such circumstances was borne by the customer or the logistic company (given the trading term of EXW involved), and accordingly PSI purchased a robotic arm from the Company separately.

In conclusion, the robotic arms purchased by the Issuer from NINEBELL match those used in production.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Having access to the Company’s purchase-sell-stock data and purchase price comparison data over the years on specific type of robotic arms; checking the matching relationship with the purchase-sell-stock data of main cleaning equipment;

2. Checking the procurement process of the Company concerning robotic arms, and consulting the fee inquiries from different suppliers and records on price negotiation process with NINEBELL;

3. Inquiring engineers of the Issuer about the differences between NINEBELL and other suppliers on the supply of robotic arms, and the application of such robotic arms in different equipment of the Issuer;

4. Seeking confirmations on the transaction between the Company and NINEBELL, and interviewing NINEBELL to understand the business relationship between them; and

5. Checking NINEBELL’s statements and reports.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s supplier NINEBELL:

1. Inquiring the management of NINEBELL by email to understand the application of materials purchased by NINEBELL from YASKAWA in NINEBELL robotic arms and the importance of such materials to NINEBELL robotic arms;

2. Rechecking the purchase, sales and stock of robotic arms from NINEBELL;

3. Learning from the Issuer about purchases by NINEBELL from YASKAWA;

4. Checking the profitability of comparable listed companies related to robotic arms; and

8-4-1-44

5. Analyzing the profitability of NINEBELL.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The robotic arms purchased by the Issuer from NINEBELL are in line with the robotic arms used in production; and

2. The allegation in the Short-sell Report that “NINEBELL is buying the robotic arms it sells to ACMR from a Japanese supplier” is incorrect.

Part B - Other Challenges in the Short-sell Report and the Responses thereto

1. Other Challenge 1: About Fixed Assets (Index of Verification in Response to the Short-sell Report, No.5)

Challenge in the Short-sell Report (Short-sell Report, pp.5-8):

“The true nature of ACMR’s business is readily available for investors to see in the company’s disclosures. ACMR has virtually no capital equipment. So-called “manufacturing equipment” at cost on the balance sheet in Q2 2020 amounted to $3.9 mln. This equipment was actually reduced in 2019 when production was supposed to “ramp.” The value of office equipment added since the start of 2019 greatly exceeds the value of added manufacturing equipment. The company opened a new factory in 2018, yet the amount spent on construction in progress during 2017 and 2018 is negligible, and the depreciated PPE machinery values clearly show older machinery, not brand new and still barely depreciated capital assets. By far the most valuable piece of equipment in the factory is for testing, not production.

How do you build high-tech machines with $3.9 mln in manufacturing equipment at cost?

ACMR is building a new, 1 mln square foot production and R&D base in the Lingang park in Shanghai. Only 11% of the roughly $127 mln being invested is for “equipment and software investment,” while a staggering 31%, or $40.9 mln, is for “raw materials for trial production.”7 We question why the company needs to capitalize such large amounts of otherwise inventory costs for “trial” production when it already has an apparently established production process.

ACMR is spending nearly 3x as much on “materials for trial production” in the new facility as on manufacturing equipment and software.”

Response:

I. Clarification by the Issuer

The Company’s use of less production equipment is in line with the practice of semiconductor special equipment industry, and is rational. The Company has disclosed and clarified its fixed assets in “Section VI.V.(I) Main Fixed Assets” of the Prospectus, as detailed below:

8-4-1-45

“As of June 30, 2020, the Company’s fixed assets were as follows:

Unit: RMB10,000

Category	Original Value	Book Value	Newness Rate
Machines and equipment	2,819.09	1,124.06	39.87%
Means of transport	120.68	58.88	48.79%
Computers and electronic devices	389.41	211.66	54.35%
Office equipment	84.82	29.13	34.34%
Total	3,414.00	1,423.73	41.70%

1. Issuer’s equipment

As of June 30, 2020, the Company’s main R&D and production equipment were as follows:

Unit: RMB10,000

S/N	Equipment	Original Value	Book Value	Newness Rate
1	Double-beam system electron microscope	726.13	359.00	49.44%
2	Wafer surface particle scanning device	300.53	143.83	47.86%
3	Bench prototype Module 300mm Wet station (SPM+HQDR Module)	246.26	205.41	83.41%
4	Semiconductor etching equipment	145.55	7.28	5%
5	Silicon wafer stress and thickness measuring instrument FSM	125.07	66.78	53.39%
6	Chemical mixer	82.16	4.11	5%
7	Hitachi Ion Milling Equipment	72.90	53.32	73.14%
8	POGD-0220 shape measuring instrument	67.19	58.70	87.36%
9	2 sets of scanning electron microscope	65.75	3.29	5%
10	ECI Qualilab QL-10EZ copper plating solution analyzer	58.94	37.52	63.66%

2. Issuer’s facility ownership status

As of the signing date of this Prospectus, the Company has no facility ownership.

(i) The production mode of the Issuer conforms to the practice of the semiconductor special equipment industry, with less demand for machinery equipment.

8-4-1-46

1. Production Mode

As a company specializing in semiconductor equipment that faces the forefront of international technology and adheres to independent innovation, the Company follows global industry practices. It is mainly focused on technology and process research and development, product design and manufacturing, and provides customers with equipment and process solutions. The Company hardly engages in the processing of parts and components. According to the product design, the Company has organized outsourcing of and external assistance in parts, and has established a complete supply chain system in the United States, South Korea and Mainland China, and developed a close cooperative relationship with core suppliers to guarantee the supply of important parts. With the help of the technological advantages formed through long-term research and development accumulation, the Company maintains a higher product gross profit, and thus maintains a higher proportion for research and development investment and market development and has achieved a higher profit margin during the Reporting Period.

The vast majority of the parts for the Company’s products are obtained through outsourcing and external assistance, the assembly and testing cycle in the factory being comparatively short, and the production process occupying less fixed assets, which is in line with the industry practice.

2. Fixed Assets

As of June 30, 2020, the Company’s fixed assets were as shown below:

Unit: RMB10,000

Classification	Original Value	Book Value	Newness Rate
Machinery equipment	2,819.09	1,124.06	39.87%
Transportation	120.68	58.88	48.79%
Computer and electronic equipment	389.41	211.66	54.35%
Office equipment	84.82	29.13	34.34%
Total	3,414.00	1,423.73	41.70%

The parts required by the Company in production are mainly obtained through outsourcing and external assistance for the Company to carry out pre-assembly, general assembly and testing, involving relatively small number and amount of production equipment; meanwhile, the Company’s office buildings, plants and land are leased, with the Company having relatively few fixed assets.

The equipment details in the 8-K document quoted in the Short-sell Report are the English translations of the equipment details disclosed in the Prospectus among the Company’s application documents concerning the STAR Market announced by ACMR. In the Short-sell Report, the amount is converted into millions of US dollars at a certain exchange rate, resulting in a difference from the amount disclosed in the Prospectus of the Issuer.

8-4-1-47

3. Comparison of Machinery Equipment between the Issuer and Listed Companies in the Same Industry

The Company’s production mode is in line with the practice of the semiconductor special equipment industry. The comparison with the machinery equipment of listed companies in the same industry is as follows:
Unit: RMB10,000

Company name	Original value at the end of 2019	Book value at the end of 2019	Newness rate	Operating income in 2019
AMEC	13,072.64	2,201.88	16.84%	194,694.93
KINGSEMI	6,107.81	3,977.98	65.13%	21,315.67
NAURA	130,169.82	78,092.77	59.99%	405,831.29
HZCCTECH	4,593.42	2,084.90	45.39%	39,883.41
Issuer	2,787.16	1,196.90	42.94%	75,673.30

Note: According to the annual report of HZCCTECH in 2019, its machinery equipment includes general equipment and special equipment.

As shown in the table above, except for NAURA, the book value of the Company’s machinery equipment at the end of 2019 was not significantly different from that of the listed companies in the same industry and is in line with the Company’s business scale and the industry practice.

In sum, the Company does not engage in the business of parts processing. The Company designs the equipment scheme according to the customers’ differentiated needs, assembles the raw materials and parts, tests and debugs the product performance and parameters, and delivers the products to the customers’ sites for further debugging and improvement, to finally meet the customers’ acceptance requirements. In addition, the Company uses the facilities and plants by leasing, with its fixed assets accounting for a relatively low proportion of operating income, which is reasonable.

(ii) In the future, “ACMSH Equipment R&D and Manufacturing Center,” one of the projects to be invested by the Issuer through fund raising, will be built into the R&D and production base of the Company.

A total investment of RMB882.45 million is expected to be made for the “ACMSH Equipment R&D and Manufacturing Center,” one of the investment projects targeted by the Issuer’s fund raising. The investment budget for the same is as follows:

Unit: RMB10,000

S/N	Project Name	Amount	Ratio
1	Civil engineering and decoration	30,337.28	34.38%
2	Equipment and software investment	9,662.72	10.95%
3	Development or design	6,292.36	7.13%
4	Raw materials for trial production	27,266.87	30.90%
5	Fuel and power for trial production	1,993.43	2.26%
6	Test (or inspection)	2,097.45	2.38%
7	Reserve	4,194.89	4.75%
8	Land purchase	6,400.00	7.25%
Total		88,245.00	100.00%

8-4-1-48

Located in the Lingang Special Area of Shanghai, the project will be built as the Company’s future production and R&D base. On the one hand, the Issuer will import the developed equipment and related technologies into production, and purchase relevant production and testing equipment, to build a demonstration base of advanced and intelligent manufacturing. On the other hand, it will, based on the core electronic control and software module technology of wet process equipment such as advanced megasonic single-wafer cleaning equipment, and the introduction of advanced process hardware module and process technology of first-class team from abroad, rapidly realize the integrated development and production of wet bench cleaning equipment, vertical furnace tube equipment (annealing furnace, oxidation furnace, LPCVD, ALD) and other related process equipment, thereby expanding and establishing the product lines with a complete variety of wet and dry process equipment to cope with the continuous growth of orders across the world.

After the installation of plant, machinery and equipment in the project, the Company’s R&D and trial production expenses are as follows:

Unit: RMB10,000

Classification	T+4	T+5	T+6	T+7	Total
Development or design	1,166.81	1,403.65	1,689.24	2,032.66	6,292.36
Raw materials for trial production	5,056.16	6,082.47	7,320.06	8,808.18	27,266.87
Fuel and power for trial production	388.94	467.88	563.08	573.53	1,993.43
Test (or inspection)	388.94	467.88	563.08	677.55	2,097.45
Other R&D	777.87	935.76	1,126.16	1,355.10	4,194.89
Sub-total	7,778.72	9,357.64	11,261.62	13,447.02	41,845.00

As mentioned above, the construction period of the Company’s project “ACMSH Equipment R&D and Manufacturing Center” is 36 months. According to the medium and long-term planning of its own R&D and business, the Company has planned about 3 to 5 years of future R&D investment in the project, with the trial production cost including the cost of manufacturing a variety of prototypes for R&D, which is reasonable.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

8-4-1-49

1. Reviewing the fixed assets ledger of the Issuer to understand its machinery equipment and fixed assets;

2. Interviewing the general manager of the Issuer to understand its production mode and the demand for machinery equipment during production;

3. Reviewing the public disclosure documents of listed companies in the same industry to understand their fixed assets such as machinery equipment and operating incomes; and

4. Reviewing the feasibility study report concerning the investment project of the fund raising by the Issuer to understand the planning of the Issuer’s R&D activities.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s fixed assets:

1. Rechecking the calculation process of the disclosure data about the Company’s fixed assets; and

2. Consulting the public disclosure documents of listed companies in the same industry, and having access to their disclosure data of machinery equipment in fixed assets at the end of 2019.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The Issuer’s production process mainly involves assembly and testing, with less demand for machinery equipment in the production process, which is in line with the practice of the semiconductor special equipment industry; the Company uses its facilities and plants by leasing, and it is reasonable that its fixed assets such as facilities, plants and machinery equipment account for a comparatively low proportion of the operating income;

2. It is reasonable to plan about 3 to 5 years of future R&D investment (with the trial production cost including the cost of manufacturing a variety of prototypes for R&D) in the “ACMSH Equipment R&D and Manufacturing Center,” one of the Issuer’s fund-raising investment projects.

2. Other Challenge 2: About Guarantee and Bank Loan (Index of Verification in Response to the Short-sell Report, No.7)

Challenge in the Short-sell Report (Short-sell Report, pp.8-11):

(1) “We find this puzzling: why does ACMR require a guarantee from its CEO for some $25 mln in loans, when the company in Q2 had $86.4 mln in cash? If ACMR prefers not to use its cash, why not collateralize offshore dollars for Renminbi? Moreover, these loans are clearly labelled as lines of credit, not long-term loans for past capital expenditure, for example. With all that cash in the bank, why does the company need “lines of credit”, 13 of them?”

(2) “Cash is missing in the STAR IPO company accounts vs the U.S. GAAP ac-counts.

8-4-1-50

Table 5. Current Assets US GAAP vs Chinese IPO Accounts

US GAAP accounts (,000 US dollars)	2019	2018	2017
Cash and cash equivalents	$58,261	$27,124	$17,681
Restricted cash*	$59,598	-	
Other current assets	$0	$0	$46
Total cash and equivalents	**$117,859**	**$96,028**	**$62,914**
STAR IPO Accounts (,000 USD equivalent)			
Cash and bank balances	$62,861	$13,690	$6,450
Other current assets	$27,510	$531	$141
Total cash and equivalents	**$90,371**	**$81,119**	**$41,380**
Difference	-$27,488	-$14,909	-$21,534

* No longer restricted as of Q2 2020

** 99% of 2019 current assets are fixed cash deposits/cash equivalents.

Source: ACMR filings, J Capital

That gap may be explained by cash in the Caymans company that belongs to the U.S.-listed entity. But we question why the cash is there when the company is taking out large short-term lines of credit on Mainland China and whether the balance can be properly audited in the Caymans.

We suspect that a chunk of cash may be missing from the STAR IPO group.”

(3) “We suspect that a chunk of cash may be missing from the STAR IPO group. The IPO group includes in its account cash deposited overseas:

The Shanghai company has most of the sales and COGS. The Hong Kong company exists as a convenience for processing payments in U.S. dollars; its net income should be moved promptly to the Shanghai accounts. But the Shanghai company shows negative operating cash flows, while the consolidated STAR IPO group shows big positive operating cash flows. That difference indicates that a lot of cash is circulating offshore with very little apparent COGS. If the cash is really there at all.”

8-4-1-51

Response:

I. Clarification by the Issuer

The amount of monetary funds of the Company is accurate, and the loans conform to the production and operation of the Company. The Company has made disclosure and clarification in “Section VIII.XII.(I) Asset Structure and Change Analysis” and “Section XI.I.(III) Loan Contracts, Credit Contracts and Guarantee Contracts” of the Prospectus and “Q19” of the Reply to the Letter of First Round Review-related Inquiries.

(i) The Company’s bank deposits at the end of 2019

At the end of 2019, the Issuer’s bank deposits were as follows:

Place of Deposit	Dec. 31, 2019 (RMB10,000)
Mainland China	28,740.03
Hong Kong, China	14,507.61
South Korea	240.27
U.S.	511.95
Total	43,999.86

The intermediary team has confirmed that the above bank deposits are accurate by requesting bank confirmation and checking bank statements.

(ii) Existence of funds restriction before June 2020

At the end of 2019, the balance of bank deposits in the Issuer’s monetary funds was RMB439.9986 million, of which RMB228.17 million was restricted by the voluntary commitment of the Issuer. The Issuer has made a detailed disclosure on the voluntarily committed restricted funds in “Q19” of the Reply to the Letter of First Round Review-related Inquiries. Meanwhile, on May 7, 2020, ACMR explained to investors in the ACM Research, Inc. Q1 2020 Earnings Call that the above-mentioned restricted funds would be released after the Company submitted the STAR Market application documents to Shanghai Stock Exchange. The above restricted funds were not released until June 1, 2020, when the Issuer submitted the STAR Market application documents to Shanghai Stock Exchange. See “Q19” of the Reply to the Letter of First Round Review-related Inquiries for disclosure of the foregoing.

8-4-1-52

(iii) Use of funds during the period from Jan. to Jun. 2020

During the period from Jan. to Jun. 2020, the large-sum capital expenditure of the Company was as follows:

Unit: RMB10,000

Date	Use of Expenditure	Amount
Jan. 2020	Loan repayment	1,000.00
Jan. 2020	Loan repayment	1,220.00
Jan. 2020	Loan repayment	1,309.25
Jan. 2020	Loan repayment	1,000.00
Jan. 2020	Loan repayment	500.00
Feb. 2020	Loan repayment	500.00
Feb. 2020	Loan repayment	1,000.00
Mar. 2020	Loan repayment	2,269.76
Apr. 2020	Loan repayment	800.00
May 2020	Deposit of grant fees under the grant contract for state-owned construction land use right	1,233.60
May 2020	Performance bond for land grant	1,233.60
Jun. 2020	Grant contract for state-owned construction land use right	4,934.40
Jun. 2020	Subscription funds for the Lease-sell Public Rental Housing (Phase III) Project of Lingang Industrial Park	4,750.00
Jun. 2020	Subscribed capital contribution to the strategic placement of China Fortune-Tech Capital	4,000.00
Jun. 2020	Subscribed capital contribution to the strategic placement of China Fortune-Tech Capital	6,000.00
Total		31,750.61

In the first half of 2020, short-term liquidity shortage arose to the Issuer with the influence of the voluntary restricted funds, the demand for funds for the construction of Lingang project by the Issuer, and the expansion of procurement and production scale. As per the practice of most banks in China with respect to requirements of loans and credit lines, the Issuer’s de facto controller, HUI WANG, was required to provide a guarantee for the Issuer securing the Issuer’s short-term borrowing of RMB182.389 million from January to June 2020 to meet the liquidity demand, such as payment for purchasing raw materials. With the increase of the commercial reputation of the Issuer, the de facto controller HUI WANG will gradually reduce the loan guarantee. Meanwhile, to maintain a long-term credit relationship with the Chinese banks, the Company will keep certain loans even if the restrictions on funds are released and the Company is cash-rich, which is in line with the normal business operation mode.

In view of the above, it is reasonable for the Issuer to accept HUI WANG’s guarantee for obtaining short-term loans in the first half of 2020 due to the voluntary restricted funds and the capital demand for business development.

(iv) Cash

The Company has checked the financial data presented in the Short-sell Report with that in ACMR’s consolidated financial statements disclosed by ACMR, and found that JCAP incorrectly referenced the amount of “total current assets” in the consolidated financial statements of ACMR for 2017 and 2018 as the “total cash and equivalents” in the Short-sell Report when presenting the financial data.

8-4-1-53

The main reason for the Company to obtain short-term loans is to supplement cash for operation. For details, please refer to “Other Challenge 2: About Guarantee and Bank Loan” herein.

At the end of 2017, 2018 and 2019, the comparison between ACMR’s consolidated financial statements and the Company’s consolidated financial statements as to the cash was as follows:

Unit: USD1,000

Item	Dec. 31, 2019	Dec. 31, 2018	Dec. 31, 2017
Cash in ACMR’s consolidated financial statements	117,859	27,124	17,681
Including: ACMR (single)	27,733	13,160	10,874
ACM Cayman	-	-	-
Company (consolidated)	90,126	13,964	6,807

Note: The cash of the Company at the end of 2019 above included the principal amount of financial products disclosed in “other current assets” of the financial statements.

As shown above, ACM Cayman was established in 2019 and had not started operation by the end of 2019. ACM Cayman has not opened a bank account and holds no cash. The gap in cash between the Company and ACMR represents the cash held and deposited in the United States by ACMR rather than the cash held by ACM Cayman. Therefore, it is incorrect for the Short-sell Report to state “that gap may be explained by cash in the Caymans company that belongs to the U.S.-listed entity.”

(v) Overseas Cash Deposits

1. Statement of Overseas Bank Deposits

Unit: RMB10,000

Company	Place of Deposit	Dec. 31, 2019	Dec. 31, 2018	Dec. 31, 2017	Source/Use
CleanChip HK	Hong Kong, China	14,507.61	6,696.58	261.29	Sales proceeds, daily operation of the company
ACMKR	Korea	240.27	135.84	65.89	Daily operation of the company
ACM CA	U.S.	511.95	-	-	Daily operation of the company
-	Total	15,259.82	6,832.42	327.18	-

As shown in the table above, at the end of 2017, 2018 and 2019, the balance of overseas deposits of the Company was RMB3.2718 million, RMB68.3242 million and RMB152.5982 million, respectively, all of which were bank deposits of the Issuer’s overseas wholly owned subsidiaries. Among them, the bank deposits of CleanChip HK were deposited in Hong Kong, China, the bank deposits of ACMKR were deposited in Korea, and the bank deposits of ACM CA were deposited in the United States.

8-4-1-54

2. During the Reporting Period, the reasons for the substantial increase of overseas deposits, the relationship between overseas deposits and business operations, and the rationality and necessity of overseas deposits

CleanChip HK is a Company registered in Hong Kong, China, through which the Issuer’s export business has been carried out since June 2018. The funds deposited in banks by CleanChip HK were mainly sourced from its sales proceeds. As customers generally pay at the end of the year, the Issuer had a larger amount of deposits in Hong Kong at the end of each reporting period. In 2018 and 2019, the operating income of the Issuer increased significantly, resulting in a substantial increase of the sales proceeds collected through CleanChip HK, which in turn caused a substantial increase in the amount of overseas deposits.

ACMKR is a Company registered in Korea, which is responsible for the R&D of components related to the main products of the Company, as well as purchasing parts of semiconductor special equipment for the Issuer. ACMKR’s funds deposited with local banks in Korea were mainly used for its daily operation, some of which were pension reserve account funds for the sole use of paying employees’ pension upon their retirement.

ACM CA is a Company registered in the United States engaging in the procurement and sales of semiconductor special equipment parts and components for the Issuer. ACM CA’s funds deposited in the United States were mainly used for its daily operation such as purchasing raw materials and parts.

In sum, the reason for the substantial increase of the amount deposited by the Issuer overseas lies in the substantial increase in the operating income of the Issuer; the Issuer’s deposits in Hong Kong represented the sales proceeds that have not been remitted back by CleanChip HK to Mainland China, and the deposits in Korea and the United States represented the funds required for the daily operation of overseas subsidiaries, which are reasonable and necessary.

The above information has been disclosed and clarified in “Q19” of the Reply to the Letter of First Round Review-related Inquiries.

In view of the above, the overseas deposits of the Issuer are reasonable and necessary, and the overseas deposits disclosed by the Issuer in the financial statements really exist.

(vi) Reasons for the negative operating cash flow of the parent company and the large positive amount of the consolidated operating cash flow

The reason why the operating cash flow of the parent company in 2018 and 2019 was negative, and there was a large positive amount of consolidated operating cash flow lies in the following: since 2018, the Company has sold products to end customers through CleanChip HK, and there is a temporal difference between the amount of funds actually remitted back to Mainland China by CleanChip HK and the amount of proceeds collected from sales in the current period. From the perspective of the parent company, the temporal difference will cause negative operating cash flow; while from the perspective of consolidated financial statements, the temporal difference will have no impact given CleanChip HK is one of the entities in the consolidated financial statements.

8-4-1-55

The reason for the temporal difference between the amount of funds actually remitted back to Mainland China and the amount of proceeds collected from sales in the current period is that: generally, upon receipt of payments for orders by CleanChip HK, the Company will apply for remittance of the same to Mainland China according to the internal procedures, and in the light of the usual policy for the Company to only make centralized payment approval once a month, it will generally take a period of up to 3 months for CleanChip HK to remit the payment upon receipt to Mainland China. In general, more payments will be collected from customers at the end of a year. At the end of each reporting period, some of the sales proceeds deposited in Hong Kong have not been remitted back to China through relevant procedures.

The above information has been disclosed in “Q5” of the Reply to the Letter of Second Round Review-related Inquiries.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Checking the bank statements of the Company;

2. Requesting bank confirmation on the bank deposits and short-term loans at the end of the period;

3. Checking the Company’s loan contracts and obtaining the details of short-term loans to check the existence and accuracy of short-term loans;

4. Having access to the details of monetary funds and restricted funds, and checking the reasons for funds restriction and relevant documents for release of the restriction;

5. Having access to the detailed statement of overseas deposits and bank statements of each reporting period, and reexamining the accuracy of the place and amount of overseas deposits;

6. Having access to the bank statements of each reporting period to check the receipt and payment records of CleanChip HK, and reexamining the matching between the funds remitted by CleanChip HK to Mainland China and the sales proceeds collected by CleanChip HK in each reporting period; and

7. Having access to the post-period bank statements to check the payment collected by CleanChip HK as well as the authenticity and accuracy of the funds remitted back to Mainland China after the period.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s monetary funds and bank loans during the Reporting Period:

1. Reviewing and counting the use of the Company’s large-sum funds from January to June in 2020; and

2. Interviewing the management of the Company to understand the business background of the Company’s bank loans, and verify the rationality of the loans;

8-4-1-56

3. Having access to the monetary fund details of ACMR and the Issuer, and comparing the consolidated monetary funds differences between ACMR and the Issuer; and

4. Interviewing the management of ACMR about the operation and bank account opening of ACM Cayman, and obtaining the statement of ACMR on this regard.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The monetary funds of the Issuer as to the amount at the end of each reporting period were accurate and have been properly disclosed;

2. It was reasonable for the Issuer to seek short-term loans from January to June in 2020 through the guarantee provided by HUI WANG, the de facto controller of the Issuer, according to the relevant requirements of bank credit line;

3. It is incorrect for JCAP to present the “total current assets” in the consolidated financial statements of ACMR for 2017 and 2018 as the “total cash and equivalents” when presenting financial data;

4. The gap in cash between the Issuer and ACMR represents the cash held by ACMR and deposited in the United States, not the cash held by ACM Cayman;

5. The amount of overseas deposits disclosed by the Issuer in the financial statements did exist; and

6. The reason for the negative operating cash flow of the parent company, and the large positive amount of the consolidated operating cash flow in 2018 and 2019 is that: the Company sold products to end customers through CleanChip HK, and there was a temporal difference between the amount of funds actually remitted back to Mainland China and the amount of proceeds collected from sales by CleanChip HK in the current period.

3. Other Challenge 3: About Inventory (Index of Verification in Response to the Short-sell Report, No.8)

Challenge in the Short-sell Report (Short-sell Report, pp.12):

“Inventory. There is a large mismatch between what clients have told us and what ACMR reports. ACMR claims nearly $20 mln in inventory of delivered machines—meaning completed machines that have not been paid for and are sitting on customer premises. This is an astonishing 45% of total inventory. But most clients say they pay for 90% of their orders by the time of delivery and the balance within 30 days of receiving the machine. ACMR employees tell us they ship machines as soon as they are assembled. There is no room for inventory of completed goods. We believe that the $19.6 mln in finished-goods inventory reported by the company is an invention.”

8-4-1-57

Response:

I. Clarification by the Issuer

The goods on delivery of the Company are accurately reported. The Company has made disclosure and clarification in “Section VIII.XII.(I) Asset Structure and Change Analysis” of the Prospectus, and in “Q22” and “Q24” of the Reply to the Letter of First Round Review-related Inquiries.

For some products, the Company ships and pays for them before receiving confirmation and acceptance documents from customers, for which no revenue can be recognized according to the Company’s revenue recognition policy. Instead, such products are recorded as goods on delivery.

(i) Goods on delivery

According to relevant provisions of China’s accounting standards for business enterprises, goods on delivery refer to finished products or goods in stock sold by way of collection and acceptance settlement that have been shipped, or the equipment that has been shipped on instalment sales but has not been accepted by the customer with unrecognized revenue.

The Issuer entered into relevant sales agreements with the customers, and delivered the finished semiconductor cleaning equipment to the places designated by the customers according to the delivery arrangement agreed with the customers. The finished products in transit from the warehouse to the customers and those delivered to the customers’ premises were recorded by the Issuer as goods on delivery.

At the end of 2019, all the goods on delivery of the Issuer, with the closing balance of RMB137,624,591.95, represented the semiconductor cleaning equipment under relevant sales agreements with customers which are in transit or have been delivered to the customers’ designated places as per the delivery arrangement pending commissioning and acceptance.

8-4-1-58

(ii) Deposits received

According to the main settlement policies between the Issuer and its customers, generally, the Issuer shall receive the deposits in the proportion agreed in the contract after delivery. The corresponding relationship between the Company’s deposits received and the goods on delivery is as follows:
1. June 30, 2020

Unit: RMB10,000

S/N	Customer Name	Ratio of deposits received	Whether corresponding to orders in hand	Goods on delivery /unfinished goods
1	Nepes	50.00%	Yes	Goods on delivery
2	Nepes	50.00%	Yes	Goods on delivery
3	Beijing U-precision	15.00%	Yes	Unfinished goods
4	JCET	80.00%	Yes	Goods on delivery
5	SMIC	30.00%	Yes	Goods on delivery
6	SMIC	30.00%	Yes	Unfinished goods
7	Xiamen Tongfu	20.00%	Yes	Goods on delivery
8	Wafer Works	70.00%	Yes	Goods on delivery
9	Shenzhen Institutes of Advanced Technology Chinese Academy of Sciences	70.00%	Yes	Goods on delivery
10	Raytron	70.00%	Yes	Goods on delivery
11	Nepes	80.00%	Yes	Goods on delivery

Note: Raytron Technology Co., Ltd. is referred to as “Raytron.”

2. December 31, 2019

Unit: RMB10,000

S/N	Customer Name	Ratio of deposits received	Whether corresponding to orders in hand	Goods on delivery/unfinished goods
1	Nepes	20.00%	Yes	Goods on delivery
2	Nepes	20.00%	Yes	Goods on delivery
3	Wafer Works	90.00%	Yes	Goods on delivery
4	Beijing U-precision	79.47%	Yes	Goods on delivery
5	SMIC	90.00%	Yes	Goods on delivery
6	Raytron	30.00%	Yes	Unfinished goods
7	Huahong Group	70.00%	Yes	Goods on delivery
8	Xiamen Tongfu	20.00%	Yes	Goods on delivery
9	Yangtze Memory	90.00%	Yes	Goods on delivery

8-4-1-59

3. December 31, 2018

Unit: RMB10,000

S/N	Customer Name	Ratio of deposits received	Whether corresponding to orders in hand	Goods on delivery /unfinished goods
1	Nepes	20.00%	Yes	Unfinished goods
2	Nepes	20.00%	Yes	Unfinished goods
3	Wafer Works	90.00%	Yes	Goods on delivery
4	TFME	-	No	/
5	JHICC	87.43%	Yes	Goods on delivery
6	NSI	90.00%	Yes	Goods on delivery
7	NSI	90.00%	Yes	Goods on delivery
8	JRH	30.00%	Yes	Goods on delivery
9	Huahong Group	70.00%	Yes	Goods on delivery
10	SMIC	30.00%	Yes	Goods on delivery

The Company had no corresponding orders in hand and goods on delivery or unfinished goods for a sum of deposits received from TFME as of December 31, 2018. In January 2018, the Company entered into a sales contract (TFME2) with TFME, the contract of which was then canceled by TFME due to the change of its production and operation plan. In 2019, the Company refunded the deposits received under the TFME2 contract. Based on the machine (unfinished goods) under such contract, the Company produced the same type of machine which were sold to Xiamen Tongfu, and the revenue of such machine was recognized in November 2018.

4. December 31, 2017

Unit: RMB10,000

S/N	Customer Name	Ratio of deposits received	Whether corresponding to orders in hand	Goods on delivery /unfinished goods
1	Nepes	20.00%	Yes	Unfinished goods
2	JRH	30.00%	Yes	Goods on delivery
3	Xiamen Tongfu	20.00%	Yes	Goods on delivery
4	Wafer Works	70.00%	Yes	Goods on delivery

The above information has been disclosed in “Q24” of the Reply to the Letter of First Round Review-related Inquiries.

8-4-1-60

In sum, JCAP was unclear about the Issuer’s revenue recognition policy and had a misunderstanding of the accounting standards for goods on delivery, mistakenly identifying that the revenue can be recognized after delivery of goods or collection of payment. The goods on delivery of the Issuer at the end of 2019 were accurately reported.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the Company’s revenue recognition policy and double-checking the accuracy of the Company’s records on goods on delivery;

2. Having access to the details of the goods on delivery, and implementing the inventory monitoring procedure of the goods on delivery that have been delivered to the transit warehouse of the logistics company but have not been delivered to the customers;

3. Having access to the sales orders corresponding to the goods on delivery, checking the EX-warehouse records, logistics records and customer confirmation records of the goods on delivery, and seeking confirmations from customers on such goods;

4. Having access to the details of raw materials used for production, details of direct labor and manufacturing costs allocation for finished products, spot-checking whether the raw materials provided are accurately priced, and checking whether the direct labor and manufacturing costs are accurately allocated; and

5. Having access to the details of deposits received and seeking confirmation.

After the release of the Short-sell Report, the Sponsor has further performed the following procedures with respect to the Company’s goods on delivery and deposits received during the Reporting Period:

1. Rechecking the data of goods on delivery according to the sales orders; and

2. Rechecking the data of deposits received according to the sales orders.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

At the end of 2019, the goods on delivery of the Issuer were accurately reported.

4. Other Challenge 4: About Deposits Received (Index of Verification in Response to the Short-sell Report, No.10)

8-4-1-61

Challenge in the Short-sell Report (Short-sell Report, pp.13-15):

(1) “Unreported customer deposits. We have found disparities between the company’s disclosures and our interview evidence of customer deposits. Only one customer, SK Hynix, reported the same terms as the company reported. All small customers reported paying 30-40% on ordering. According to the company, some of these machines are “demo” models, also customized which reduces the potential for resale. But every customer we spoke with except one reported the same payment terms: 30% downpayment on placing the order, 60% when the order is shipped, and 10% when the client tests and accepts the equipment. Advances from customers were $8.42 mln at end 2018 when full year revenue was $74.64 mln. By end Q2 2020, advances from customers were $8.78 mln, yet annualized Q2 2020 revenue was $156.2 mln (4 x $39.05 mln). Revenue has basically doubled, while advances from customers have stayed flat. Customer deposits should at least match the momentum in business activity.

(2) We have gotten detailed pricing and invoicing information from six of ACMR’s top clients. Five of them had paid more for equipment than ACMR disclosed.”

Response:

I. Clarification by the Issuer

The closing balance of the Company’s deposits received/contract liabilities is true and accurate. The Company has made disclosure and clarification in “Section VIII.XII.(I) Asset Structure and Change Analysis” of the Prospectus, and in “Q20” and “Q24” of the Reply to the Letter of First Round Review-related Inquiries.

(i) Main Settlement Policy of the Company

The main settlement policy of the Company is as follows:

Customer Group	Main Settlement Policies
Yangtze Memory	100% shall be paid within 30 days after installation and acceptance
90% shall be paid within 30 days after receipt of invoice, and the remaining 10% after installation and acceptance
Huahong Group	90% shall be paid after delivery, and the remaining 10% after installation and acceptance
70% shall be paid within 30 days after delivery, and the remaining 30% within 30 days after installation and acceptance
Hynix	100% shall be paid within 30 or 28 days after the date of export declaration
JCET	80% shall be paid after delivery, and 20% after installation and acceptance
SMIC	30% shall be paid after signing the order, 60% after delivery and 10% after installation and acceptance
100% after 6 months of installation, acceptance and trial operation

Note: The main settlement policies of the Company with different subsidiaries of its key customers may vary, and there is no material change in the main settlement policies of the Company during the Reporting Period.

The above information has been disclosed in “Q20” of the Reply to the Letter of First Round Review-related Inquiries.

8-4-1-62

(ii) Deposits Received

For some orders, although the Company has received deposits from customers, conditions for revenue recognition have not been satisfied, at the time of which, the Company recorded the deposits received from customers as “deposits received or contract liabilities.” For details, please refer to “Other Challenge 7: About Sales Differences” herein.

The Company’s deposits received during the Reporting Period has been disclosed in “Q24” of the Reply to the Letter of First Round Review-related Inquiries, as follows:

“(i) The key customers corresponding to the deposits received at the end of each reporting period, the corresponding relationship with the orders in hand and the goods on delivery

At the end of each reporting period, the balance of the Company’s deposits received (contractual liabilities - deposits received) were RMB8.6032 million, RMB68.2586 million, RMB68.0221 million and RMB59.9572 million. The corresponding relationships between the Company’s deposits received and its key customers, orders in hand and goods on delivery are as follows:

1. June 30, 2020

Unit: RMB10,000

S/N	Customer Name	Balance of deposits received	Amount of orders in hand	Goods on delivery/unfinished goods
1	Nepes	584.06	1,168.12	Goods on delivery
2	Nepes	407.07	814.14	Goods on delivery
3	Beijing U-precision	60.00	400.00	Unfinished goods
4	JCET	1,557.49	1,946.86	Goods on delivery
5	SMIC	679.63	2,265.44	Goods on delivery
6	SMIC	654.15	2,180.49	Unfinished goods
7	Xiamen Tongfu	73.63	368.13	Goods on delivery
8	Wafer Works	1,001.04	1,430.06	Goods on delivery
9	Shenzhen Institutes of Advance Technology Chinese Academy of Science	199.55	285.08	Goods on delivery
10	Raytron	413.80	591.14	Goods on delivery
11	Nepes	365.30	456.63	Goods on delivery
12	Total	5,995.72	11,906.08

8-4-1-63

Note: Raytron Technology Co., Ltd. is referred to as “Raytron.”

2. December 31, 2019

Unit: RMB10,000

S/N	Customer Name	Balance of deposits received	Amount of orders in hand	Goods on delivery/unfinished goods
1	Nepes	230.21	1,151.07	Goods on delivery
2	Nepes	160.45	802.26	Goods on delivery
3	Wafer Works	941.79	1,046.43	Goods on delivery
4	Beijing U-precision	167.21	210.41	Goods on delivery
5	SMIC	334.02	371.13	Goods on delivery
6	Raytron	174.75	582.51	Unfinished goods
7	Huahong Group	2,201.41	3,144.87	Goods on delivery
8	Xiamen Tongfu	332.07	1,660.34	Goods on delivery
9	Yangtze Memory	2,260.29	2,511.43	Goods on delivery
10	Total	6,802.21	11,480.45

3. December 31, 2018

Unit: RMB10,000

S/N	Customer Name	Balance of deposits received	Amount of orders in hand	Goods on delivery/unfinished goods
1	Nepes	226.49	1,132.43	Unfinished goods
2	Nepes	157.85	789.27	Unfinished goods
3	Wafer Works	710.34	789.27	Goods on delivery
4	TFME	79.61	/	/
5	JHICC	2,100.14	2,402.12	Goods on delivery
6	NSI	772.11	857.90	Goods on delivery
7	NSI	586.80	652.00	Goods on delivery
8	JRH	329.43	1,098.11	Goods on delivery
9	Huahong Group	1,753.55	2,505.07	Goods on delivery
10	SMIC	109.54	365.12	Goods on delivery
11	Total	6,825.86	10,989.36

8-4-1-64

For the sum of deposits received from TFME as of December 31, 2018, the Company had no corresponding orders in hand and goods on delivery or unfinished goods. In January 2018, the Company entered into a sales contract (TFME2) with TFME, the contract of which was then canceled by TFME due to the change of its production and operation plan. In 2019, the Company refunded the deposits received under the TFME2 contract. Based on the machine (unfinished goods) under such contract, the Company produced the same type of machine which was sold to Xiamen Tongfu, and the revenue of such machine was recognized in November 2018.

4. December 31, 2017

Unit: RMB10,000

S/N	Customer Name	Balance of deposits received	Amount of orders in hand	Goods on delivery/unfinished goods
1	Nepes	93.44	467.20	Unfinished goods
2	JRH	303.84	1,012.80	Goods on delivery
3	Xiamen Tongfu	120.00	600.00	Goods on delivery
4	Wafer Works	343.05	490.07	Goods on delivery
5	Total	860.32	2,570.07

(ii) The reasons for the substantial increase in the deposits received at the end of 2018

During the reporting period, the Company’s deposits received showed an overall upward trend with the growth of operating income, and at the same time were also affected by product acceptance period and time point, among other factors, with certain fluctuations. The reasons for the substantial increase in the deposits received of the Company at the end of 2018 lie in the following: 1. The Company’s production and sales were improved in 2018, the quantity of unfinished goods at the end of 2018 being increased by 2, and that of goods on delivery increased by 4, compared with those at the end of 2017, respectively; 2. Affected by the acceptance period concerning the Company’s products, the revenues from equipment sold by the Company under large-amount orders of Wafer Works, JHICC, SMIC and Huahong Group, among others, at the end of 2018 for which the payment collection was in good order have not been recognized.”

The ratio of deposits received by the Company is comparatively low because its customers are well-known companies in the semiconductor industry that have strong business reputations and are in continuous and normal cooperation with the Company. Some customers failed to make payment as agreed in the contracts due to the influence of the approval time required by them for the payment process, etc.

For sales orders with unrecognized revenue, when customers pay deposits according to the sales orders, the Issuer has recorded the amount of deposits received into the deposits received/contract liabilities as required by China’s accounting standards for business enterprises, and disclosed the same accurately in the financial statements.

8-4-1-65

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Having access to the relevant sales contracts and sales orders between the Issuer and its key customers, and checking the main settlement policies of the Issuer with its key customers;

2. Having access to the bank statements of the Issuer, checking the collection of payment under the sales orders of the Issuer in combination with such orders, and verifying the existence and accuracy of the deposits received/contract liabilities at the end of the period; and

3. Seeking confirmation from the key customers on the authenticity of the deposits received.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s deposits received:

1. Rechecking the Company’s main settlement policies; and

2. Rechecking data of the deposits received according to the sales orders.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The closing balance of deposits received/contract liabilities for each reporting period is accurately reported.

5. Other Challenge 5: About Liabilities (Index of Verification in Response to the Short-sell Report, No.11)

Challenge in the Short-sell Report (Short-sell Report, p.15):

“Magically appearing liability. In Q2 2020, ACMR reported a financial liability of $15.1 mln, which essentially appeared out of nowhere. Creating a new liability helps the company work off fake assets. The liability had arisen out of a complicated series of back-and-forth transactions between AMCR in the U.S. and ACMR Shanghai. The Shanghai company had received $2.98 mln for warrants issued to an employee owned company—and had lent that company the money to buy the warrants. ACMR Shanghai passed the obligation to U.S. shareholders then upvalued it to $15.1 mln. Presto, U.S. shareholders lose $15.1 mln in assets.”

Response:

I. Clarification by the Issuer

The Issuer has never transferred the performance obligations to shareholders of ACMR. The capital flow between the Company and Shengxin Shanghai has been disclosed in “Section VII. X. (II) Non-recurrent Related-party Transactions” in the Prospectus of the Issuer.

8-4-1-66

The details can be seen as below:

(i) Settlement of Liabilities by the Issuer

On April 28, 2020, ACMR, the Issuer and Shengxin Shanghai entered into the Agreement on Assignment and Termination of Promissory Notes, corresponding to which the obligations and responsibilities of the Issuer to ACMR under the INTERCOMPANY NOTE were relieved.

On April 28, 2020, the Issuer repaid the loan principal of RMB12,286,460.98 under the Debt-to-Equity Conversion Agreement to Shengxin Shanghai. The loan principal under the Debt-to-Equity Conversion Agreement has been fully paid off up to now.

On April 30, 2020, the Company and Shengxin Shanghai entered into the Termination Agreement specifying that the Company shall pay interest payable equal to RMB643,357.51 under the Debt-to-Equity Conversion Agreement to Shengxin Shanghai within 5 days from the effective date of the Termination Agreement, and the Debt-to-Equity Conversion Agreement shall be automatically terminated as of the date on which the above interest is paid in full. Both parties confirmed that no dispute has arisen from the Debt-to-Equity Conversion Agreement and that they will not make any litigation, arbitration or other claim for relevant matters in connection with the Debt-to-Equity Conversion Agreement.

On April 30, 2020, the Issuer paid the interest payable equal to RMB643,357.51 to Shengxin Shanghai, and accordingly the Debt-to-Equity Conversion Agreement was terminated on April 30, 2020.

The above information has been disclosed and clarified in “Section VII.X.(II) Non-recurrent Related-party Transactions” of the Prospectus.

(ii) Reasons for the Increase of Liabilities on ACMR

On April 28, 2020, ACMR and Shengxin Shanghai entered into the SHARE TRANSFER AND NOTE CANCELLATION AGREEMENT, stipulating that Shengxin Shanghai shall transfer all of the 242,681 shares of ACMR Class A common stock then held by it to ACMR, at the consideration to be paid by any way as below, provided that the permission of relevant government authorities is obtained before December 31, 2023:

1. The rights and interests that Shengxin Shanghai can obtain (which can be adjusted as required by the government authorities subject to the consent of ACMR and Shengxin Shanghai) include : ① ACMR shall terminate SMC NOTE and release Shengxin Shanghai from all its obligations and responsibilities thereunder; ② ACMR shall grant Shengxin Shanghai a new warrant to purchase 242,681 shares of Class A common stock of ACMR at the price of USD7.50 per share; and ③ by amending the Registration Rights Agreement (“Original Registration Rights Agreement”) or entering into a new registration rights agreement, ACMR shall grant Shengxin Shanghai registration rights substantially similar to those in the Original Registration Rights Agreement;

2. The rights and interests that Shengxin Shanghai can obtain (which can be adjusted as required by the government authorities subject to the consent of ACMR and Shengxin Shanghai) include: ① Shengxin Shanghai shall fulfill the payment obligations of USD1,820,101.76 and other obligations under SMC NOTE to ACMR; ② ACMR shall issue 242,681 shares of Class A common stocks to Shengxin Shanghai; and ③ by amending the Original Registration Rights Agreement or entering into a new registration rights agreement, ACMR shall grant Shengxin Shanghai registration rights substantially similar to those in the Original Registration Rights Agreement; or

8-4-1-67

3. Such other way of consideration payment as may be permitted by the government authorities and agreed by ACMR and Shengxin Shanghai.

If, as of December 31, 2023, none of the above-mentioned ways of consideration payment have been permitted by the competent government authorities, and no new agreement has been reached between Shengxin Shanghai and ACMR on the above-mentioned consideration payment, ACMR will, by terminating SMC NOTE, be deemed to have completely fulfilled the obligation of consideration payment.

As ACMR and Shengxin Shanghai have not yet determined the way of consideration payment, ACMR treated the considerations payable to Shengxin Shanghai as financial liabilities, and measured the financial liabilities at fair value according to the provisions of the US GAAP 825-15-4a. On April 30, 2020, the fair value of the financial liabilities was USD9.716 million. As of June 30, 2020, the financial liabilities were remeasured at fair value of USD15.147 million. The change in fair value of financial liabilities recognized by ACMR on June 30, 2020 was USD5.431 million, which was included in the current income statement of ACMR.

In sum, the Issuer has paid off the loan and interest to Shengxin Shanghai during the Reporting Period. As of the date of the IPO application, the Issuer and ACMR did not hold any funds for the other. The liabilities of ACMR consisted of financial obligations (at which the considerations for ACMR’s repurchasing its shares from Shengxin Shanghai are treated) at fair value in accordance with US GAAP.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the agreements entered into by the Issuer, Shengxin Shanghai and ACMR, calculating the loan interest payable by the Issuer to Shengxin Shanghai, and checking the reasons for ACMR to form its liabilities;

2. Having access to and checking the bank statements showing the Issuer’s repayment of loan and interest to Shengxin Shanghai; and

3. Seeking confirmation from Shengxin Shanghai and ACMR on the outstanding loan.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the Company’s liabilities to Shengxin Shanghai:

1. Reviewing the statements and related information disclosure documents of ACMR; and

2. Checking the reasons for the formation of ACMR’s liabilities from the audit teams of the Issuer and ACMR.

8-4-1-68

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The Issuer has performed its liabilities to Shengxin Shanghai in accordance with the contracts, and did not transfer the performance obligations of repaying Shengxin Shanghai to ACMR.

 6. Other Challenge 6: About Hanwool (Index of Verification in Response to the Short-sell Report, No.16, 17, 21)

Challenge in the Short-sell Report (Short-sell Report, pp.22, 26):

 (1) “Related party B: Hanwool. The head of Hanwool Scientific, agent for sales to SK Hynix, has simultaneously headed ACM Korea since 2017, according to his LinkedIn profile. ACMR discloses that its Korean subsidiary has hired all the Hanwool staff—but the Hanwool account remain separate. On page 8-1-118 of its “first response” to the Chinese regulator, on August 11, 2020, the company says: “Currently, the Hanwool Scientific Co. Ltd. team has already joined ACM Korea. Hanwool is always paired in the company’s sales disclosures with TJM Partners Ltd., which we think is also a related party.”

(2) “TJM PARTNERS LTD.: A Korean company established in 2004 by Mok Jung Lai, who is also a principal of HJS Eng, a co-patent holder for many of the ACMR and Nomura patents. The company always works with Hanwool and does not appear to have separate operations.”

(3) “Hanwool, which ACMR claims is “not dependent” on the company.”

Response:

I. Clarification by the Issuer

(i) HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD. have no related-party relationship with the Company

The Company has disclosed in detail that HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD. have no related-party relationship with the Company, as can be seen in “Q14.1” of the Reply to the Letter of First Round Review-related Inquiries.

HANWOOL SCIENTIFIC CO., LTD. is registered in South Korea and used to be an agent of the Issuer. The Company completed its sales of the first cleaning equipment to Hynix after a 24-month effort through close cooperation with HANNWOOL SCIENTIFIC CO., LTD. The Issuer has disclosed in the Reply to the Letter of First Round Review-related Inquiries that “as of the date of this Reply, HANWOOL SCIENTIFIC CO., LTD. holds 26,666 shares of Class A stocks in ACMR, the controlling shareholder of the Issuer; YONGYOUL KIM, as its president, legal representative, shareholder and director, is the president, director and legal representative of ACMKR: (1) holding 230,769 options of the Issuer; and (2) holding 76,667 options of ACMR, the controlling shareholder of the Issuer. In addition, the original team of HANWOOL SCIENTIFIC CO., LTD. is now working in ACMKR,” the disclosure of which is true and accurate without any major omission. HANWOOL SCIENTIFIC CO., LTD. is not a related party expressly defined in points 1 to 8 of Article 15.1 (14) of the Rules Governing the Listing of Stocks on the STAR Market of Shanghai Stock Exchange (SSE [2019] No. 22).

8-4-1-69

After the first equipment was sold to Hynix, the Company used the second agent TJM PARTNERS LTD. in order to further improve the sales in the Korean market. TJM PARTNERS LTD. and its shareholders have no related-party relationship with the Issuer. TJM PARTNERS LTD. and its related parties have no related-party relationship or other interests (including under oral agreement and undisclosed agreement) with the Company and its related parties, or kinship relationship with the related parties of the Issuer, nor have they worked for or received compensation from the Issuer.

 The above information has been disclosed and clarified in “Q14.1” of the Reply to the Letter of First Round Review-related Inquiries.

It is baseless for the Short-sell Report to conclude that TJM PARTNERS LTD. is a related party of the Company only on the ground that “HANWOOL SCIENTIFIC CO., LTD. is always paired in the company’s sales disclosures with TJM PARTNERS LTD.”

(ii) Clarification on the person in charge of TJM PARTNERS LTD

Mok Jung Lai of TJM PARTNERS LTD. is not a principal of HJS Eng. At the same time, having confirmed with DOUTIE HUANG, CEO of HJS Eng, there was no person of HJS Eng with the same name as Mok Jung Lai.

The information on this regard in the Short-sell Report is incorrect.

(iii) Clarification on “Hanwool, which ACMR claims is “not dependent” on the company.”

The Company has disclosed in detail the information of HANWOOL SCIENTIFIC CO., LTD. who has no related-party relationship with the Company, with the degree of reliance on agents having been disclosed in “Q14.1” of the Reply to the Letter of First Round Review-related Inquiries, as follows:

“The commissions obtained by the Company’s agents, i.e. ZAIN TECHNOLOGY CO., LTD, LIDA TECHNOLOGY CO., LIMITED, TJM PARTNERS LTD. and MOTION ELECTRONICS CO., LTD, from the Issuer accounted for a small proportion in their agency income/operating income for the current year, so these agents had no significant reliance on the Issuer.

The commissions obtained by the Company’s agent HANWOOL SCIENTIFIC CO., LTD. from the Issuer accounted for a relatively high proportion in its agency income for the current year. However, since July 2019, the Company ceased to sell products through this agent. At present, the team of HANWOOL SCIENTIFIC CO., LTD. has joined ACMKR. The background and development process of the cooperation between the Company and HANWOOL SCIENTIFIC CO., LTD. are as follows:

8-4-1-70

YONG YOUL KIM, the president, legal representative, shareholder and director of HANWOOL SCIENTIFIC CO., LTD. worked for Hynix from 1984 to 1991, and then worked for many Korean companies. In 2006, YONG YOUL KIM founded HANWOOL SCIENTIFIC CO., LTD. and began to provide sales services of semiconductor equipment and remote control systems for Hynix, LG Group and Samsung Group. Since the main members of the team of HANWOOL SCIENTIFIC CO., LTD. are Koreans and have worked in Korean companies such as Hynix, they are very familiar with the Korean business environment and semiconductor industry. Since 2009, HANWOOL SCIENTIFIC CO., LTD. has provided the Company with sales services as an agent to help the Company expand the Korean market. In 2009, the Company’s first single-wafer cleaning equipment successfully passed the verification of Hynix. In 2011, the Company obtained an order from Hynix for the first time. In 2013, the Company obtained many orders from Hynix. Thanks to the solid partnership between the team of HANWOOL SCIENTIFIC CO., LTD. and Hynix in the early stage, and HANWOOL’s high level of familiarity with the business operation model of Korean companies, the Company successfully entered the supply chain of Hynix and continued to sell products to it.

With the expanded business scale of the Company, the deepened partnership with Hynix and the strategic layout of establishing a global operation system, the Company decided to establish a subsidiary in Korea to further develop the Korean market. Due to long and good cooperation and mutual trust between the Company and HANWOOL SCIENTIFIC CO., LTD., the Company decided to retain this team to join ACMKR.

Instead of stating that Hanwool is not “dependent” on the Company, in “Q14.1” of the Reply to the Letter of First Round Review-related Inquiries, the Company states that “the Company ceased to sell products through this agent.”

The challenge in the Short-sell Report on this regard is incorrect in fact.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the business license and articles of association of HANWOOL SCIENTIFIC CO., LTD., and interviewing YONGYOUL KIM (its president, legal representative, shareholder and director) to understand the shares and options held by HANWOOL SCIENTIFIC CO., LTD. and YONGYOUL KIM in ACMR.

2. Reviewing the relevant registration documents of TJM PARTNERS LTD., and interviewing Mok, Jeong Rae, the legal representative of TJM PARTNERS LTD., to find out whether TJM PARTNERS LTD. has any related-party relationship or other interests with the Issuer (including but not limited to those under oral agreement and undisclosed agreement).

3. Reviewing the relevant provisions of the Rules Governing the Listing of Stocks on the STAR Market of Shanghai Stock Exchange (SSE [2019] No. 22) to verify whether HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD. are related parties expressly defined in the Rules Governing the Listing of Stocks on the STAR Market of Shanghai Stock Exchange.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD.:

1. Further querying information about HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD.;

8-4-1-71

2. Checking from the Issuer about the reasons why HANWOOD SCIENTIFIC CO., LTD. is paired in the sales disclosures with TJM PARTNERS LTD., and whether they are related to the Company;

3. Assessing whether HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD. have related-party relationships with the Company in light of the relevant provisions of the Rules Governing the Listing of Stocks on the STAR Market of Shanghai Stock Exchange, relevant registration materials of HANWOOL SCIENTIFIC CO., LTD. and TJM PARTNERS LTD., and interview contents; and

4. Checking with TJM PARTNERS LTD. to learn about Mok Jung Lai and his relationship with HJS Eng.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

HANWOOL SCIENTIFIC CO., LTD and TJM PARTNERS LTD. are not related parties of the Issuer.

7. Other Challenge 7: About Sales Differences (Index of Verification in Response to the Short-sell Report, No.18, 20, 22, 23)

Challenge in the Short-sell Report (Short-sell Report, pp.23, 24, 27):

(1) “We have interviewed several current and former executives of SK Hynix. They told us that the company inventory lists three more machines than ACMR has disclosed selling.”

(2) “Customer-Reported Sales vs Company-Reported Sales

Table 12. Customer-Reported Sales vs Company-Reported Sales 2019 (mln USD)

	Units purchased from interviews	Unit Price from interviews	Reported Revenue ACMR 10K, 8K, or STAR IPO Document 814	Calculated Difference Low	Calculated Difference High
Yangtze Memory	7	$6-7	$32.8	$10.6	$17.9
Huahong	10	$4	$31.1	$10.3	$10.3
SK Hynix	9	$4-4.5	$22.8	$14.5	$19.1
SMIC South	2	$2.5-3	$3.9	($1.1)	($2.1)
Jiangying Changdian*	1	$2.9-$4.1	$7.8	$4.9	$3.7
Zing Semiconductor* **	1	$2.9	$1.9	1.05	1.05

*Changdian and Zing "revenue" is from the contract value reported in the 8K and may include more than the machine we were told the company purchased.
**Zing told us they ordered two but received one machine in 2019.

Gap between sales to customers and to the same “final” customers (mln USD)
8-4-1-72

Sales to top tive customers (2018)

2018			
SN	Name	Amount	Proportion
1	Huahong Group	12,667.23	23.02%
2	Yangtze Memory	12,653.88	23.00%
3	Hynix	12,117.32	22.02%
4	Qianjing International	6,935.04	12.60%
5	ACMR	6,081.94	11.05%
Total		50,455.41	91.69%

Sales to top 5 final customers (2018)

2018			
SN	Name	Amount	Proportion
1	Yangtze Memory	18,735.81	34.05%
2	Huahong Group	15,314.19	27.83%
3	Hynix	12,117.32	22.02%
4	JCET	2,536.22	4.61%
5	SMIC	2,188.16	3.98%
Total		50,891.71	92.49%

”

(3) “Acting as own “agent”

Yangtze Memory and Huahong were both customers and end customers. In other words, Yangtze Memory and Huahong were collecting hefty commissions on selling to themselves.”

Response:

I. Clarification by the Issuer

The Company’s revenue recognition is accurate. The details of equipment sales during the Reporting Period has been disclosed by the Company in “Q14.3” and “Q15.1” in the Reply to the Letter of First Round Review-related Inquiries.

(i) Revenue Recognition Policy of the Company

The Issuer has disclosed the revenue recognition policy in the Prospectus and the notes to the financial reports:

“Specific principles for recognition of revenue from sales of goods

① With respect to products not required for commissioning, the Company will transport special equipment products to agreed delivery places in accordance with provisions of the agreement and contract, and recognize the revenue after a customer’s commissioning and acceptance. After commissioning and acceptance of special equipment products by the customer, the customer has the right to use products at its discretion and bears the risk of price fluctuation or damage of products.

② With respect to products required for commissioning, the Company will transport special equipment products to agreed delivery places in accordance with provisions of the agreement and contract, and recognize the revenue after the installation and commissioning, a customer’s acceptance and the expiration of trial operation. After commissioning and acceptance of special equipment products by the customer and expiration of the trial operation, the customer has the right to use products at its discretion and bears the risk of price fluctuation or damage of products.

8-4-1-73

Spare parts of the Company shall be transported to agreed delivery places in accordance with provisions of the agreement and contract, and the revenue shall be recognized after a customer’s confirmation of acceptance. After the delivery of spare parts, the customer has the right to use products at its discretion and bears the risk of price fluctuation or damage of products.”

(ii) Customer-Reported Sales and Company-report Sales in 2019

During the Reporting Period, the Issuer recognized revenue according to the sales orders signed with the customers in accordance with the revenue recognition policy. There is a conflict between the “purchase quantity upon interviews” as alleged in the Short-sell Report and the standard of the Issuer to recognize the revenue. For example, the Short-sell Report alleges that “SMSC purchased 2 sets of equipment from the Issuer in 2019.” Upon check, the Company’s orders from SMSC were as follows:

Classification	Equipment Model	Quantity (set)	Contract price (USD 10,000)	Arrival time	Has revenue been recognized in 2019
Single-wafer cleaning equipment	Ultra C378	1	280.00	Apr. 25, 2019	Yes
Single-wafer cleaning equipment	Ultra C348	1	320.00	Jul.1, 2020	No

The “2 sets of equipment” purchased in 2019 as referred to in the Short-sell Report, may come from the purchase plan under which 2 sets of equipment were negotiated between the Issuer and SMSC in one year, but the timing of delivery and thus revenue recognition for the two sets of equipment occurred in different years.

(iii) Difference between Sales to Direct Customers and Final Customers in 2018

The Issuer has clarified in the Reply to the Letter of First Round Review-related Inquiries “the reasons and the commercial rationality for Yangtze Memory and Huahong Group to purchase from the Issuer not only directly but also through Charter Base International and ACMR.” Products under some sales orders in 2018 were sold by the Issuer to Yangtze Memory and Huahong Group through Charter Base International and ACMR. With respect to such sales orders, the Issuer disclosed the sales by treating Charter Base International and ACMR as direct customers, while treating Yangtze Memory and Huahong Group as the final customers.

8-4-1-74

The details of the Issuer’s sales to Yangtze Memory and Huahong Group through Charter Base International and ACMR in 2018 are as follows:

Unit: RMB10,000

Year	Product classification	Name of final customer	Name of direct customer	Sales revenue amount
2018	Single-wafer cleaning equipment	Huahong Group	Charter Base International	2,646.96
2018	Single-wafer cleaning equipment	Yangtze Memory	ACMR	2,992.42
2018	Single-wafer cleaning equipment	Yangtze Memory	ACMR	3,089.51

Therefore, it is reasonable for the difference between the sales data disclosed for the top five customers and that for the top five final customers as to the sales revenue from Yangtze Memory and Huahong Group in 2018.

(iv) Clarification as to Acting as Own “agent”

No customer acts as its own “agent.” The Company has made disclosure and clarification in “Section VII. X. (I) Recurrent Related-Party Transactions” of the Prospectus and “Q15.1” in the Reply to the Letter of First Round Review-related Inquiries, as detailed below:

1. The reasons why Yangtze Memory purchases both directly from the Issuer and indirectly through ACMR lie in the following: The Company sold products through ACMR because ACMR was a U.S. listed company with a higher profile. When some customers initially conducted business with the Company, they requested to sign contracts with ACMR to ensure contract performance. In the early stage of cooperation with the Company, Yangtze Memory requested to sign the sales contract directly with ACMR. After many transactions, Yangtze Memory recognized the Company’s products and contract performance capability, and thereafter signed sales contracts directly with the Company.

In the sales by the Issuer to the final customers through ACMR, the difference between the price of products sold by the Issuer to ACMR and the price sold to the final customers by ACMR represented the cost incurred by ACMR to undertake the orders, which is reasonable.

In sum, Yangtze Memory did not act as its own “agent.”

2. Before 2018, CleanChip HK, the subsidiary of the Issuer, was not established. Most of the Issuer’s export business was carried out through the import and export service provider, Charter Base International. Specifically, the products would first be sold to Charter Base International, which would, after going through customs procedures for the products, sell the products to the final customers at the same price. The Company would pay to Charter Base International the export agency fees.

After 2018, CleanChip HK was officially established and put into operation. The Issuer’s export business was conducted through CleanChip HK, and the Company ceased to conduct the export agency business with Charter Base International.

In sum, Huahong Group was not acting as its own “agent.”

JCAP mistakenly interpreted the sales mode of the Company when reviewing the relevant information.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:
8-4-1-75

1. Having access to the sales details and relevant sales contracts and checking the EX-warehouse records, customer receipt records, acceptance forms and relevant sales collection records of relevant sales products to verify the authenticity of sales revenue;

2. Checking the sales mode of the Issuer during the Reporting Period through interviews;

3. Seeking confirmation on the income and accounts receivable from key customers by sending letters; and

4. Interviewing customers to understand their business relationship with the Issuer.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the sales revenue:

1. Reviewing the sales contracts and acceptance forms of SMIC to reexamine the accuracy of the Company’s revenue from SMIC; and

2. Reviewing the sales contracts and acceptance forms of Huahong Group and Yangtze Memory to reexamine the accuracy of revenue from Huahong Group and Yangtze Memory.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. During the Reporting Period, the sales revenue amount of the Issuer is true and accurate.

2. It is reasonable for the difference between the sales data disclosed for the top five customers and that for the top five final customers as to the sales revenue from Yangtze Memory and Huahong Group in 2018.

8. Other Challenge 8: About R&D Expenses (Index of Verification in Response to the Short-sell Report, No. 24)

Challenge in the Short-sell Report (Short-sell Report, p.29):

“We think most of the $12.9 mln spent on R&D is actually a cost of goods sold. Our interviews indicate that a big chunk of R&D activity consists of customizing and building machines for sale.”

Response:

I. Clarification by the Issuer

The Company’s R&D expenses are all generated by actual R&D activities; the Company has accurately grouped the R&D expenses and production costs, and the Company has not included production costs into the R&D expenses. Relevant disclosures and clarifications have been made by the Company in “Q26.2” in the Reply to the Letter of First Round Review-related Inquiries and “Q3” in the Reply to the Letter of Second Round Review-related Inquiries.

8-4-1-76

(i) Investment of R&D Expenses by the Company

The Company has always attached great importance to the research and development of new products and new technologies, and has established an innovation mechanism and innovation system to encourage the R&D team to develop products suitable for market demand, and to promote the integration of scientific research, development, production and market. During the Reporting Period, the Company successfully developed new products, such as single wafer wet bench combined cleaning equipment, wet bench cleaning equipment, back-end advanced packaging and electroplating equipment, front-end copper interconnection electroplating equipment, front-end brushing equipment, and vertical furnace tube equipment.

During the Reporting Period, the Company’s R&D expenses were as follows:

Unit: RMB10,000

Item	Jan.-Jun. 2020		2019		2018		2017
	Amount	Proportion	Amount	Proportion	Amount	Proportion	Amount	Proportion
Employee benefits	2,602.47	45.86%	4,731.41	47.66%	3,020.84	38.04%	1,633.14	31.30%
Material consumption	1,874.79	33.04%	2,664.11	26.84%	2,007.19	25.27%	2,063.33	39.55%
Share-based payment	263.92	4.65%	752.70	7.58%	168.81	2.13%	33.44	0.64%
Travel expenses	260.74	4.59%	582.91	5.87%	420.73	5.30%	289.27	5.54%
Depreciation and amortization	144.83	2.55%	267.96	2.70%	216.89	2.73%	201.08	3.85%
Rental expenses	102.84	1.81%	236.03	2.38%	224.50	2.83%	149.53	2.87%
Service charge	108.40	1.91%	215.74	2.17%	106.33	1.34%	112.04	2.15%
Test and development expenses	-	0.00%	50.93	0.51%	1,566.36	19.72%	435.24	8.34%
other expenses	316.90	5.58%	425.01	4.28%	209.84	2.64%	300.17	5.75%
Total	5,674.90	100.00%	9,926.80	100.00%	7,941.50	100.00%	5,217.24	100.00%

During the Reporting Period, the amount of R&D expenses of the Company was RMB52.1724 million, RMB79.415 million, RMB99.268 million and RMB56.749 million, accounting for 20.57%, 14.43%, 13.12% and 15.96% of operating income, respectively. The Company has invested a relatively large amount in product research and development in the early stage and continuous improvement in the later stage during the reporting period, with the R&D expenses increased year by year.

8-4-1-77

(ii) The Company’s R&D Expenses Occurred in Real Background of R&D Activities

The Company’s R&D activities mainly cover new technologies and new products related to semiconductor special equipment and are continuous to keep improving the performance of existing products. During the Reporting Period, the Company’s R&D expenses occurred in the background of actual R&D activities. The corresponding R&D projects and amounts are as follows:

Unit: RMB10,000

Project	Jan.-Jun. 2020	2019	2018	2017
SAPS cleaning technology	1,170.75	4,215.52	3,482.72	1,509.02
ECP electrochemistry electroplating technology	1,648.55	2,144.10	2,187.17	2,526.12
WET bench cleaning technology	783.17	927.15	208.06	-
Backside cleaning technology	345.11	688.98	325.06	76.50
Tahoe technology	161.45	449.17	253.52	4.61
Furnace vertical furnace tube technology	494.09	422.41	201.38	-
Backend Tools advanced packaging wet process technology	408.64	395.58	647.67	443.25
SFP stress-free polishing technology	243.04	265.23	270.08	561.36
TEBO cleaning technology	286.01	259.69	329.10	96.39
Development and industrialization of polytetrafluoroethylene chamber manufacturing process for semiconductor equipment	9.20	28.13	13.94	-
Other	124.90	130.83	22.79	-
Total	5,674.90	9,926.80	7,941.50	5,217.24

(iii) The Company’s R&D Expenses and Production Costs are Accurately Grouped

During the Reporting Period, the Company differentiated the resources input of R&D activities and production activities, and carried out different accounting treatments, as follows:

1. Direct materials

R&D activities: The Company’s R&D department applied for the materials based on the R&D project demand, and received the materials corresponding to the R&D project number through the ERP system after approval. The Company calculated the materials for the R&D independently according to the R&D project number, and included the relevant amount of materials into the R&D expenses of the corresponding R&D project.

8-4-1-78

Production activities: As per the Company’s production mode, it first carried out customized product design according to a customer order, and after the bill of materials (“BOM”) of a production order was determined based on the design drawing, its production department would obtain materials according to the BOM of the production order number. The materials for the Company’s production were calculated independently according to the production project number, and the relevant amounts of materials were included in the corresponding product production costs.

2. Employee benefits

R&D activities: The Company included the salaries, bonuses, allowances, subsidies, social insurances, housing provident funds and other labor costs into the employee benefits among the R&D expenses, of which the salaries of R&D personnel were calculated by the human resources department according to the attendance records and the evaluation of the R&D department.

Production activities: The Company included the salaries, bonuses, allowances, subsidies, social insurances, housing provident funds and other labor costs of production personnel and workshop management personnel into the product production costs, of which the salaries of production personnel were calculated by the human resources department according to the attendance records and the evaluation of the production department.

The monthly employee benefits in the form of payroll summary were reviewed by the manager of the human resources department and the general manager of the Company. The financial department calculated production costs, labor and R&D expenses, and employee benefits according to the production costs and R&D expenses listed in the payroll summary after review.

3. Other expenses

Other expenses, including depreciation and amortization expenses, travel expenses, test and development expenses, rental expenses, were grouped as follows:

(1) Depreciation and amortization expenses: Based on the use of fixed assets, the Company included the amortization expenses related to the production activities into the production costs, and those related to the R&D activities into the R&D expenses;

(2) Travel expenses: The Company has established a sound expense reimbursement system and process, clearly stipulating the approval process, the reimbursement process and the documents required for reimbursement in respect of the employees’ business trips and accommodations, based on which relevant R&D expenses and productions costs were recorded by the financial staff according to the department of the employee being reimbursed and the nature of expense incurred;

(3) Test and development expenses: The costs incurred by entrusting the downstream semiconductor manufacturing enterprise to test and evaluate new equipment developed by the Company were included into the R&D expenses; and

(4) Rental expenses: The Company apportioned the rental expenses according to the facility area actually used by the production and R&D departments, which were included in the production costs and R&D expenses, respectively.

In sum, the Issuer independently grouped and calculated R&D expenses and production costs according to R&D activities and production activities, the division and grouping of which were reasonable and accurate.

8-4-1-79

(iv) No Products Formed by the Company’s R&D Activities were Sold Externally

Through R&D activities, the Company has mastered a series of new technologies, developed a number of new products and continuously improved the performance of existing products. In each reporting period, the products formed by the Company’s R&D activities were mainly sample modules, and no R&D prototype has been formed. No sample modules formed by the R&D activities have been sold.

During the Reporting Period, sample modules would be developed by the Company in the course of R&D activities according to the principle scheme and technical design of the R&D project for the realization of specific new technologies or functions. The sample modules were mainly used for testing and verification to find the existing problems and defects, verify the function and performance, and continue to improve the process technology.

During the Reporting Period, the Company’s costs arising from the sale of equipment were included in the operating costs; the sample modules formed in the R&D process have never been sold, the expenditures of which were included into the R&D expenses, and the relevant accounting treatment was conducted according to the provisions of the accounting standards for business enterprises.

(v) The Company’s R&D Achievements have been Successfully Applied

In each reporting period, a series of new technologies have been formed in the Company’s R&D activities, such as “SAPS megasonic cleaning technology, fully automatic wet bench phosphoric acid cleaning technology, wet bench single wafer combined cleaning technology, multi-anode electroplating technology.” The above R&D achievements involve product types as follows:

Unit: Set, RMB10,000

Product Type	R&D Achievements	Key Customers	Realized Sales Amount
			Jan.-Jun. 2020	2019	2018	2017
Single-wafer cleaning equipment	SAPS megasonic cleaning technology, TEBO megasonic cleaning technology, backside cleaning technology	Yangtze Memory, Hynix, Huahong Group, SMIC	27,742.82	55,099.52	50,135.96	21,492.48
Wet bench cleaning equipment	Fully automatic wet bench phosphoric acid cleaning technology	Huahong Group	1,828.29	4,801.36	-	-
Single wafer wet bench combined cleaning equipment	Wet bench single wafer combined cleaning technology	Huahong Group	-	2,621.43	-	-

8-4-1-80

Semiconductor electroplating equipment	Multi-anode electroplating technology, electroplating jig sealing technology, multi-anode flow field distribution control technology, etc.	Huahong Group, JCET	-	7,857.39	1,191.13	-
Advanced packaging wet process equipment	Application technology of SFP advanced packaging process, single wafer combined equipment technology based on packaging degumming process, compact and high-yield wet process equipment architecture technology, etc.	NSI, SMIC, JCET, Xiamen Tongfu	4,867.48	3,961.12	2,634.07	3,421.33
Vertical furnace tube equipment	High temperature oxidation deposition technology, silicon nitride deposition technology, etc.	Huahong Group	-	-	-	-

Note: The vertical furnace tube equipment is a new product developed by the Issuer in 2018 and has not been sold during the Reporting Period.

The above information has been disclosed in “Q3” of the Reply to the Letter of Second Round Review-related Inquiries.

In sum, during the Reporting Period: the Company’s R&D expenses were all generated by actual R&D activities; the Company’s R&D expenses and production costs were accurately grouped, without including the production costs into the R&D expenses; the products formed by the Company’s R&D activities were not sold externally, and the R&D activities were not used to customize and manufacture equipment for sales.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Interviewing the R&D principal of the Issuer to understand the organizational structure, business process, personnel division standard, project implementation and project achievement concerning R&D; having access to and reviewing the statement of major R&D projects and R&D project initiation reports of the Issuer during the Reporting Period, and checking whether the relevant R&D projects are initiated, approved and whether the calculation system has been effectively implemented;

2. Reviewing the detailed account of R&D expenses to check the expenditure and grouping of various expenses, interviewing the R&D department and financial directors to understand the reasons for the change of R&D expenses during the Reporting Period, and analyzing the changes of R&D expenses in each period based on the available business performance changes and R&D plans;

8-4-1-81

3. Checking the cost accounting method of the Issuer to see whether such method matches the production process flow; checking the BOM for production of the Issuer by sampling, and verifying the same with the records of production materials; checking the grouping method of the Company’s employee benefits and the list of employees whose benefits were included in the production costs and R&D expenses and double-checking their departments; having access to the detailed list of manufacturing expenses and the form of working hours allocation to double-check whether the manufacturing expenses were grouped accurately;

4. Having access to the ledgers, lists, proposals, acceptance reports and other data of R&D projects, double-checking the accuracy of R&D investment identification; checking the materials requisitions related to R&D activities to verify the rationality and accuracy of R&D costs grouping and allocation; and

5. Reviewing the sales list and sales contracts to find out whether the sales of R&D prototypes were involved; having access to the memorandum book of R&D prototypes to see the management and sales of R&D prototypes.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to R&D expenses:

1. Further consulting and checking the source of “$12.9 mln spent on R&D” mentioned in the Short-sell Report, and making a comparative analysis with the government subsidies received by the Company;

2. Further checking the Company’s R&D expenditure and grouping; and

3. Further spot-checking the BOM of the Issuer.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The Issuer set up the R&D projects separately, received materials and calculated the costs separately according to the R&D projects; the R&D projects and production projects of the Issuers were distinguished from each other, without using the R&D activities to customize and manufacture equipment for sales.

9. Other Challenge 9: About VAT (Index of Verification in Response to the Short-sell Report, No.25)

Challenge in the Short-sell Report (Short-sell Report, p.30):

“In the itemized tax-payable table of ACMR’s disclosures, there is no disclosed Value-Added Tax (VAT) payable: this is highly unusual and in fact almost impossible for an equipment maker. We think the company improperly claims tax exemptions by reporting that parts are imported as part of its capital investment and for R&D when really these are raw materials for operational production.”

8-4-1-82

Response:

I. Clarification by the Issuer

It is reasonable and accurate that there was no VAT payable in the closing balance of taxes payable by the Issuer, and no production costs were included into the R&D expenses. The Company has disclosed the R&D expenses in “Q26.2” of the Reply to the Letter of First Round Review-related Inquiries and “Q3” of the Reply to the Letter of Second Round Review-related Inquiries.

(i) Relevant provisions on value added tax

According to the relevant provisions of China’s tax law, general trade and counter-purchase processing are the trading ways by which raw materials are imported. The import tariff and value-added tax shall be levied for raw materials imported through general trade, and the tax “exemption, offset and refund” measures shall apply to those exported through such a way. The import of raw materials through counter-purchase processing shall be filed with the customs, under which way the raw materials shall be tax-free when imported, while the processed products are subject to the “exemption, offset and refund” tax policy when exported. When importing raw materials for production and processing, the Issuer adopted the method of counter-purchase processing, and completed such procedures of raw material import, material requisition and production, export sales, and manual cancellation in accordance with the filing manual. When importing raw materials for purposes other than production and processing (such as parts sales or R&D self-use), the Issuer did so through general trade, declaring and paying tariff and value-added tax for the import according to the regulations.

Section II. (8) of the Announcement of the State Administration of Taxation on Issues Concerning the Administrative Measures for Value-added Tax and Consumption Tax on Export Goods and Labor Services ( [2013] No. 12) stipulates that “goods governed by value-added tax refund (exemption) policies applicable to the export of integrated circuit design enterprises, software design enterprises, animation design enterprises and other high-tech enterprises which are treated as general value-added taxpayers, the tax exemption, offset and refund measures shall apply, and taxpayers shall apply for export tax refund (exemption) according to Article IV of the said Measures and the relevant provisions of this Announcement.” Accordingly, the Issuer is qualified to be identified for the purpose of taxation as a taxpayer enjoying tax refund (exemption) for export goods. When selling goods, the Issuer generally delivers the goods to the bonded area or logistics park as agreed by the relevant parties, and handles the export declaration procedures for each batch of goods in accordance with the relevant provisions. At the same time, according to the relevant provisions of the tax law, the goods sold to the bonded area or logistics park shall be deemed to have been exported, for which the Issuer can enjoy the “exemption, offset and refund” tax policy in terms of the VAT. After customs declaration, the Issuer will apply for export tax refund as per relevant regulations.

8-4-1-83

(ii) Export tax refund of the Company

In 2017, 2018 and 2019, the Issuer received export tax refunds as follows:

Unit: RMB10,000

Item	2019	2018	2017
VAT refund received	5,141.52	3,161.69	2,294.49

The Issuer was entitled to the VAT exemption and refund policy according to the regulations. There was no VAT payable in the balance of the tax payable by the Issuer at the end of the Reporting Period.

(iii) No production costs have been included by the Company into the R&D expenses

The Company’s R&D expenses were all generated by actual R&D activities; the Company has grouped the R&D expenses and the production costs accurately, and no production costs have been included into the R&D expenses. For relevant analysis, please refer to “Other Challenge 8: About R&D Expenses” herein.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Checking the relevant customs declaration methods for the Company to import raw materials;

2. Spot-checking the import declaration records and relevant import tax vouchers of imported raw materials for production and processing, parts sales or R&D self use, respectively, of the Company;

3. Acquiring the certificate of non-major tax violation issued by Shanghai Pudong New Area Tax Bureau under the State Taxation Administration;

4. Having access to the VAT declaration forms and the applications for export tax exemption and refund, checking the same with the book records, and having access to and checking the receipt vouchers of export tax refunds; and

5. Having access to the ledgers, lists, proposals, acceptance reports and other data of R&D projects, double-checking the accuracy of R&D investment identification; checking the materials requisitions related to R&D activities to verify the rationality and accuracy of R&D expenses grouping and allocation.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the situation that there is no VAT payable in the closing balance of taxes payable:

1. Further spot-checking the relevant declaration materials of the Company’s imported raw materials;

2. Further consulting the measures concerning “exemption, offset and refund” of export taxes;

3. Further reviewing the VAT declaration forms and export tax exemption and refund application forms; and

8-4-1-84

4. Further checking the information on the Company’s R&D expenditure and grouping.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

At the end of each reporting period, it is reasonable that there is no VAT payable in the closing balance of taxes payable by the Issuer, and no production costs have been found to be included into the R&D expenses.

10. Other Challenge 10: About the False Declaration of Goods Imported through Pudong Airport (Index of Verification in Response to the Short-sell Report, No. 26)

Challenge in the Short-sell Report (Short-sell Report, pp.30-31):

“False declarations of goods imported through the Pudong Airport. We think the company improperly claims tax exemptions by reporting that parts are imported as part of its capital investment and for R&D when really these are raw materials for operational production. A supplier told us he believes the CEO, David Wang, may hand-carry some of the components to China. This would seem too petty a means for evading taxes, but there is evidence from the disclosures that it is true. ACMR had to pay a fine on October 9, 2019 for a false declaration at the Shanghai Pudong International Airport, where ACMR staff apparently carried parts ‘used for power of silicon chip cleaning machine.’ Procuring inventory via staff air luggage is not sustainable for a publicly listed company that claims to be expanding operations.”

Response:

I. Clarification by the Issuer

The Company has disclosed the administrative penalty by Pudong Airport Customs, which was imposed due to the wrong declaration of commodity code, rather than “ACMR staff apparently carried parts ‘used for power of silicon chip cleaning machine’” as alleged in the Short-sell Report; the import declaration procedures have been completed by it for imported parts and no production cost was included by it into the R&D expenses. Relevant disclosures of administrative penalties have been made by the Company in “Section VII.VI. Violations of Laws or Regulations by the Issuer” in the Prospectus and in “Q11” of the Reply to the Letter of First Round Review-related Inquiries. The facts that the Company did not include the production costs into the R&D expenses have been disclosed by it in “Q26.2” of the Reply to the Letter of First Round Review-related Inquiries and in “Q3” of the Reply to the Letter of Second Round Review-related Inquiries.

(i) Penalty imposed by Shanghai Pudong International Airport on the Company

On October 9, 2019, Shanghai Pudong International Airport issued an Administrative Penalty Decision (Hu Pu Ji Guan Jian Wei Zi [2019] No. 2546) to the Company, stating that “the party involved holding the declaration form numbered 223320191001125917 applied to the customs authority for importing goods in the trading means of general trade, but the declaration was found to be untrue after examination: the specifications and model of goods in the third item were declared as resistors switching different value of resistance through band switches within the designated scope of frequency, but were actually used for power attenuation of silicon wafer cleaning machines; the commodity code was declared as 8543709990 but actually was 8548900002.” According to Article 86.3 of the Customs Law of the PRC and Article 15(1) of the Regulation of the PRC on the Implementation of Customs Administrative Penalty, a fine of RMB1,000 was imposed on the Company.

8-4-1-85

The above-mentioned customs administrative penalty imposed on the Company does not amount to a major violation of laws and regulations given the fine was in a small sum and has been paid in full.

According to Administrative Penalty Decision, the administrative penalty was imposed on the Company because of the wrong declaration of the commodity code.

The above information has been disclosed and clarified in “Section VII.VI. Violations of Laws or Regulations by the Issuer” of the Prospectus.

(ii) The Company has completed the import declaration procedures for imported parts

The Company has completed the import declaration procedures for the imported parts and paid relevant taxes and fees, never evading the customs declaration procedures to avoid the import tariff.

For the relevant procedures for imported parts of the Company, please refer to “Other Challenge 11: About Overseas Procurement” herein.

(iii) The Company has not included production costs into R&D expenses

The Company’s R&D expenses were all generated by actual R&D activities; the Company has accurately grouped the R&D expenses and production costs, and has not included the production costs into the R&D expenses. For relevant analysis, please refer to “Other Challenge 8: About R&D Expenses” herein.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Having access to the Administrative Penalty Decision issued by Shanghai Pudong International Airport Customs to the Company and the fine payment voucher thereof to verify the penalty situation;

2. Reviewing relevant provisions of the Customs Law of the PRC and the Regulation of the PRC on the Implementation of Customs Administrative Penalty to confirm whether the administrative penalty imposed on the Company is a major violation of laws and regulations;

3. Having access to the ledgers, lists, proposals, acceptance reports and other data of R&D projects, double-checking the accuracy of R&D investment identification; checking the materials requisitions related to R&D activities to verify the rationality and accuracy of R&D expenses grouping and allocation;

8-4-1-86

4. Having access to the import declaration certificates, import documents, tax payment vouchers and other documents concerning the imported parts of the Issuer to verify whether the Issuer has fulfilled the customs import declaration procedures; and

5. Checking the website of the Customs to find out whether the Company was or is subject to any administrative penalty.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the import of parts:

1. Further spot-checking the relevant declaration materials of the Company’s imported raw materials;

2. Further reviewing the administrative penalty decision issued by Shanghai Pudong International Airport Customs to ACMSH (before restructuring); and

3. Further checking from the Issuer about the handling procedures of imported parts and the specific reasons for the administrative penalty decision issued by Shanghai Pudong International Airport Customs to ACMSH (before restructuring).

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The above-mentioned customs administrative penalty on the Company does not amount to a major violation of laws and regulation given the small fine imposed; the administrative penalty imposed on the Company was due to the wrong declaration of commodity; the Company has completed the import declaration procedures for imported parts; and the Company has never included the production costs in R&D expenses.

11. Other Challenge 11: About Overseas Procurement (Index of Verification in Response to the Short-sell Report, No.33)

Challenge in the Short-sell Report (Short-sell Report, p.88):

“ACMR discloses that the U.S. company purchases parts and ships them to China. However, U.S. bills of lading show no exports by ACMR. Because the volume of manufacturing is small—about 25 machines per year—and the most valuable parts relatively small, the parts could be carried into China, thus avoiding import tariffs.”

Response:

I. Clarification by the Issuer

The Company has fulfilled the customs declaration procedures for imported parts, and the senior executives or employees of the Issuer have never carried parts to avoid import tariffs.

1. The Company has completed the customs declaration procedures relating to imported goods for the parts purchased from ACMR and the imported parts.

8-4-1-87

The Company purchased parts from ACMR, some of which were delivered directly to the Issuer by the end suppliers, and some were delivered to the Issuer by ACMR. In case of the former, it is the suppliers who went through the export-related procedures directly; likewise, in case of the latter, it is ACMR who handled the customs declaration procedures. The Company has completed the import customs declaration procedures for the parts purchased from ACMR and other suppliers, never evading the customs declaration procedures to avoid the import tariffs.

2. It is unfeasible to carry the main parts purchased from ACMR and the imported parts.

The parts imported by the Company from ACMR are mainly valves, flow meters, megasonic generators, etc., with a large number of parts and various specifications. Taking the purchase of megasonic generators (the core part of cleaning equipment) as an example, the Company purchased 271 megasonic generators each of which is large in size in 2019, so it is unfeasible to carry them.

3. It is unnecessary to carry the main parts purchased from ACMR and the imported parts.

The semiconductor special equipment industry, which the Company is in, is one of the industries that China strongly encourages to develop. In order to promote the development of the semiconductor industry, enhance the industrial innovation ability and international competitiveness, the central and local governments of China have launched a series of policies to encourage and support the development of such industry, including the exemption of customs duties and import value-added tax on the imported goods within the list for integrated chip manufacturers importing productive raw materials and consumables for their own use. The parts imported by the Company are mainly key parts, most of which are within the list and enjoy the preferential treatment for exemption of tariffs and import value-added tax on imported goods. It is unnecessary for the Company to import key parts by having representatives carry them.

4. The Company has not engaged in tax evasion or smuggling.

According to the Enterprise Credit Status Certificate issued by Shanghai Customs and the inquiry from the website of the credit publicity platform of import and export business of Customs of the PRC (website: http://credit.customs.gov.cn/), the Company is recognized by custom as an enterprise with general credit. The Company has not been identified as a dishonest enterprise, representing that it has not committed smuggling crime, evasion of tariffs, etc. as stipulated in Article 12 of the Measures of the Customs of the PRC for the Administration of Enterprise Credit. In addition, according to the documents issued by the local tax authority where the Company is located, the Company has not evaded taxes.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the purchase agreements, orders and purchase lists signed between the Issuer and ACMR to check the status of parts purchased by the Issuer from ACMR;

2. Having access to the customs declaration certificates, export certificates and other documents of the parts exported by ACMR to verify whether ACMR has fulfilled the customs declaration procedures for export;

8-4-1-88

3. Having access to the import declaration certificates, import documents, tax payment vouchers and other materials of the parts imported by the Issuer to verify whether the Issuer has fulfilled the customs declaration procedures for import;

4. Checking the website of the customs to find out whether the Company was or is subject to any administrative penalty;

5. Reviewing the Enterprise Credit Status Certificate issued by Shanghai Customs and relevant supporting policies for the related integrated chip industry; and

6. Reviewing the documents issued by the local tax authority where the Company is located.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the import of parts:

1. Further spot-checking the relevant declaration materials of the Company’s imported raw materials;

2. Further querying whether the Company has been imposed with other customs administrative penalties through the network; and

3. Further checking the handling procedures for imported parts from the Issuer.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The Company has fulfilled the import declaration procedures for imported parts.

12. Other Challenge 12: About Sales Quantity of Electroplating Equipment (Index of Verification in Response to the Short-sell Report, No.15)

Challenge in the Short-sell Report (Short-sell Report, p.21):

“ACMR reported making far fewer electroplating machines indicated in interviews with two former executives with direct knowledge of the electroplating operation.”

Response:

I. Clarification by the Issuer

The output and sales volume of semiconductor electroplating equipment disclosed by the Company are accurate, which have been disclosed in “Section VI.III.(I) Output and Sales of Main Products” of the Prospectus, as detailed below:

8-4-1-89

“During the reporting period, the Company’s output and sales were as follows:

Unit: Set

Product Category	Item	Jan.-Jun. 2020	2019	2018	2017
Semiconductor cleaning equipment	Output	19	28	22	11
	Sales	13	26	21	11
	Sales-output ratio	68.42%	92.86%	95.45%	100%
Semiconductor electroplating equipment	Output	1	4	-	1
	Sales	-	4	1	-
	Sales-output ratio	-	100%	-	-
Advanced packaging wet process equipment	Output	7	9	13	7
	Sales	10	7	6	7
	Sales-output ratio	142.86%	77.78%	46.15%	100%”

Since its establishment, the Company has been dedicated to the R&D, production and sales of semiconductor special equipment. ACMR, the controlling shareholder of the Company, was established in 1998, and since then has been engaged in the R&D of semiconductor special equipment. In 2005, ACMR invested in the establishment of the Company’s predecessor ACMSH (before restructuring) in Shanghai, and also invested the right to use the semiconductor special equipment-related technologies developed by ACMR in the early stage therein. On the basis of such technologies, the Issuer has carried out further technological development and innovation, and continued the technical R&D and technology accumulation of semiconductor special equipment.

After years of R&D and marketing promotion of the back-end advanced packaging electroplating equipment as one of its early business directions, the Company obtained orders for the same from JCET in 2018. The front-end copper interconnection electroplating equipment was ordered by Huahong Group in 2019.

8-4-1-90

(i) Semiconductor electroplating equipment formed by production

Changes in the output of semiconductor electroplating equipment of the Company in 2017, 2018 and 2019 were as follows:

Project No.	2017				2018			2019			Revenue recognition time
	Opening unfinished goods	Start production	Output	Closing unfinished goods	Start production	Output	Closing unfinished goods	Start production	Output	Closing unfinished goods
40201		1	1								2018
40202					1		1		1		2019
40203					1		1		1		2019
40204					1		1		1		2019
40205								1	1		2019
40206								1		1
40207								1		1
40208								1		1
Total		1	1		3		3	4	4	3

(ii) Semiconductor electroplating equipment formed by R&D

Before 2016, the Issuer formed two semiconductor electroplating equipment prototypes in the R&D process. During the Reporting Period, no sales order was placed for the two prototypes, and in other words the Issuer has not sold the same.

In sum, from 2017 to 2019, the Company only produced and sold 5 sets of semiconductor electroplating equipment. The Company has not hidden the income and profit of semiconductor electroplating equipment.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Interviewing the general manager of the Issuer to understand the production of its products;

2. Checking the sales orders of the Issuer’s semiconductor electroplating equipment;

3. Having access to the memorandum book of R&D prototypes to understand the management and sales of such prototypes; and

4. Acquiring the certificate of non-violation of laws and regulations issued by the competent tax authority of the Issuer.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the output and sales of electroplating equipment:

1. Checking from the Issuer on the time of being granted the electroplating business orders;

2. Checking the input and output of the Company’s electroplating equipment; and

8-4-1-91

3. Further checking the management and sales of electroplating equipment R&D prototypes.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The output and sales of semiconductor electroplating equipment disclosed by the Issuer are accurately reported.

13. Other Challenge 13: About Supplier (Index of Verification in Response to the Short-sell Report, No.34)

Challenge in the Short-sell Report (Short-sell Report, pp.38-39):

“Our interviews with suppliers show a disparity with company representations.”

Response:

I. Clarification by the Issuer

The procurement from key suppliers disclosed by the Company is true and accurate. The Company has disclosed the amount, proportion and contents of purchase from the key suppliers in “Section VI.IV(II) Procurement from the Top Five Suppliers” of the Prospectus.

The Short-sell Report alleges that the interviews with ACMR’s suppliers show a disparity with the information disclosed by the Company, as detailed below:

Name of Supplier	Challenge in the Short-sell Report	Actual Situation
NINEBELL Co., Ltd.
ACMR owns 20%. Original company rents out office printers to businesses. Current business appears to do software integration for robotic parts. A longtime ACMR executive told us that NINEBELL is simply a pass-through for ACMR. We believe NINEBELL has no original technology.

NINEBELL is the key supplier of robotic arm having its own R&D team, who can well cooperate in the Company’s diversified and different types of robotic arms, with fast delivery and good service. For details, please refer to “Core Challenge 5: About NINEBELL” in Part A hereof.

ACMR
ACMR discloses that the U.S. company purchases parts and ships them to China. However, U.S. bills of lading show no exports by ACMR. Because the volume of manufacturing is small - about 25 machines per year - and the most valuable parts are relatively small, the parts could be carried into China, thus avoiding import tariffs.
Please refer to “Other Challenge 11: About Overseas Procurement” in Part B hereof.
MKS Instruments
We spoke with eight company representatives. Seven said ACMR was not a client. One named all the company’s clients and insisted “I can confirm that ACMR is not a direct client.” The eighth said that ACMR is a client but he could not say anything further.

Direct business with MKS began in 2011; initially it is valves and pressure gauges that were purchased from it; in 2015, the first ozone generator was purchased, and the purchase amount increased year by year; in 2018, MKS required the Company to change its supplier from MKS Instruments (Shanghai) Ltd. to MKS Instruments (Hong Kong) Limited from April 2018 due to its internal adjustment.

8-4-1-92

GPM- Goodwill Precision Machinery (Suzhou) Co., Ltd.
We made four calls to this company. One, to the company’s switchboard, was an automatic hang-up. One employee said that the company “sells some low-end products” to ACMR. Another said that ACMR is a customer for pre-assembled product.
Key supplier of chamber parts
C&U	We spoke with four executives of this company, and none had heard of ACMR.	The Issuer has never purchased from it.
Product Systems Inc. (ProSys)
A sales rep told us that ACMR makes purchases in California. ProSys sources commented that ACMR is an assembler and integrator but not an originator of technology. The ProSys sales agent in China, Leadin Way, does not make any sales to ACMR.
ACMR purchased megasonic generator through Product Systems Inc. USA, the key supplier of key component of megasonic cleaning equipment.
Nomura Micro Science Ltd.	Nomura Micro Science is not represented in China. ACMR jointly owns a patent with Nomura.	The patent that ACMSH jointly owns with it has been disclosed in the Prospectus.
DOUBLE MERITS HOLDINGS LIMITED	The only company we can find called “Double Merits” is identified by Bloomberg as an asset management company.	PINASON (Shanghai) Co., Ltd. acts as the agent of white knight pump and process technology heater, which has registered Double Merits Holdings Limited overseas to carry out the business of USD orders
SAS Technology Limited	A representative of the company said that ACMR is a client.	Supplier of pump
Tokyo Keiso (Beijing) Instrument Co., Ltd.	A representative of the company said that ACMR is a client and that sales volume to them grew 30-50% in 2019.	Supplier of flowmeter
Fujikin of China, Inc.	We spoke with three executives of this company. Two said that ACMR is not a client, and one of them checked an internal client list to confirm.	Key supplier of gas panel, which also supplies all kinds of stainless steel joints, valves, MFC and other gas components
Shanghai Molan Electromechanical Equipment Co., Ltd.	An executive said that ACMR is a client.	Supplier of electronic modules

8-4-1-93

Wuxi Paisi Technology Co., Ltd	An employee of this company said that Wuxi Paisi has provided PVC welding services to ACMR for cabinet shells.	Supplier of cabinet
Advance Electric America Co., Inc
ACMR purchases components from Advance in the United States. But it would be easy to buy components in China: Advance’s agent in China in Lush Mount (http://www.lush-mount.com/). We spoke with three Lush Mount representatives. They acknowledged that ACMR was a client but a small one: “We sell very little to ACMR, not even the value of a car.”

Advance only sells valve bodies with relatively backward styles through Chinese agents; the Company purchased customized valve bodies from Advance Electric America Co., Inc.; it did not purchase the customized valve bodies required from domestic Chinese agents.

Harrington Industrial Plastics	Harrington sells products to ACMR. The company does not sell products in China or have an agent there.	Flarelink joints were purchased from it.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Interviewing the general manager and the procurement director of the Issuer to understand the procurement of the Company;

2. Interviewing the key suppliers of the Issuer to understand the cooperation background, business dealings and whether there is any relationship between the Company and the suppliers; and

3. Having access to the purchase orders or contracts with the suppliers to check the authenticity of the purchases.

After the release of the Short-sell Report, the Sponsor has further performed the following procedures with respect to the Company’s suppliers:

1. Further checking the business between the Company and its suppliers from the procurement director of the Issuer; and

2. Having access to the interviews with suppliers and the purchase orders, and conducting comparative analysis with the information of suppliers provided by the Issuer.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

The Issuer has accurately disclosed the specific information on the aforesaid suppliers.

8-4-1-94

14. Other Challenge 14: About Machines Bearing the Ultra Trademark on Premises at NINEBELL (Index of Verification in Response to the Short-sell Report, NO.19)

Challenge in the Short-sell Report (Short-sell Report, p.23):

“ACMR’s key supplier in Korea, NINEBELL Co. Ltd. stores finished inventory for ACMR. When our investigator visited NINEBELL, on premises were ACMR machines bearing the Ultra trademark. NINEBELL is disclosed as a supplier to ACMR, not a sales agent; the fact that machines are on premises at NINEBELL indicates that they are being sold by a third party.”

Response:

I. Clarification by the Issuer

The Company has accurately recognized its revenue, whose details of equipment sales during the Reporting Period have been disclosed in “Q14.3” and “Q15.1” of the Reply to the Letter of First Round Review-related Inquiries.

(i) Reasons why the machines on premises at NINEBELL bear company trademark

During the Reporting Period, NINEBELL was the key supplier of robotic arms, a key part of the Company’s equipment. The robotic arms purchased by the Company from NINEBELL are complete sets of system products, composed of robotic arms, wafer handling platforms, robot control modules and equipment racks. With respect to the equipment rack, the appearance, shape and size are provided by the Company according to the different requirements of customers and then designed and purchased by NINEBELL itself. NINEBELL will assemble the robotic arm, wafer handling platform, robot control module and other supporting components in the equipment rack, and deliver the products to the Company after debugging and testing. The Company, for ease of subsequent assembly, testing and sales of other parts, requested NINEBELL to print the trademarks of relevant products and equipment of the Company on the equipment rack.

In sum, the machines with company trademark on premises of NINEBELL are the equipment racks for assembling robotic arms and their supporting components. It is reasonable that such machines bear the trademark.

(ii) The Company’s revenue is true and accurate

The Company has recognized its revenue, which is reported accurately, according to its revenue recognition policy. Details of the equipment sales during the Reporting Period have been accurately disclosed by the Company, without undercount of revenue.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Interviewing the procurement director of the Issuer to check the specific situation of robotic arms purchased by the Company from NINEBELL;

2. Interviewing the CEO of NINEBELL to check the cooperation background and procurement content between NINEBELL and the Company;

8-4-1-95

3. Having access to sales details and relevant sales contracts, checking the EX-warehouse records, customer receipt records, acceptance forms and relevant sales collection records of relevant sales products to verify the authenticity of sales revenue;

4. Checking the sales mode of the Issuer during the Reporting Period through interviews;

5. Seeking confirmation on the income and accounts receivable from key customers by sending letters; and

6. Interviewing customers to understand their business relationship with the Issuer.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to NINEBELL:

1. Further checking from the Issuer’s procurement director about the process of purchasing robotic arms by the Company and the reasons for the equipment with company trademark on premises of NINEBELL;

2. Further checking from NINEBELL about the reasons for the equipment with the company trademark on its premises and whether it purchased equipment for the Issuer; and

3. Reexamining and checking the sales details, contracts, EX-warehouse records, acceptance forms and payment receipts concerning the Company’s products.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

It is reasonable that the machines on premises at NINEBELL, which are the equipment racks for assembling robotic arm and their supporting components, bear company trademark; the Company’s revenue is accurately reported.

15. Other Challenge 15: About Warranty Fee (Index of Verification in Response to the Short-sell Report, No.9)

Challenge in the Short-sell Report (Short-sell Report, p.13):

“Warranty. We estimate the gap between cash outflow for parts and inflow under “other” income at roughly $11 mln. This may be under-reported warranty or out-of-warranty service repair expense.”

Response:

I. Clarification by the Issuer

During the Reporting Period, adequate provisions have been made for the after-sales service fees of the Issuer. The Issuer has disclosed the after-sales service fees in “Q26.1” of the Reply to the Letter of First Round Review-related Inquiries.

8-4-1-96

It is unreasonable for the Short-sell Report to compare the “other cash received relating to operating activities” and “other cash paid relating to operating activities” in the cash flow statement with the cash inflow for parts. Pursuant to the Chinese accounting standards for business enterprises, “other cash received relating to operating activities” refers to the cash received from operating activities, such as government subsidies received and penalty incomes, other than “cash received from sales of goods and rendering of services” and “tax refunds received,” etc. “Other cash paid relating to operating activities” refers to the cash paid for operating activities, such as period expenses and penalty expenses, other than “cash paid for goods and services,” “cash paid to and for employees” and “various taxes and fees paid,” etc. JCAP was unclear about the Chinese accounting standards for business enterprises, mistakenly identifying the “other cash received relating to operating activities” and “other cash paid relating to operating activities” in the cash flow statement as the cash flow for “other business” in the operating income of the Issuer.

During the Reporting Period, the Company’s actual after-sales service fees in comparison of the provisions made for after-sales service fees are as follows:

Unit: RMB10,000

Item	Jan.-Jun. 2020	2019	2018	2017
Actual after-sales service fees	140.75	471.14	244.10	1,046.02
Provisions for after-sales service fees	569.48	1,360.12	1,174.57	1,337.49

During the Reporting Period, the actual after-sales service fees of the Company were RMB10.4602 million, RMB2.441 million, RMB4.7114 million and RMB1.4075 million respectively. In 2016 and 2017, the Company sold more products with new technology, and customers put forward more rectification requirements during use, as a result of which, the Company used more materials for after-sales services to meet the customer requirements. Therefore, the actual after-sales service fees of the Company in 2017 were comparatively high. In 2018, 2019 and January to June 2020, with the improvement of process maturity and stability of the Company’s equipment, the actual after-sales service fees have decreased compared with those in 2017.

During the Reporting Period, the Company’s provisions for after-sales service fees were greater than the actual after-sales service fees, representing the adequate provisions made by the Company for the after-sales service fees. The above information has been disclosed and clarified in “Q26.1” of the Reply to the Letter of First Round Review-related Inquiries.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Checking and evaluating whether the management’s accounting estimate of the accrued liabilities recognition is rational by reviewing the sales policies and sales contracts, communication with the management and analysis of relevant documents;

2. Reexamining the process of making provisions for accrued liabilities, including the base and fee rate for provision, etc.; and

8-4-1-97

3. Comparing the provisions of the previous period and the actual amount to evaluate whether the provisions made for the accrued liabilities in the current period is rational.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the after-sales service fees:

Further reexamining the process of making provision for accrued liabilities, including the base and fee rate for provision, etc.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

It is unreasonable and incorrect for the Short-sell Report to identify the “other cash received relating to operating activities” and “other cash paid relating to operating activities” in the cash flow statement as the cash flow for sales of parts among “other business” in the operating income of the Issuer.

16. Other Challenge 16: About ACMR’s Information Disclosure on Agent (Index of Verification in Response to the Short-sell Report, No.13)

Challenge in the Short-sell Report (Short-sell Report, p.18):

1. “

At least three of these agents are related parties whose relationship has not been disclosed to U.S. investors.”

2. “Lida is responsible for 41% of ACMR 2019 sales and is owned by an undisclosed related party. The ¥15.26 mln commission that ACMR reported paying to Lida in 2019 represented 45% of Lida’s income. These facts are disclosed to the Chinese regulator in response to questions about the draft registration document. But the English-language 8-K fails to mention these things.”

8-4-1-98

Response:

I. Clarification by the Issuer

(i) Information Disclosure by ACMR on the Issuer’s IPO

According to the information disclosure documents of ACMR, ACMR has made the following written information disclosures on the IPO of the Issuer:

1. ACMR has disclosed the information relating to the IPO, such as the listing plan of ACMSH, the introduction of investors, the investment projects with raised funds, the English translation of ACMSH’s Prospectus as well as the commitments executed by ACMSH’s controlling shareholder and de facto controller, etc., in the regular reports or interim reports among its filings with the U.S. Securities and Exchange Commission (“SEC”).

2. ACMR has issued relevant press releases on its official website (at https://www.acmrcsh.com/, the same below) discussing or mentioning the IPO, including the plan and schedule of the IPO of the issuer, as well as the two rounds of pre-IPO equity financing.

3. ACMR has made references to the IPO in certain Investor Presentations that have been posted on its website.

In sum, ACMR has made disclosures with respect to the IPO in its filings with the SEC, which it believes, after consultation with its U.S. lawyers as to SEC disclosure requirements, are appropriate and compliant.

(ii) The SEC Does Not Require Disclosure of Detailed Information on Agent

1. ACMR has disclosed the practice of paying commissions to its third-party agents in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its annual report. After consultation with its U.S. lawyers, ACMR understands that SEC disclosure requirements generally do not require that a reporting company specifically identify its third-party agents, absent the status of those agents as “related parties.” In accordance with the relevant SEC disclosure requirements (Regulation S-K Item 101, Description of Business), ACMR is required to disclose a customer’s name and its relationship with the company if sales to that customer are 10% or more of the company’s consolidated revenues and the information is material to an understanding of the company’s business, but no similar disclosure is required with respect to third-party agents.

2. After consultation with its U.S. lawyers with respect to the scope of applicable SEC disclosure requirements, ACMR understand that a listed company might be required to identify its agents as “related persons” in the following circumstances:

The SEC disclosure requirements (Regulation S-K Item 404, Transactions with related persons, promoters and certain control persons) require that ACMR describe any transaction in which ACMR was or is to be a participant if (a) the amount involved exceeds $120,000 and (b) any related person had or will have a direct or indirect material interest. A “related person” of a company is defined to be: (1) an executive officer or director (or director nominee) of the company, (ii) a shareholder owning more than 5% of any class of the company’s voting securities, or (iii) an immediate family member of any of the above.

8-4-1-99

As no agent of the Issuer is a related person as defined by SEC disclosure requirements, ACMR believes it is not required to disclose the information of agents in related-party transactions.

3. In conclusion, based upon an analysis of the facts in accordance with the disclosure obligations identified by the U.S. lawyers, the information disclosure filings by ACMR with the SEC comply with the relevant SEC disclosure requirements and there are no relevant NASDAQ listing rules, Delaware laws or other applicable laws or regulations of the SEC governing information disclosure that require ACMR to disclose specific detailed information on agents that are not within the definition of related parties. Therefore there is no legal basis for the Short-sell Report to challenge that ACMR failed to disclose the relevant information on agents.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing legal guidance provided to ACMR by overseas lawyers, reviewing Regulation Fair Disclosure of the SEC on Selective Disclosure and Insider Trading and the NASDAQ listing rules, having access to the websites of the SEC and ACMR to check the information disclosure documents of ACMR such as announcements, press releases and investor presentations related to the IPO issued by ACMR, and checking the relevant information disclosure by ACMR on the carve-out concerning the listing of the Issuer on the STAR MARKET;

2. Reviewing legal guidance provided to ACMR by overseas lawyers and the information disclosure documents of ACMR to confirm that the information disclosures of ACMR after its listing on NASDAQ have not been subject to any government investigation, lawsuit, arbitration or administrative punishment, or any NASDAQ inquiry for non-compliance with relevant laws and regulations; and

3. Reviewing the annual reports and quarterly reports of ACMR to understand its disclosures relating to agents.

After the release of the Short-sell Report, the Sponsor performed the following further procedures with respect to the foregoing:

1. Seeking the legal guidance of overseas lawyers through e-mail to assist in determining whether ACMR’s disclosure of information with respect to the agents complies with laws and regulations; and

2. Reviewing relevant provisions of the SEC Disclosure Requirements (Regulation S-K Item 101, Description of Business and Regulation S-K Item 404).

8-4-1-100

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. ACMR has made information disclosures concerning the IPO, and the disclosure of information by ACMR after its listing on NASDAQ complies with relevant laws and regulations, does not involve any government investigation, lawsuit, arbitration or administrative punishment, and has not received any SEC or NASDAQ inquiry with respect to the IPO;

2. The information disclosure filings by ACMR with the SEC comply with the relevant SEC Disclosure Requirements. There are no relevant NASDAQ listing rules, Delaware laws and applicable laws and regulations of the SEC governing information disclosure that require ACMR to make information disclosure on agents. There is no legal basis at all for the Short-sell Report to challenge that ACMR failed to disclose the relevant information on agents.

17. Other Challenge 17: About Other Challenges (Index of Verification in Response to the Short-sell Report, No.1, 2, 31, 35)

Challenge in the Short-sell Report (Short-sell Report, pp.2, 3, 4, 33, 34, 41):

1. “The team around ACMR is better known for stock promotion than for management. The former ACMR CFO, Xu Min, who left soon after the IPO to join China Online Education Group, was previously CFO of well-known fraud UTStarcom. Before that, Xu was a research analyst at Roth covering cleantech. Lisa Yilu Feng, CFO of the China subsidiary, formerly worked at Lumenis, an Israeli company at which two top executives were charged with revenue accounting fraud to inflate sales.

The company’s auditor is Daniel Ho of BDO Shu Lun Pan. He has audited other companies widely regarded as frauds such as Orient Paper, now a penny stock trading as IT Tech, and Origin Agritech (SEED).”

2. “We visited the ACMR office in California. The company reports five staff there. No one was on premises between 3:30 and 5 in the afternoon on a Wednesday. The company reports it pays $3,600 per month for the space; neighbors with similar spaces told us they paid from $1,400-$1,700. The amount, if overstated, is immaterial. But over months of looking at this company, we have come to feel that every number it publishes is inflated.”

3. “The company is pushing to IPO substantially all the company assets in Shanghai in order to raise cash. This will significantly dilute U.S. investors.”

Response:

I. Clarification by the Issuer

(i) Clarification on the Company’s CFO and ACMR’s Auditor

LISA YI LU FENG, the CFO of the Company, did not participate in the accounting fraud to inflate sales of Lumenis, Ltd. alleged in the Short-sell Report; Daniel Ho, an employee of the auditor of ACMR, did not fail to discover due to incompetency accounting frauds as referenced in the Short-sell Report; MIN XU, the former CFO of ACMR, based on his tenure, had nothing to do with the frauds of UTStarcom referenced in the Short-sell Report.

8-4-1-101

The Short-sell Report mismatches events and people at different time points, thereby misleading investors, as detailed below:

1. According to the relevant announcements of UTStarcom, on July 24, 2007, UTStarcom released a self-examination report, indicating that an amount of USD28 million as stock incentive expenses was overstated in its financial statements in the preceding five years due to the adoption of a wrong option award date, resulting in a decrease in the company’s net profit. The audit committee under UTStarcom’s board of directors, after consultation with the company’s management, determined that the company’s previously submitted financial statements from 2000 to 2006 would no longer be reliable.

MIN XU served as CFO of UTStarcom from August 21, 2014 to November 11, 2016, and served as CFO of ACMR from November 14, 2016 to January 24, 2018.

In sum, MIN XU has not associated with the relevant matters mentioned in UT Starcom’s self-examination report.

2. LISA YI LU FENG, the CFO of the Company, never participated in the accounting fraud to inflate sales of Lumenis in Israel mentioned in the Short-sell Report. The Short-sell Report suggests that LISA YI LU FENG may have been involved in the alleged misconduct. According to the statement made by LISA YI LU FENG, there are misleading statements in the Short-sell Report: (1) the Lumenis-related event as referred to in the Short-sell Report is based on a lawsuit filed by the U.S. Federal Communications Commission against the CEO and CFO of Lumenis with respect to their inflating revenue in 2002 to 2003; (2) during this period, LISA YI LU FENG served as accounting director and was responsible for the general payments and receipts of several specific balance sheet accounts of Lumenis’s US subsidiary (acquired by Lumenis from Coherent Inc.); (3) LISA YI LU FENG neither had knowledge of nor participated in the revenue recognition reporting process of the parent company Lumenis, Ltd, which was headquartered in Israel; and (4) due to the existence of a multi-level executive directors, LISA YI LUFENG did not report directly to the CFO in the organization.

Margaret Lin, a manager of Lumenis and the direct supervisor of LISA YI LU FENG, made a statement on this regard, confirming that LISA YI LU FENG had no decision-making as to the recognition of revenue during the period from 2001 to June 2003, when she worked for Lumenis, Ltd.

Based on the above, the Company believes that LISA YI LU FENG has never been involved in the accounting fraud to inflate sales of Lumenis, Ltd., as alleged in the Short-sell Report.

3. Daniel Ho is a certified public accountant. The Short-sell Report alleges that “Daniel Ho has audited other companies widely regarded as frauds” to imply Daniel Ho was incompetent and failed to detect accounting frauds, which is misleading.

(1) Orient Paper, Inc.

Orient Paper, Inc, a US-listed company (“Orient Paper”) at the time, was sold short by short sellers in 2010. The  short-sell report pointed out that the company overstated profits and that the production and operation of its plants were far lower than the “scale and degree” shown by its financial data.

Orient Paper engaged Loeb & Loeb, Deloitte Financial Consulting Services Limited and TransAsia Layers to jointly investigate the relevant charges. However, the 4-month investigation found nothing to support the short sellers’ assertions.

8-4-1-102

The SEC began an informal investigation into Orient Paper in December 2010. In July 2013, Orient Paper announced that it had received notice from the SEC that SEC had completed an investigation into the company without intention to take any enforcement action.

Daniel Ho was responsible for the audit of Orient Paper in the fiscal year 2016, prior to which, he had never been involved in the audit thereof. Moreover, Orient Paper has not been found by the SEC upon up to three years of investigation to be fraudulent.

(2) Origin Agritech Ltd. (SEED)

BDO CHINA SHU LUN PAN CERTIFIED PUBLIC ACCOUNTANTS LLP (“BDO”) was the auditor of Origin Agritech Ltd. from the fiscal year ended September 30, 2011 until January 3, 2020, when the audit committee and the board of directors of Origin Agritech Ltd. decided to hire BF Borgers CPA PC to replace BDO with respect to audit services.

Daniel Ho worked on BDO’s audit of Origin Agritech, Ltd. since the end of fiscal year 2018, before which he had never participated in the audit work for BDO.

To the best of BDO’s knowledge, Origin Agritech, Ltd. has never been accused by short sellers or other as engaging in fraud, nor has any event been found to have an impact on the financial statements of Origin Agritech, Ltd. audited by BDO.

Based on the above, the Company considers the assertion in the Short-sell Report that “Daniel Ho has audited other companies widely regarded as frauds such as Orient Paper, now a penny stock trading as IT Tech, and Origin Agritech (SEED)” as misleading.

(ii) Clarification on the working hours and rent of ACMR

Due to the COVID-19 outbreak in the United State, ACMR has encouraged employees to work from home as much as possible. Therefore, the point in the Short-sell Report that “no one was on premises between 3:30 and 5 in the afternoon on a Wednesday” does not suggest any wrong-doing on that specific day.

The Issuer has disclosed in “Section VII.X.(II) Non-recurrent Related-party Transactions” of the Prospectus about the Issuer subletting partial space of ACMR to ACM CA:

 “On January 1, 2020, ACM CA, a subsidiary of the Company, signed a sublease agreement with ACMR, stipulating that ACMR shall sublet 50% of the office space at 42307 Osgood Road, Room B, Suite I, Fremont, CA94539 that it leases from D&J Construction. Inc. to ACM CA for a period from January 1, 2020 to March 31, 2021, at a monthly rent of USD1,650.00 from January 1, 2020 to March 31, 2020, and USD1,695.00 from April 1, 2020 to March 31, 2021.”

In the Short-sell Report, it is asserted that ACMR reports it pays USD3,600 per month for the space. Such rent was the overall monthly rent (including the partial space sublet to ACM CA) from April 1, 2020 to March 31, 2021. The reason for the difference between 50% of the monthly rent of USD3,600 and the monthly rent disclosed by the Issuer is that the monthly rent disclosed by the Issuer does not include the maintenance cost of the leased public area.

8-4-1-103

The Issuer has compared the market price of the office space leased by ACMR with that of the nearby leased office space as follows:

Address	Monthly Rent
ACMR (42307 Osgood Road, room B, suite I, Fremont)	USD1.13 / sq ft
47800-47810 WestingHouse Dr, Fremont, CA	USD1.40 / sq ft
43297-43301 Osgood Rd, Fremont, CA	USD1.50 / sq ft
47811-47825 Warm Springs Blvd, Fremont, CA	USD1.30 / sq ft
41320 Boyce Rd, Fremont, CA	USD1.35 / sq ft
3777-3797 Spinnaker Ct, Fremont, CA	USD1.30 / sq ft

Note: The rental market prices of office spaces close in distance to and similar in size with the office space of ACMR are searched via Internet for the comparison.

As shown in the table above, the rental fee of ACMR’s office space in California is generally consistent with the local rental market price.

(iii) Clarification on the Company’s listing on the STAR Market diluting U.S. investors

The Company’s listing on the STAR Market, on the one hand, is to improve the popularity of ACMR in China; and on the other hand, is a result after consideration of the financing cost as the financial cost on the STAR Market in China is lower than that on the NASDAQ in the United States. The price of ACMR’s second capital increase on NASDAQ in August 2019 was based on ACMR’s market capitalization of about RMB1.6 billion; while the price of the two capital increases of the Company in the middle and end of 2019 was based on the Company’s market capitalization of about RMB5 billion. As a result, the IPO financing in China will be less dilutive to ACMR’s shareholders. The allegation in the Short-sell Report that “this will significantly dilute U.S. investors” is incorrect.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the questionnaire of LISA YI LU FENG and obtaining the certificate of non-violation of laws and regulations of LISA YI LU FENG; and

2. Having access to the leasing agreement on the office space in California between ACMR and ACM CA to check whether the disclosure is accurate.

After the release of the Short-sell Report, the Sponsor performed the following further procedures in response to other challenges:

1. Checking the relevant announcements of UTStarcom, as well as the relevant employment and resignation announcements of MIN XU in UTStarcom;

2. Reviewing the relevant announcements of ACMR to understand the resignation of MIN XU;

8-4-1-104

3. Reviewing the relevant statement of LISA YI LU FENG and the statement made by Margaret Lin, a manager of Lumenis and the direct supervisor of LISA YI LU FENG, on the relevant issues;

4. Reviewing the relevant statement of Daniel Ho;

5. Checking the local rental market price through the Internet, and comparing the same with that of ACMR; and

6. Reviewing the relevant industrial and commercial registration information on the Company’s capital increases in June and November 2019; and reviewing the announcements made by ACMR to understand the relevant situation of its refinancing.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The CFO of the Company did not participate in the accounting fraud to inflate sales of Lumenis, Ltd. as asserted in the Short-sell Report; Daniel Ho, an employee of the auditor of ACMR, did not fail to discover the accounting fraud due to incompetence as implied in the Short-sell Report; MIN XU, the former CFO of ACMR, judging from his tenure had nothing to do with the frauds of UTStarcom as implied in the Short-sell Report.

2. The rental fee paid by ACMR and the Issuer for the office space in California is basically in line with the local rental market price.

3. The Company’s listing on the STAR Market will not significantly dilute the U.S. investors.

18. Other Comments in the Short-sell Report (Index of Verification in Response to the Short-sell Report, No. 6, 27, 28, 29, 30, 36)

Other Comments in the Short-sell Report are mainly as follows (Short-sell Report, pp.8, 32, 33, 42):

1. Customers on the U.S. blacklist

"On September 8, shares of ACMR fell by 30% based on a rumor that the U.S. Department of Commerce would blacklist a key customer, Semiconductor Manufacturing International (SMIC). Shares in SMIC had closed down 23% in Hong Kong on September 4, following reports that the U.S. might blacklist the company. Being added to the U.S. “entity list” would mean that U.S. companies would need a special license to do business with SMIC. SMIC is currently on a S&P BBB- rating, just above junk bond level. Shares have come back, but we believe based on conversations with U.S. government sources that SMIC will ultimately be blacklisted. We think there is a possibility that all of ACMR’s Chinese customers—about 80% of sales, if SK Hynix is reclassified as Korean—will come under U.S. sanctions. Selling low-quality equipment for discount prices, ACMR is able to penetrate independent Chinese fabs that earn government subsidies for buying “domestic.” But ACMR will not penetrate companies like Intel and TSMC, which require reliability and a track record. That means that the ACMR market is much more vulnerable to U.S. sanctions than are peers.

8-4-1-105

2. Some assembly required

We have spoken with a half dozen production workers at ACMR’s Shanghai plant, with more than a dozen suppliers, and with customers. We have concluded that ACMR purchases valuable parts from third parties and performs a low-value assembly operation that principally entails connecting tubes (the machine “plumbing”) and electrical circuits and then testing the machines. That is contrary to the bull case on ACMR: company presentations constantly stress “differentiated megasonic technology” and “proprietary technology.”

A former longtime R&D employee of ACMR told us that when he joined the company, “I felt there was no technological content in their product. A components supplier who has known ACMR for a decade told us: “They don’t have much in way of R&D, a lab, manufacturing. It’s an assembly operation.”

A longtime ACMR sales executive told us customers identify products by searching images online. The company does not have a Chinese-language website, and a he told us that to find products, we should search Baidu. “That’s what I do. I search with the term ‘ACM Research semiconductor.’” Clients provide ACMR with specifications, and ACMR builds the machine to order, with assembly taking about two weeks and testing taking another two weeks.

By speaking with the suppliers, we learned that most of them sell to small factories that pre-assemble portions of the machines. The ACMR staff then connect up the plumbing and electrical circuits at the company’s factory in Shanghai and on customer premises.

3. ACMR U.S.

ACMR in California is the company’s largest supplier, purchasing “valves, contacts, etc.” in the United States and shipping them to China. This channel is rife with opportunity for hiding costs. Before 2019, ACMR was both a supplier and a “customer” for ACMR in China. That simply obscures the transaction chain for auditors.

4. Wafer-cleaning technology

Wafer-cleaning technology is a mature and low-margin area, and ACMR has opted to be a provider of complete equipment sets rather than a technological innovator. Single-wafer cleaning technology: “is actually the simplest part of the industry and the equipment is so simple,” an industry expert told us in a phone call. “And so low tech that Applied, Lam, Tokyo Electron don’t bother with it because it’s low tech. The technology really hasn’t changed a hell of a lot in 40 years.”

Response:

I. Clarification by the Issuer

(i) The Sanctions Imposed by the US Government on the Issuer’s Customers

In respect of Sino-US trade disputes, the Company has disclosed the following risks in “Section IV. II. (III) Risks of Escalated International Trade Dispute” of the Prospectus:

“(III) Risks of Escalated International Trade Dispute

8-4-1-106

The trade dispute between the US and China has escalated since 2018. The US government imposed additional custom duties on specific imported products originated from China in July, August, and September 2018, June and September 2019, and February 2020. For each round of changes in the custom duties imposed by the US, the Chinese government responded by imposing additional custom duties on specific products imported from the US. In the future, it is likely that the US and Chinese governments will continue to impose additional custom duties or set other trade barriers on specific products originated from each other.

The additional custom duties imposed by the US and Chinese governments, and the uncertainty in surrounding economies, could adversely affect the semiconductor industry, including the demands on semiconductor special equipment from wafer manufacturing, packaging, and testing enterprises. Further deterioration of trade policies, custom duties, additional taxes, export restrictions, or other trade barriers in the country of operation may adversely affect the production or sales capabilities of the Company’s customers and harm the operating conditions of the Company’s customers, leading to reduced demands of such customers for equipment products of the Company. In addition, if the Chinese government imposes additional custom duties on raw materials or parts purchased by the Company from the US, the operating costs of the Company may increase, leading to material adverse effects on the operating incomes, results of operation, or financial conditions of the Company.”

(ii) Assembly of the Issuer

1. Assembly

As a semiconductor special equipment enterprise facing international technology frontier and adhering to independent innovation, the Company follows the global industry practice, mainly engaging in technology and process research and development, product design and manufacturing, and providing equipment and process solutions for customers.

The Company itself hardly engages in parts processing business. It does not produce standard parts (valves, pumps, heaters, flow meters, etc.) and machining parts by itself, which are all purchased and outsourced. According to the design of the product, the Company has organized the purchase and outsourcing of parts and components, and has established a sound supply chain system in the US, Korea and Mainland China and maintained close cooperation with the core suppliers, thus ensuring the supply of key parts.

The Company’s core technology is the design of a core process chamber (including SAPS megasonic cleaning, TEBO megasonic cleaning, multi-anode local copper plating and stress-free polishing), the design and final software integration of wafer transmission, a chemical supply system and an electronic control system. After assembly and testing, the semiconductor equipment needs to be subject to strict verification and reliability testing on the production line. In the process of R&D, design and production of semiconductor equipment, great and long-term research and development efforts need to be put into the selection of valuable parts, pipeline layout and circuit design, the process of which is more than just component assembly. During the certification of the first customer Hynix’s single wafer SAPS megasonic cleaning equipment, the Company had to shut down the machine once every three months due to the poor selection of an electronic component type, the failure automatically disappearing after the machine was restarted. In order to find out the root cause of the failure, the Company installed a camera near the component for around-the-clock monitoring and took up to three months before getting to the bottom of the failure.

8-4-1-107

In sum, each part of semiconductor equipment must be selected and designed carefully, and be tested for a long term. Meanwhile, sophisticated arrangements are required to be made to the chemical pipeline as to the directional design and circuit layout, otherwise the process results and reliability of the equipment will be affected.

With the technical advantages through long-term R&D accumulation, the Company has formed differentiated proprietary technology in the semiconductor special equipment industry, so as to maintain its market position in the industry.

2. R&D

For the technical content of the Company’s products, please refer to the response in “(iv) Wafer Cleaning Technology” hereof.

The Company’s process laboratory in Shanghai is composed of 400 square meters of thousand-class ultra clean rooms and 80 square meters of first-class ultra clean rooms. The Company’s R&D personnel conduct demonstrative experiments for customers and the early equipment development in the R&D laboratory. According to the general practice of semiconductor equipment industry, the later process R&D and product technical verification is completed on the customer side, mainly because the customer has complete measurement equipment and product verification and production R&D line enabling continuous technical testing and verification for semiconductor equipment.

3. The Company Website

Since its establishment, the Company has always adhered to the global development strategy. With its English website, the Company can better connect with the international semiconductor special equipment industry, and rapidly expand to other countries and regions; in addition, the Company’s downstream customers are professional enterprises in the semiconductor industry who, through access to the Company’s English website, can more easily compare the product description, technical parameters and performance advantages of the Company with those of other international semiconductor special equipment enterprises.

Therefore, the Company has been conducting brand and product publicity using the English-language website of ACMR. The official website in Chinese language is being built to provide better services for customers and investors in Mainland China.

In addition, the Company generally develops new customers in two ways, of which one is referral by the existing customers or sales agents, and the other is search of the Company through its website by unknown customers. After a new customer takes the initiative to contact the Company, the Company will introduce in depth the standards and specifications of its existing products and equipment to the customers time after time, conduct necessary demonstrative experiments in its laboratory according to the special needs of the customer, determine the final equipment specifications and then move forward to business negotiation until the order is confirmed. Usually, such process requires repeated visits to the customer, which may take 3 months to 1 year, and even longer in case of a customer with special demands. After that, the Company will design and manufacture the equipment as per the order, with the whole manufacturing process to encompass purchasing parts (2 months), assembling (1 month) and testing (2-4 weeks).

8-4-1-108

The allegations in the Short-sell Report about intentional simplification of the sales and production process, and the possibility of determining product specifications by searching products on the Internet, are inconsistent with the facts.

(iii) ACMR

For the related-party transactions between the Company and ACMR, relevant disclosures have been made by the Company in “Section VII. X. (I) Recurrent Related-Party Transactions” of the Prospectus, as follows:

“During the Reporting Period, the Company purchased raw materials such as valves, sensors, joints, pumps and so on through ACMR. The main reason is that it is more convenient and economical to a certain extent for ACMR, an enterprise registered in the United States, to purchase products from American and Japanese suppliers. The price of raw materials purchased by the Company from ACMR was based on the price at which ACMR purchased from its suppliers, without obviously unfair price in relate-party transactions.

The Company has set up a subsidiary, ACM CA, to replace ACMR for purchasing raw materials as an agent in the United States, so as to thoroughly solve the recurrent related-party transactions of purchasing raw materials through ACMR.

No obviously unfair price in the related-party transactions between the Company and ACMR exists.”

(iv) Wafer Cleaning Technology

The importance of semiconductor cleaning in the chip manufacturing process has been disclosed by the Company in “Section VI.II.(III.3.(1) Cleaning Equipment” of the Prospectus, as follows:

“① Importance of semiconductor cleaning in the chip manufacturing process

Cleaning is an important process link throughout the semiconductor industry chain. It is used to clean the impurities that may exist in each step of semiconductor silicon wafer manufacturing, wafer manufacturing, and packaging and testing in order to prevent impurities from affecting the high-yield rate of chips and the performance of chips. At present, with the chip manufacturing process becoming more and more advanced, the requirements for the control of wafer surface pollutants are getting higher, and after each repetitive process such as photolithography, etching, and deposition, a cleaning process is required.

8-4-1-109

Semiconductor cleaning refers to the non-destructive cleaning of the wafer surface to remove particles, natural oxide layers, metal pollution, organic matters, sacrificial layers, polishing residues and other impurities in the semiconductor manufacturing process. The categories, sources and main harm of pollutants in semiconductor cleaning are as follows:

Pollutant	Source	Main Harm
Particles	Environment and other engineering processes	Affect the subsequent photolithography and dry etching processes, causing device short circuit.
Natural oxidation layer	Environment	Affect the subsequent oxidation and deposition processes, causing the electrical property to fail.
Metal pollution	Environment and other engineering processes	Affect the subsequent oxidation process, causing the electrical property to fail.
Organic matters	Dry etching byproducts and environment	Affect the subsequent deposition process, causing the electrical property to fail.
Sacrificial layer	Oxidation/deposition process	Affect specific subsequent processes, causing the electrical property to fail.
Polishing residues	Grinding fluid	Affect specific subsequent processes, causing the electrical property to fail.

In order to ensure the yield and performance of the chip, the above-mentioned various contaminants on the surface of the wafer need to be controlled within the range of process requirements during the wafer manufacturing process. All wafer manufacturing processes must be carried out in a strictly controlled purification environment. At the same time, it is necessary to evaluate whether the surface characteristics of the wafer meet the requirements of the process before each step. Currently, chip technology nodes are constantly improving, from 55nm, 40nm, 28nm to 14nm, 7nm and below, the requirements for the control of contaminants on the wafer surface are becoming higher and higher, and a cleaning process is required before and after repetitive processes such as photolithography, etching, and deposition process.

In the semiconductor silicon wafer manufacturing process, the polished silicon wafer needs to be cleaned to ensure its surface smoothness and performance, thereby improving the yield in the follow-up process; in the wafer manufacturing process, it needs to be cleaned before and after photolithography, etching, deposition and other key processes to remove polluting chemical impurities on the wafer and reduce the defect rate; in the packaging stage, it needs to go through TSV cleaning, UBM/RDL cleaning, etc. based on the packaging process. The technical requirements of the aforementioned cleaning process are one of the most important factors affecting the chip yield, quality and reliability.

As wafer manufacturing process continues to develop towards higher precision, the complexity of the chip structure is increasing, and the sensitivity of chips to impurity content is also increasing accordingly. Small impurities will directly affect the yield of chip products. In the hundreds of chip manufacturing processes, a large number of small pollutants will inevitably be generated or contacted. In order to minimize the impact of impurities on chip yield, the current chip manufacturing process has set up a cleaning process after repeated processes such as photolithography, etching, deposition, etc. The number of cleaning steps accounts for over 30% of all chip manufacturing process steps, the highest proportion among all chip manufacturing process steps. And as the technology node continues to progress, the number and importance of cleaning processes will continue to increase, and the demand for cleaning equipment will increase accordingly when the same chip manufacturing capacity is achieved.”

8-4-1-110

For example, the number of cleaning steps of dynamic memory under 20nm node (more than 200) reaches 1/3 of the total 600 process steps. In particular, the cleaning of small particles and 3D structure has become a challenge in the industry. The Company’s self-developed SAPS megasonic cleaning technology, which is the first in the world, solves the problem of uniformity on megasonic energy in the silicon surface, thus improving the efficiency of cleaning tiny particles on the plane; the TEBO megasonic cleaning technology fundamentally avoids bubble implosion through controlling the temperature inside the bubble, which in turn resulting in non-destructive cleaning on the fragile tiny 3D structure. The two technologies have solved the two major problems of megasonic cleaning technology that have plagued the global semiconductor industry for many years, for which the Company has applied for global patent protection to establish its leading position in the field of megasonic cleaning in the next decade or so. Recalling the global development of megasonic cleaning technology, from 2000 to 2010, many international semiconductor manufacturers and research institutions, including Applied Materials, were developing the next generation of megasonic cleaning technology, but they all gave up because of the above two major problems.

At present, Lam, TEL and other international well-known cleaning equipment enterprises are continuing to invest in the R&D of wafer cleaning technology, while there are also core cleaning products in the market.

Therefore, statements such as “single-wafer cleaning technology is actually the simplest part of the industry and the equipment is so simple” and “so low tech that Applied, Lam, TEL don’t bother with it because it’s low tech. The technology really hasn’t changed a hell of a lot in 40 years” included in the Short-sell Report are inconsistent with the facts.

(v) Conclusion

In sum, other comments on the Issuer in the Short-sell Report involve no challenge against the authenticity, accuracy and completeness of the disclosure of information by the Issuer.

II. Verification Procedures and Opinions

(i) Verification Procedures

Before the release of the Short-sell Report, the Sponsor performed the following verification procedures:

1. Reviewing the relevant reports on Sino-US trade disputes to analyze the risks faced by the Issuer;

2. Reviewing the fixed assets account of the Issuer to understand its machinery equipment and fixed assets;

3. Interviewing the general manager of the Issuer to understand its production mode, production process, as well as the development mode of new customers;

4. Accessing to the website of the Issuer and interviewing the general manager of the Issuer to understand the background and reasons for the establishment of the website;

5. Obtaining and comparing the sales orders between the Issuer and ACMR and those between ACMR and final customers to recheck the fairness of the sales price;

8-4-1-111

6. Reviewing the details of procurement by ACMR from its suppliers, and comparing the same with the details of procurement by the issuer from ACMR;

7. Reviewing the statements of ACMR to analyze its gross profit margins and expenses, etc.; and

8. Interviewing key customers and suppliers to check the authenticity and fairness of the business.

After the release of the Short-sell Report, the Sponsor performed the following further procedures in response to the above situation:

1. Reviewing and double-checking the disclosures of ACMR;

2. Inquiring the Issuer’s sales staff to check how the Issuer’s customers familiarize themselves with the products and the website; and

3. Checking the R&D situation of enterprises in the semiconductor cleaning equipment industry.

(ii) Verification Opinions

Upon verification, the Sponsor opines that:

1. The Issuer has disclosed the risks of escalated international trade disputes in the Prospectus;

2. The Issuer hardly engages in the business of parts processing, and has formed differentiated proprietary technology in the semiconductor special equipment industry with its technical advantages through long-term R&D accumulation;

3. It is reasonable for the Issuer to use the English-language website to publicize the brand and products;

4. No obviously unfair price exists in related-party transactions between the Issuer and ACMR;

5. Semiconductor cleaning technology is an important process link throughout the semiconductor industry chain, with high technical level;

6. Other comments on the Issuer in the Short-sell Report involve no challenge against the authenticity, accuracy and completeness of the disclosure of information by the Issuer.

 Part C - General Opinion of the Sponsor

The Issuer’s clarifications herein have covered the challenges in the Short-sell Report, and the Sponsor has conducted corresponding verification and rendered express verification opinions and conclusions thereon.

(Remainder hereof is intentionally left blank)

8-4-1-112

(Signature Page of the Verification Report of ACM Research (Shanghai), Inc. in Response to Media Challenges Concerning the Initial Public Offering and Listing of Shares on the STAR Market)
 By the Legal Representative:

ACM Research (Shanghai), Inc.
December 2, 2020

8-4-1-113

Statement of the Issuer’s Chairman
The undersigned, having taken perusal of the Verification Report of ACM Research (Shanghai), Inc. in Response to Media Challenges Concerning the Initial Public Offering and Listing of Shares on the STAR Market in full, confirms that the report content is authentic, accurate and complete without any misstatement, misleading representation or major omission.

By the Chairman:

December 2, 2020

8-4-1-114

(Signature Page of the Verification Report of ACM Research (Shanghai), Inc. in Response to Media Challenges Concerning the Initial Public Offering and Listing of Shares on the STAR Market by Haitong Securities Co., Ltd.)

For and on behalf of the Sponsor:

BOWEN ZHANG	LING LI

By the Sponsor’s Chairman:

JIE ZHOU

Haitong Securities Co., Ltd.

December 2, 2020

8-4-1-115

Statement of the Sponsor’s Chairman
The undersigned, having taken perusal of the Verification Report of ACM Research (Shanghai), Inc. in Response to Media Challenges Concerning the Initial Public Offering and Listing of Shares on the STAR Market in full and been clear about the verification procedures for the issues involved in the said report, the internal check and risk control process of his company, confirms that his company has verified such report with due diligence and found the same to be free from any misstatement, misleading representation or major omission, and will be liable for the authenticity, accuracy, completeness and timeliness of the aforesaid document correspondingly according to law.

  By the Sponsor’s Chairman:

JIE ZHOU

Haitong Securities Co., Ltd.
December 2, 2020

8-4-1-116